CAPITAL ONE, NATIONAL ASSOCIATION
as Administrative Agent and as a Lender
THE PERSONS WHO ARE OR HEREAFTER
BECOME PARTIES TO THIS LOAN AGREEMENT AS LENDERS,
and
THE PARTIES LISTED ON EXHIBIT B ATTACHED HERETO
as Borrowers

LOAN AGREEMENT

Dated as of: December 22, 2023
DOCUMENT PREPARED BY:
Jason Kaplan
Polsinelli PC
150 N Riverside Plaza, Suite 3000
Chicago Illinois 60606

LOAN AGREEMENT
CONA – Healthcare Trust, Inc.
92119388.8

TABLE OF CONTENTS

LOAN AGREEMENT – Page i
CONA – Healthcare Trust, Inc.
92119388.8

Section 5.18 Anti-Money Laundering/International Trade Law Compliance; Patriot Act.. 73

LOAN AGREEMENT – Page ii
CONA – Healthcare Trust, Inc.
92119388.8

Section 10.17 No Reliance on Administrative Agent’s Customer Identification Program. 103

LOAN AGREEMENT – Page iii
CONA – Healthcare Trust, Inc.
92119388.8

LOAN AGREEMENT – Page iv
CONA – Healthcare Trust, Inc.
92119388.8

EXHIBITS AND SCHEDULES
Exhibits A-1 – A-4	Description of Projects
Exhibit B	Names of Borrowers
Exhibit C	Loan Commitment
Exhibit D	Names of Tenants
Exhibit E Exhibit F Exhibit G	Form of Assignment and Assumption Form of Joinder Agreement Joinder Borrowers; Joinder Projects
Schedule 2.1 Schedule 2.1(b) Schedule 2.1(c)	Conditions to Advance of Loan Proceeds Request for TI/LC Advance Request for Joinder Advance
Schedule 2.5(b)	Required Repairs
Schedule 2.6	Form of ACH Authorization
Schedule 2.7	Sources and Uses
Schedule 4.1	Lease Termination Options; Prepaid Rent; Security Deposits; ROFRs; ROFOs
Schedule 5.1	Organization; Formation
Schedule 6.2	Compliance Certificate
Schedule 7.13	Form of Special Compliance Certificate
Schedule 11.19	Loan Allocations
Schedule 11.36	Post-Closing Obligations

LOAN AGREEMENT – Page v
CONA – Healthcare Trust, Inc.
92119388.8

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is entered into as of December 22, 2023 by and among CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association (“CONA”), as administrative agent and collateral agent for the Lenders (as defined herein) (in such capacity and together with its successors and permitted assigns, “Administrative Agent”), THE PERSONS WHO ARE OR HEREAFTER BECOME PARTIES TO THIS AGREEMENT as Lenders (together with their successors and permitted assigns, each a “Lender” and collectively, the “Lenders”), and THE PARTIES LISTED ON EXHIBIT B ATTACHED HERETO (AND ALL JOINDER BORROWERS LISTED ON EXHIBIT G OF THIS AGREEMENT THAT HEREAFTER JOIN AS AN ADDITIONAL BORROWER PURSUANT TO SECTION 11.37 OF THIS AGREEMENT), each a “Borrower” and collectively, the “Borrowers”).
ARTICLE 1
DEFINITIONS
Section 1.1Certain Definitions. As used herein, the following terms have the meanings indicated:
“Account Debtor” means “account debtor”, as defined in Article 9 of the UCC, and any other obligor in respect of an Account.
“ACH” has the meaning assigned in Section 2.6(c).
“ACH Authorization Form” means the form attached hereto as Schedule 2.6 to be executed by Borrowers authorizing ACH debits from Borrowers’ account designated therein for the payment of debt service and escrow payments required under Section 2.6 hereof.
“Acknowledgment and Agreement of Property Manager” means the Acknowledgment and Agreement of Property Manager executed by Property Manager in favor of Administrative Agent (on behalf of itself and the Lenders), as amended, restated, supplemented, or otherwise modified from time to time.
“Adena Health Center Project” means that certain Land described on Exhibit A-1 attached hereto, and medical office building or other facilities located on such Land, as applicable, and all related facilities, amenities, fixtures, and personal property owned by the Adena Health Center Project Borrower and any improvements now or hereafter located on the Land.
“Adena Health Center Project Borrower” means ARHC AHJACOH01, LLC, a Delaware limited liability company, together with its successors and permitted assigns.
“Adjusted Expenses” means actual operating expenses related to the Projects, on an accrual basis for the immediately preceding twelve (12) month period, unless indicated otherwise (in all circumstances, as the same may be reasonably adjusted by Administrative Agent), including: (i) recurring expenses as determined under GAAP (expressly excluding amortization and depreciation), (ii) real estate taxes, (iii) management fees (whether paid or not) equal to three percent (3%) of effective gross income (or the actual management fee paid, if higher) and (iv) a replacement reserve (whether reserved or not) of not less than $.25 per rentable square foot per annum. If operating statements for the period of time in question are not available, the operating statements covering any lesser period of time will be annualized to determine Adjusted Expenses.
LOAN AGREEMENT – Page 1
CONA – Healthcare Trust, Inc.
92119388.8

“Adjusted Net Operating Income” or “ANOI” means Adjusted Revenue less Adjusted Expenses, based upon the financial reports provided by Borrowers under Article 7 and approved by Administrative Agent in its reasonable discretion.
“Adjusted Revenue” means (i) the Projected Rental Revenue for the three (3) month period immediately following the testing date, plus the Revenue In Place Adjustment for the three (3) month period immediately following the testing date multiplied by (ii) four (4); provided, however, if actual occupancy of the Projects, in each case as determined on an individual Project basis (as applicable), exceeds 95%, Adjusted Revenue shall be proportionately reduced assuming an occupancy of 95% for Projects, taken as a whole, with multiple Tenants. Adjusted Revenue shall be calculated assuming an occupancy of 100% for Projects in each case as determined on an individual Project basis, as applicable, with a single Tenant.
“Adjustment Lease” means a Qualifying Lease which satisfies the following conditions:
(a)monthly rental payments under such Qualifying Lease are abated during the applicable testing period;
(b)the aggregate monthly rental abatements remaining under such Qualifying Lease as of the applicable testing date do not exceed the lesser of (i) one (1) month of remaining abatement per year of the remaining term of such Qualifying Lease (exclusive of any unexercised extension options) or (ii) ten (10) months remaining abatement during the remaining term of such Qualifying Lease; and
(c)such Qualifying Lease has a remaining term (exclusive of any unexercised extension options) of three (3) years or more as of the applicable testing date.
“Administrative Agent” has the meaning assigned in the preamble to this Agreement.
“Advanced Amount” has the meaning assigned in Section 10.18(d).
“Advisor” means Healthcare Trust Advisors, LLC, a Delaware limited liability company.
“Advisory Agreement” means that certain Second Amended and Restated Advisory Agreement, dated as of February 17, 2017, as amended by that certain Amendment No. 1 to Second Amended and Restated Advisory Agreement, dated as of July 25, 2019, by and among Advisor and REIT (as such agreement may be further amended and in effect from time to time).
“Affected Lender” has the meaning assigned in Section 2.13(a).
“Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an Affiliate of such Person. Each Borrower Party shall be deemed an Affiliate of Borrowers.
“Affiliated Manager” means any property manager in which Borrowers, or any Affiliate of Borrowers has, directly or indirectly, any legal, beneficial or economic interest.
“Agent Parties” has the meaning assigned in Section 10.14.
“Agreement” means this Loan Agreement, as amended, restated, supplemented, or otherwise modified from time to time.
LOAN AGREEMENT – Page 2
CONA – Healthcare Trust, Inc.
92119388.8

“Allocated Loan Amount” has the meaning assigned in Section 11.19(i).
“Anti-Terrorism Laws” has the meaning assigned in Section 5.18(f).
“Applicable Margin” means (a) when the Contract Rate is determined by reference to a Benchmark, three percent (3.0%) per annum, or (b) when the Contract Rate is determined by reference to the Base Rate, a spread (which may be positive or negative), which spread will approximate the Contract Rate calculated based on the Benchmark immediately prior to the implementation of the Base Rate.
“Approved Fund” means, with respect to Administrative Agent or any Lender, any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and (b) is advised or managed or co-managed by (i) Administrative Agent or such Lender, (ii) any Affiliate of Administrative Agent or such Lender or (iii) any Person (other than an individual) or any Affiliate of any Person (other than an individual) that administers or manages Administrative Agent or such Lender.
“Assignment and Assumption” means an assignment and assumption agreement duly executed by the parties thereto in connection with the assignment of all or any portion of the Loan in accordance with Section 11.3, to be in the form attached hereto as Exhibit E.
“Assignment of Hedge Agreement” means the Collateral Assignment of Interest Rate Protection Agreement dated of even date herewith, executed and delivered by Borrowers and the counterparty under the Hedge Agreement to Administrative Agent (on behalf of itself and the Lenders), as amended, restated, supplemented, or otherwise modified from time to time.
“Assignment of Leases and Rents” means the Assignment of Leases and Rents, executed by Borrowers for the benefit of Administrative Agent (on behalf of itself and the Lenders), and pertaining to the Leases, as amended, restated, supplemented, or otherwise modified from time to time.
“ASTM” means the American Society for Testing and Materials.
“Award” has the meaning assigned in Section 3.3.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank Secrecy Act” means the Bank Secrecy Act, 31 U.S.C. Section 5311, et seq.
“Bankruptcy Party” has the meaning assigned in Section 8.7.
“Base Rate” means, for any day, a floating interest rate per annum equal to the highest of (a) the rate of interest from time to time announced by CONA at its principal office as its prime commercial lending rate (it being understood that such prime commercial rate is a reference rate and does not necessarily represent the lowest or best rate being charged by CONA to any customer and such rate is set by CONA based upon various factors, including CONA’s costs and desired return, general economic conditions and other factors); (b) the sum of one half of one
LOAN AGREEMENT – Page 3
CONA – Healthcare Trust, Inc.
92119388.8

percent (0.50%) per annum and the Federal Funds Rate (which shall not be less than the Floor); and (c) SOFR calculated for each such day (giving effect to the Floor), in each instance, as of such day. Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in CONA’s prime commercial lending rate, the Federal Funds Rate or SOFR.
“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement Rate to the extent that such Benchmark Replacement Rate has become effective pursuant to Section 2.10(a).
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement Rate, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Administrative Agent and Borrowers giving due consideration to any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Benchmark with the applicable Unadjusted Benchmark Replacement Rate by a Relevant Governmental Body or any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the Benchmark with the applicable Unadjusted Benchmark Replacement Rate for U.S. dollar-denominated syndicated credit facilities at such time.
”Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement Rate, any technical, administrative or operational changes (including changes to the definition of “Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement Rate and to permit the administration thereof by Administrative Agent in a manner substantially consistent with market practice (or, if Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if Administrative Agent determines that no market practice for the administration of such Benchmark Replacement Rate exists, in such other manner of administration as Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” the earlier to occur of the following events with respect to the then-current Benchmark:
(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark permanently or indefinitely ceases to provide such Benchmark; or
(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Replacement Rate” the sum of: (a) the alternate benchmark rate that has been selected by Administrative Agent and Borrowers giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate
LOAN AGREEMENT – Page 4
CONA – Healthcare Trust, Inc.
92119388.8

by a Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities plus (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement Rate as so determined would be less than the Floor, the Benchmark Replacement Rate will be deemed to be the Floor for the purposes of this Agreement.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) are no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by Administrative Agent or the Required Lenders, as applicable, by notice to Borrowers, Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders.
“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement Rate has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.10 and (b) ending at the time that a Benchmark Replacement Rate has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.10.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Borrower(s)” has the meaning assigned in the preamble to this Agreement.
“Borrower Formation Documents” has the meaning assigned in Section 5.1(b).
“Borrower Materials” has the meaning assigned in Section 11.23(e).
“Borrower Party” means Borrowers and Guarantor.
“Borrowers’ Account” means the operating account of Borrowers’ Agent which is subject to the Deposit Account Control Agreement.
LOAN AGREEMENT – Page 5
CONA – Healthcare Trust, Inc.
92119388.8

“Borrowers’ Agent” has the meaning assigned in Section 6.5.
“Borrowers’ Knowledge” means the actual knowledge, without additional due diligence, of a Borrower in the regular course of its activities, including without limitation the knowledge of a Borrower acquired through its administration of the Leases, written information received from any Property Manager and written notices provided to a Borrower by State regulators and/or other governmental or quasi-governmental agencies having jurisdiction over the Projects.
“Breakage Amount” means an amount, as reasonably calculated by any Lender, equal to the amount of any actual out-of-pocket losses, expenses and liabilities that such Lender or any of its Affiliates sustains as a result of any payment of the Loan (or any portion thereof) on any day that is not a Payment Date (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise).
“Business Day” means any day other than a Saturday, Sunday, or a public holiday or the equivalent for banks generally under the applicable federal law and if no applicable federal law exists, then the applicable state law. In addition (i) when a Business Day is to be determined in connection with (a) notices and determinations in respect of the Benchmark, or (b) any funding, conversion, continuation, accrual period or payment (including prepayments) of the Loan during any period in which the Loan bears interest at the Benchmark, such day must also be a U.S. Government Securities Business Day, and (ii) if any Payment Date (or other date on which any payment is required under this Agreement or any other Loan Document) shall be due on a day that is not a U.S. Government Securities Business Day, such payment shall be made or shall be debited on the next succeeding U.S. Government Securities Business Day, however, the accrual period and the amount of payment shall remain unchanged notwithstanding the adjustment to the date of payment.
“Cap” has the meaning assigned in Section 3.1(h).
“Cash Flow Requirements” has the meaning assigned in Section 7.13.
“Casualty” has the meaning assigned in Section 3.2.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means the occurrence of any of the following, except as otherwise approved in advance in writing by Lenders in their sole and absolute discretion acting reasonably:
(a)before the Internalization, the Advisor or a replacement advisor consented to in writing by Administrative Agent, shall fail to be the advisor of the REIT or the Guarantor; or
LOAN AGREEMENT – Page 6
CONA – Healthcare Trust, Inc.
92119388.8

(b)any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of twenty percent (20%) or more of the equity securities of the REIT entitled to vote for members of the board of directors or equivalent governing body of the REIT on a fully-diluted basis; or
(c)after the Internalization, fewer than three-fifths of the members of the board of the directors of the REIT as of the date of the Internalization cease to be on the board of directors of the REIT or the Chief Executive Officer or Chief Financial Officer dies, becomes disabled or is replaced or resigns; provided it shall not be a “Change of Control” if a replacement executive of comparable experience and reasonably satisfactory to the Administrative Agent shall have been retained within six (6) months of such event; or
(d)the REIT, together with any Affiliates Controlled by the REIT, at any time ceases to own and Control, directly or indirectly, fifty-one percent (51%) or more of the issued and outstanding stock, partnership interests, or membership interests of Guarantor and Borrowers; or
(e)the REIT ceases to own and Control, directly or indirectly, one hundred percent (100%) of the general partnership interest of the Guarantor; or
(f)the Guarantor ceases to own and Control, directly or indirectly, (i) one hundred percent (100%) of the issued and outstanding stock, partnership interests, or membership interests of Borrowers other than Medical Center II – Peoria, AZ Project Borrower (for which Guarantor owns 95.915% of such Borrower).
in each instance in clause (d), free and clear of all liens, rights, options, warrants or other similar agreements or understandings, other than Liens in favor of Administrative Agent, for the benefit of the Secured Parties; and provided, that any Transfer of more than a twenty percent (20%) (or such lesser percentage as may be required from time to time to satisfy applicable regulatory requirements) direct or indirect interest in Borrowers shall be subject to completion of customer diligence by Administrative Agent and each Lender reasonably satisfactory to Administrative Agent and each Lender.
“CIP Regulations” has the meaning assigned in Section 10.17.
“Closing Date” means the date the Initial Funding Amount is funded by the Lenders.
“Code” means the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
“Collateral” means all real and personal property with respect to which Liens in favor of Administrative Agent (for the benefit of Lenders) are executed, identified or purported to be granted pursuant to the Loan Documents and which secure the Obligations described in the Loan Documents and the Secured Hedge Agreement, and includes, without limitation, all of Borrowers’ right, title and interest in, to and under all personal property, real property, and other assets that arise from, are used in connection with, are related to or are located at the Projects whether now owned by or owing to, or hereafter acquired by or arising in favor of Borrowers (including all personal property and other assets owned or acquired under any trade names, styles or derivations thereof), and whether owned or consigned by or to, or leased from or to, Borrowers, and regardless of where located.
LOAN AGREEMENT – Page 7
CONA – Healthcare Trust, Inc.
92119388.8

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Compliance Certificate” means the compliance certificate in the form of Schedule 6.2 attached hereto.
“CONA” has the meaning assigned in the Preamble to this Agreement.
“CONA Maximum Commitment Amount” means Fifty Million and no/100 Dollars ($50,000,000.00). For the avoidance of doubt, as of the Closing Date, CONA does not have a Commitment to make any advance pursuant to Section 2.1(c), and CONA (as with all other Lenders) shall not have any Commitment to make a Joinder Advance unless and until such time as CONA, in its sole discretion, executes and delivers a Joinder with respect to such Joinder Advance and each of the other conditions precedent set forth in Section 2.1(c) has been satisfied with respect to such Joinder Advance.
“Condemnation” has the meaning assigned in Section 3.3.
“Consent Required Provision” means any provision of the Major Lease concerning the square feet and location of the demised premises, lease term, rent (including base rent, operating and maintenance expenses, etc.), conditions for an extension of the lease term, subordination and attornment, insurance requirements, casualty and condemnation, assignment and subletting, indemnities, guaranty terms, release of a guarantor, monetary obligations on the landlord or a purchase option.
“Contest” has the meaning assigned in Section 12.1(b).
“Contract Rate” means (a) initially, a floating rate of interest equal to Term SOFR plus the Applicable Margin and (b) during any period in which the Benchmark is not Term SOFR, a floating rate of interest equal to the Benchmark Replacement Rate (or, if applicable, the Base Rate) plus, in each case, the Applicable Margin.
“Control” or “controls” means, when used with respect to any specified Person, the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interests, by contract, by its position with such Person as general partner or managing member, or otherwise (even if such power is subject to the right of other equity holders to exercise veto rights over major decisions, removal rights upon a material default in the controlling party’s obligations, or a forced sale right upon the occurrence of specified events); and the terms “Controlling” and “Controlled” have the meanings correlative to the foregoing.
“Covered Entity” has the meaning assigned in Section 5.18(f).
“Debt” means, for any Person, without duplication: (a) all indebtedness of such Person for borrowed money, for amounts drawn under a letter of credit, or for the deferred purchase price of property for which such Person or any of its assets is liable, (b) all unfunded amounts under a loan agreement, letter of credit, or other credit facility for which such Person or any of its assets would be liable or subject, if such amounts were advanced under the credit facility, (c) all amounts required to be paid by such Person as a guaranteed payment to partners or a preferred or special dividend, including any mandatory redemption of shares or interests, (d) all indebtedness guaranteed by such Person, directly or indirectly, (e) all obligations under leases that constitute capital leases for which such Person or any of its assets is liable or subject, and (f) all obligations of such Person under interest rate swaps, caps, floors, collars and other interest hedge agreements, in each case whether such Person or any of its assets is liable or subject contingently
LOAN AGREEMENT – Page 8
CONA – Healthcare Trust, Inc.
92119388.8

or otherwise, as obligor, guarantor or otherwise, or in respect of which obligations such Person otherwise assures a creditor against loss.
“Debt Service” means as of any Determination Date or other specified testing date, the sum of the annualized interest payable on the outstanding principal balance of the Loan, assuming a rate of interest equal to (i) for each portion of the Loan that is subject to a Hedge Agreement then in effect that complies with Section 2.9 (and for the avoidance of doubt, the replacement Hedge Agreement will be used for purposes of calculating Debt Service), the fixed rate specified in such Hedge Agreement plus the Applicable Margin, which shall apply to the portion of the Loan corresponding to the notional amount of such Hedge Agreement, (ii) for each portion of the Loan that is not subject to a Hedge Agreement, the Contract Rate in effect as of the applicable Determination Date or testing date (as the case may be) provided that with respect to a calculation of the Debt Service Coverage Ratio for the purpose of making a Loan advance, (a) the annualized interest payable on the outstanding principal balance of the Loan assuming the fixed rate specified in such Hedge Agreement plus the Applicable Margin, assuming that such Loan advance is outstanding on the date of calculation, which rate shall apply to the amount of such Loan advance; plus (b) the principal payments that would be due and payable during a twelve (12) month period for a hypothetical, amortizing loan in the principal amount of the Loan outstanding as of the applicable Determination Date or other specified testing date (as increased by the amount of the requested Advance, if applicable), calculated using a thirty (30) year mortgage style amortization schedule and an interest rate equal to six percent (6%).
“Debt Service Coverage Ratio” means the ratio of (i) Adjusted Net Operating Income for the Projects for a particular period, to (ii) Debt Service for such period.
“Default Rate” means the lesser of (a) the maximum rate of interest allowed by applicable law, and (b) five percent (5%) per annum in excess of the Contract Rate.
“Defaulting Lender” means a Lender that (a) has failed to fund any amounts to be funded under this Agreement or has given written notice to Borrowers, Administrative Agent, or any other Lender that it will fail to fund any amounts to be funded by such Lender after the Closing Date under this Agreement or otherwise fails to fund such amount under this Agreement, (b) is in default for failing to make payments under one or more syndicated credit facilities (unless subject to a good faith dispute), (c) has declared (or the holding company of such Lender has declared) bankruptcy or is otherwise involved in a liquidation proceeding and Administrative Agent has determined such Lender is reasonably likely to become a Defaulting Lender, or (d) is the subject of a receivership.
“Deposit Account Control Agreement” means individually and collectively, the control agreement, in form and substance reasonably satisfactory to Administrative Agent, among CONA (or another depository institution reasonably acceptable to Administrative Agent), Borrowers and Administrative Agent.
“Determination Date” means the last day of each calendar quarter commencing with the calendar quarter ending on March 31, 2024.
“Division Transaction” means, with respect to any Restricted Party that is a limited liability company, the adoption of a “plan of division,” the filing of a certificate of division” or the taking of any other action such that such Restricted Party (a) divides into two or more Persons (regardless of whether such Restricted Party survives such division) or (b) creates or reorganizes into one or more “series LLCs.”
“Dollars” and the sign “$” each mean the lawful money of the United States of America.
LOAN AGREEMENT – Page 9
CONA – Healthcare Trust, Inc.
92119388.8

“Early Opt-in Election” means the occurrence of:
(a)(i) a determination by Administrative Agent or (ii) a notification by the Required Lenders to Administrative Agent (with a copy to Borrowers’ Agent) that the Required Lenders have determined that U.S. dollar-denominated syndicated or bilateral credit facilities being executed at such time, or that include language similar to that contained in Section 2.10 are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the then-current Benchmark; or
(b)(i) the election by Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by Administrative Agent of written notice of such election to Borrower and the Lenders or by the Required Lenders of written notice of such election to Administrative Agent.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Copy” has the meaning assigned in Section 11.31.
“Electronic Signature” means (a) the signing party’s manual signature on a signature page, converted by the signing party (or its agent) to facsimile or digital form (such as a .pdf file) and received from the customary email address or customary facsimile number of the signing party (or its counsel or representative), or other mutually agreed-upon authenticated source; or (b) the signing party’s digital signature executed using a mutually agreed-upon digital signature service provider and digital signature process.
“Enforcement Action” has the meaning assigned in Section 12.1(b).
“Environmental Indemnity Agreement” means that certain Hazardous Materials Indemnity Agreement dated of even date hereof in favor of Administrative Agent (for itself and on behalf of the Lenders) executed by Borrowers and Guarantor with respect to the Projects, as amended, restated, supplemented, or otherwise modified from time to time.
“Environmental Laws” means any federal, state or local law (whether imposed by statute, ordinance, rule, regulation, administrative or judicial order, or common law), now or hereafter enacted, governing Hazardous Materials, including, without limitation, such laws (a) governing or regulating the use, generation, storage, removal, recovery, treatment, handling, transport, disposal, control, release, discharge of, or exposure to, Hazardous Materials, (b) governing or regulating the transfer of Hazardous Materials, or (c) requiring notification or disclosure of releases of Hazardous Materials or other environmental conditions whether or not in connection with a transfer of title to or interest in property.
LOAN AGREEMENT – Page 10
CONA – Healthcare Trust, Inc.
92119388.8

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations promulgated thereunder.
“Erroneous Payment” has the meaning assigned in Section 2.11(c).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning assigned in Article 8.
“Excess Cash Flow” means, for any period, the amount by which the actual revenue received from the Projects exceeds the actual expenses of the Projects.
“Excess Cash Flow Termination Date” means the date on which Administrative Agent has determined (which determination shall not be unreasonably withheld, conditioned or delayed) that the Project Yield has equaled or exceeded ten percent (10%) for two consecutive Determination Dates, based upon a calculation of the Project Yield provided by Borrowers and approved by Administrative Agent in its good faith discretion (which approval shall not be unreasonably withheld, conditioned or delayed, and (ii) no Potential Default or Event of Default exists.
“Excluded Hedge Agreement Obligations” means, with respect to any Loan Party Guarantor, any guarantee of any Swap Obligations under a Secured Hedge Agreement if, and only to the extent that and for so long as, all or a portion of the guarantee of such Loan Party Guarantor of, or the grant by such Loan Party Guarantor of a security interest to secure, such Swap Obligation under a Secured Hedge Agreement (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the guarantee of such Loan Party Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation under a Secured Hedge Agreement; provided, however, that if any Loan Party Guarantor that was not an “eligible contract participant” at the time any such guarantee of a Swap Obligation under a Secured Hedge Agreement was entered into thereafter becomes an “eligible contract participant,” such Loan Party Guarantor shall, by virtue of the guaranty or security agreement or joinder thereto and without any further action by any Person, be deemed to have guaranteed the Swap Obligations under Secured Hedge Agreements and granted a security interest to secure such Swap Obligations under Secured Hedge Agreements, and such Swap Obligations under Secured Hedge Agreements shall no longer constitute Excluded Hedge Agreement Obligations with respect to such Loan Party Guarantor. If a Swap Obligation under a Secured Hedge Agreement arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation under a Secured Hedge Agreement that is attributable to swaps for which such guarantee or security interest is or becomes illegal.
“Excluded Taxes” has the meaning assigned such term in Section 2.16(a).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version of FATCA made after the Closing Date) and any current or future regulations (whether final, temporary or proposed) or official interpretations thereof.
LOAN AGREEMENT – Page 11
CONA – Healthcare Trust, Inc.
92119388.8

“Federal Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101, et seq.), as amended.
“Federal Flood Insurance” means, for any Improvements (including any personal property Collateral located on any Project) located in a Special Flood Hazard Area, Federal or private insurance reasonably satisfactory to Administrative Agent, in either case, that (a) meets the requirements of FEMA and other applicable federal agencies, (b) includes a deductible not to exceed $50,000 and (c) has a coverage amount equal to the lesser of (i) the insurable value of the buildings and any personal property Collateral located on any Project as reasonably determined by Administrative Agent or (ii) the maximum policy limits set under the National Flood Insurance Program.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, then the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day and (b) if no such rate is so published on such next succeeding Business Day, then the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of one one-hundredth of 1.00%) charged to major money center banks on such day on such transactions as determined by Administrative Agent.
“Fee Letter” means the letter agreement, dated the date hereof, among Borrowers and Administrative Agent with respect to certain fees payable by Borrowers in connection with the Loan and certain other matters, as the same may be modified or amended from time to time.
“FEMA” means the Federal Emergency Management Agency, a component of the U.S. Department of Homeland Security that administers the National Flood Insurance Program.
“Financial Institution” means a United States Financial Institution as defined in 31 U.S.C. 5312, as amended from time to time.
“FIRREA” has the meaning assigned in Schedule 2.1.
“Flood Insurance Acts” has the meaning assigned in Section 3.1(a).
“Floor” means 1.0% per annum.
“Forfeiture Rights” has the meaning assigned in Section 5.12.
“Funds” means collectively, the Replacement Escrow Fund and the Required Repair Fund.
“GAAP” means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board that are applicable on the date so indicated and consistently applied.
“Government Lists” means (i) the Specially Designated Nationals and Blocked Persons Lists maintained by OFAC, (ii) any other list of terrorists, terrorist organizations or narcotics traffickers maintained pursuant to any of the Rules and Regulations of OFAC that Administrative Agent notified Borrowers in writing is now included in “Governmental Lists”, or (iii) any similar lists maintained by the United States Department of State, the United States Department of Commerce or any other Governmental Authority or pursuant to any Executive Order of the
LOAN AGREEMENT – Page 12
CONA – Healthcare Trust, Inc.
92119388.8

President of the United States of America that Administrative Agent notified Borrowers in writing is now included in “Governmental Lists”.
“Governmental Approvals” means, collectively, all consents, licenses and permits and all other authorizations or approvals required from any Governmental Authority to operate the Projects.
“Governmental Authority” means any United States federal, state, county or municipal government or political subdivision thereof, any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body (including, without limitation, the State Regulator), or any court, administrative tribunal, or public body.
“Guarantor” means Healthcare Trust Operating Partnership, L.P., a Delaware limited partnership, together with its successors and permitted assigns, and each other Person who from time to time is party to a Recourse Guaranty Agreement or otherwise guarantees the Obligations or any portion thereof.
“Hazardous Materials” means (a) petroleum or chemical products, whether in liquid, solid, or gaseous form, or any fraction or by-product thereof, (b) asbestos or asbestos- containing materials, (c) polychlorinated biphenyls (pcbs), (d) radon gas, (e) underground storage tanks, (f) any explosive or radioactive substances, (g) lead or lead-based paint, (h) any other substance, material, waste or mixture which is or shall be listed, defined, or otherwise determined by any Governmental Authority to be hazardous, toxic, or otherwise regulated, controlled or giving rise to liability under any Environmental Laws, (i) any excessive moisture, mildews, mold or other fungi in quantities or concentrations that could reasonably be expected to pose a risk to human health or the environment, or (j) any elements, materials, compounds, mixtures, chemicals, wastes, pollutants, contaminants or substances known to cause cancer or reproductive toxicity, that, because of its quantity, concentration or physical or chemical characteristics, exposure is limited or regulated by any Governmental Authority having jurisdiction over human health and safety, natural resources or the environment, or which poses a significant present or potential hazard to human health and safety, or to the environment, if released into the workplace or the environment.
“Healthcare Investigations” means any inquiries, investigations, probes, audits or proceedings concerning the business affairs, practices, licensing or reimbursement entitlements of the Projects, Borrowers, any Guarantor or any Operator (including, without limitation, inquiries, investigations, probes, audit or procedures concerning potential or actual violations of Healthcare Laws).
“Healthcare Laws” means all provisions, rules and regulations pursuant to or promulgated under the False Claims Act (31 U.S.C. Section 3729 et seq.), the Anti-Kickback Act of 1986 (41 U.S.C. Section 51 et seq.), the Federal Health Care Programs Anti-Kickback statute (42 U.S.C. Section 1320-7a(b)), the Ethics in Patient Referrals Act of 1989, as amended (Stark Law) (42 U.S.C. 1395nn), the Civil Monetary Penalties Law (42 U.S.C. Section 1320a-7a), or the Truth in Negotiations (10 U.S.C. Section 2304 et seq.), Health Care Fraud (18 U.S.C. 1347), Wire Fraud (18 U.S.C. 1343), Theft or Embezzlement (18 U.S.C. 669), False Statements (18 U.S.C. 1001), False Statements (18 U.S.C. 1035), Patent Inducements Statute, and equivalent state statutes and regulations, and any and all rules and regulations promulgated by Governmental Authorities, including the Centers of Medicare and Medicaid Services (CMS), with respect to any of the foregoing.
“Hedge Agreement” means any and all swap agreements (as such term is defined in Section 101 of the Federal Bankruptcy Code) or interest rate cap agreements designed to provide
LOAN AGREEMENT – Page 13
CONA – Healthcare Trust, Inc.
92119388.8

protection against fluctuations in interest or currency exchange rates and any other agreements or arrangements designed to provide such protection.
“Hypothetical Project Yield” means, as of any Determination Date, the Project Yield that would exist on such date if the outstanding principal balance of the Loan on such date was reduced by (a) amounts on deposit in the Project Yield Fund on such date, and (b) the face amount of any Special Letter of Credit outstanding on such date.
“Improvements” means the buildings and other improvements now or hereafter located on the Land.
“Indebtedness” means all payment obligations of Borrowers or any other Borrower Party to Administrative Agent or to any Lender under the Loan or any of the Loan Documents, including, without limitation, any and all interest, whether or not accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post petition interest is allowed in any such proceeding.
“Indemnified Matters” has the meaning assigned in Section 11.5.
“Indemnified Person” has the meaning assigned in Section 11.4.
“Initial Funding Amount” has the meaning assigned in Section 2.1(a).
“Insurance Impound” has the meaning assigned in Section 3.4.
“Insurance Premiums” has the meaning assigned in Section 3.1(c).
“Internalization” means a transaction or series of related transactions (including, without limitation, mergers, consolidations, stock or other ownership interest purchases or modifications of agreements) whereby (a) the Advisor ceases or reduces the level of its services accompanied by an elimination or a commensurate reduction of the amount of the fees payable to the Advisor under the Advisory Agreement, (b) REIT or any of its wholly owned Subsidiaries employs persons previously employed by the Advisor and (c) REIT or any of its wholly owned Subsidiaries subsequently is to perform all or some of the duties previously performed by Advisor.
“Joinder” has the meaning assigned in Section 11.37.
“Joinder Advance” has the meaning assigned in Section 2.1(c).
“Joinder Advance Request” means has the meaning assigned in Section 2.1(c).
“Joinder Borrower” has the meaning assigned in Section 11.37.
“Joinder Holdback” has the meaning assigned in Section 2.1(c).
“Joinder Project” means that certain real property described on such loan amendment and joinder documents joined to this Agreement pursuant to which a Joinder Project and Joinder Borrower is incorporated herein from time to time, and medical office building or other facilities located on such real property, and all related facilities, amenities, fixtures, and personal property owned by the applicable Joinder Borrower and any improvements now or hereafter located on the Land.
LOAN AGREEMENT – Page 14
CONA – Healthcare Trust, Inc.
92119388.8

“Land” means the real property described in Exhibit A-1 through A-4 attached hereto, as amended, modified or supplemented from time to time to include the real property on which Joinder Projects are located.
“Lease Party” means each Borrower, as landlord under a Lease.
“Lease Subordination Agreement” means (whether one or more) those certain Lease Subordination, Non-Disturbance and Attornment Agreements dated of even date herewith, executed by Tenants, Borrowers and Administrative Agent (on behalf of itself and the Lenders).
“Leases” means all leases of, subleases of and occupancy agreements affecting all or any portion of the Projects or any part thereof now existing or hereafter executed and all amendments, modifications or supplements thereto.
“Lender(s)” has the meaning assigned in the preamble to this Agreement. In addition to the foregoing, solely for the purpose of identifying the Persons entitled to share in payments and collections from the Collateral and the benefit of any guarantees of the Obligations as more fully set forth in this Agreement and the other Loan Documents, the term “Lender” shall include Secured Hedge Providers, if any. For the avoidance of doubt, any Person to whom any Obligations in respect of a Secured Hedge Agreement are owed and which does not hold any portion of the Loan or any Loan Commitment hereunder shall not be entitled to any other rights as a “Lender” under this Agreement, the other Loan Documents or the Environmental Indemnity Agreement.
“Lender Party Payments” has the meaning assigned in Section 7.13.
“Lender Transferee” has the meaning assigned in Section 11.3.
“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges, disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereof and fees, charges and disbursements of financial, legal and other advisors and consultants), whether joint or several, whether or not indirect, contingent, actual, punitive, treble or otherwise but in no event any of the foregoing that are consequential except to the extent arising from a third party claim.
“Lien” means any interest, or claim thereof, in the Projects securing an obligation owed to, or a claim by, any Person other than the owner of the Projects whether such interest is based on common law, statute or contract, including the lien or security interest arising from a deed of trust, mortgage, assignment, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting the Projects
“Loan” means the loan made by the Lenders to Borrowers under this Agreement, together with all other amounts evidenced or secured by the Loan Documents.
“Loan Commitment” means, with respect to each Lender, the commitment of such Lender to make its Pro Rata Share of the Loan to Borrowers, which commitment is in the amount set forth opposite such Lender’s name on Exhibit C under the caption “Lender’s Loan Commitment.”
“Loan Documents” means: (a) this Agreement, (b) the Notes, (c) the Mortgage, (d) the Assignment of Leases and Rents, (e) UCC financing statements, (f) such assignments of
LOAN AGREEMENT – Page 15
CONA – Healthcare Trust, Inc.
92119388.8

management agreements, contracts and other rights as may be executed as of the date hereof or otherwise in accordance with the terms of this Agreement, (g) the Recourse Guaranty Agreement, (h) intentionally omitted, (i) Acknowledgment of Property Manager, (j) the Security Agreement, (k) Assignment of Hedge Agreement; (l) the Deposit Account Control Agreement; (m) any Secured Hedge Agreements, (n) all other documents evidencing, securing, governing or otherwise pertaining to the Loan, (o) any letter of credit provided to Administrative Agent (for itself and on behalf of the Lenders) in connection with the Loan, and (p) all amendments, modifications, renewals, substitutions and replacements of any of the foregoing; provided however, in no event shall the term “Loan Documents” include the Environmental Indemnity Agreement.
“Loan Origination Fee” means a non-refundable origination fee related to the Loan and evidenced by the Fee Letter, which is due and payable in full on the Closing Date and the closing of a Joinder Project hereunder, as applicable.
“Loan to Value Ratio” means the ratio, expressed as a percentage, resulting from a fraction, the numerator of which is the outstanding principal balance of the Loan plus any additional amounts being advanced under the Loan in connection with, as applicable, a Joinder Advance or TI/LC Advance (but expressly excluding in each case any unadvanced TI/LC Holdback or unadvanced Joinder Advance Holdback) and the denominator of which is the “as-stabilized” value of the Projects as shown in the most recent appraisal of the Projects approved by Administrative Agent in its reasonable discretion provided that Administrative Agent shall not undertake new appraisals for any Project after the date hereof unless (i) a Material Adverse Change shall have occurred since the prior appraisal; (ii) an Event of Default shall have occurred and be continuing; (iii) Administrative Agent, in its reasonable discretion, requires an updated appraisal, including without limitation for regulatory purposes or such other internal purposes; or (iv) more than twelve months have elapsed since the date of the last appraisal and Administrative Agent determines an updated appraisal is required for the purposes set forth in this Agreement. For the avoidance of doubt, new appraisals of each Joinder Project shall be required as a condition to a Joinder Advance.
“Loan Year” means (a) for the first Loan Year, the period commencing on the Closing Date and ending on the last day of the month in which the first anniversary of the Closing Date occurs (unless the Closing Date is on the first day of a month, in which case the first Loan Year shall commence on such Closing Date and end on the date twelve (12) months after the last day of the month immediately preceding the Closing Date) and (b) each consecutive twelve month calendar period after the first Loan Year until the Maturity Date.
“Major Lease” means each of the Leases (in each case, single Tenant) in place with respect to the Medical Center II – Peoria, AZ Project, OSF Healthcare – Dwight, IL Project and OSF Healthcare – Godfrey, IL Project, respectively.
“Management Agreement” means, individually and collectively, (a) that certain agreement between Borrowers and Property Manager for the management of the Projects, in the form approved by Administrative Agent on or before the Closing Date, (b) any subsequent management agreement, in form and substance approved by Administrative Agent in accordance with Section 7.3, between Borrowers and a Property Manager and (c) all amendments, restatements, modifications and supplements to a Management Agreement approved by Administrative Agent in accordance with Section 7.3.
“Material Action” means to file any insolvency, or reorganization case or proceeding, to institute proceedings to have any Borrower Party be adjudicated bankrupt or insolvent, to institute proceedings under any applicable insolvency law, to seek any relief under any law relating to relief from debts or the protection of debtors, to consent to the filing or institution of
LOAN AGREEMENT – Page 16
CONA – Healthcare Trust, Inc.
92119388.8

bankruptcy or insolvency proceedings against any Borrower Party, to file a petition seeking, or consent to, reorganization or relief with respect to any Borrower Party under any applicable federal or state law relating to bankruptcy or insolvency, to seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian, or any similar official of or for any Borrower Party or a substantial part of its respective property, to make any assignment for the benefit of creditors of any Borrower Party, the admission in writing by any Borrower Party of such Person’s inability to pay its debts generally as they become due, or to take action in furtherance of any of the foregoing.
“Material Adverse Change” or “material adverse change” means, in Administrative Agent’s reasonable discretion, the business operations or financial condition of a Person or property has changed in a manner which could reasonably be expected to materially impair the value of the Collateral, taken as a whole, prevent timely repayment of the Loan or otherwise prevent the applicable Person from timely performing any of its material obligations under the Loan Documents or Environmental Indemnity Agreement.
“Material Adverse Effect” or “material adverse effect” means, in Administrative Agent’s reasonable discretion, a material adverse effect on (i) the condition (financial or otherwise), operations, business, assets, liabilities or prospects of Borrowers taken as a whole, or any other Borrower Party, (ii) the ability of Borrowers taken as a whole, or any other Borrower Party to perform any material obligation required of them under the Loan Documents, (iii) the rights and remedies of Administrative Agent and the Lenders under the Loan Documents, or (iv) the ability of Borrowers to operate all or a material portion of the Projects.
“Maturity Date” means, as applicable, the earlier of (a) December 21, 2026, or (b) the date on which the entire Loan is required to be paid in full, by acceleration or otherwise, under this Agreement or any of the other Loan Documents.
“Maximum Commitment Amount” means Seventy Five Million Dollars ($75,000,000). For the avoidance of doubt, as of the Closing Date, Lenders do not have a Commitment to make any advance pursuant to Section 2.1(c), and no Lender shall have any Commitment to make a Joinder Advance until such time as such Lender executes and delivers a Joinder with respect to such Joinder Advance and each of the other conditions precedent set forth in Section 2.1(c) has been satisfied with respect to such Joinder Advance. In any event, the aggregate sum of the Initial Funding Amount, all Joinder Advances and all TI/LC Advances outstanding at any time shall not exceed the Maximum Commitment Amount.
“Medical Center II – Peoria, AZ Project” means that certain Land described on Exhibit A-2 attached hereto, and medical office building or other facilities located on such Land, as applicable, and all related facilities, amenities, fixtures, and personal property owned by the Medical Center II – Peoria, AZ Project Borrower and any improvements now or hereafter located on the Land.
“Medical Center II – Peoria, AZ Project Borrower” means ARHC PRPEOAZ02, LLC, a Delaware limited liability company, together with its successors and permitted assigns.
“MNPIs” has the meaning assigned in Section 11.23(a).
“Mortgage” means, collectively (whether one or more): (i) the Mortgage(s), Assignment of Leases and Rents, Security Agreement and Fixture Filing executed by the applicable Borrowers in favor of Administrative Agent (for itself and on behalf of the Lenders), covering the Projects, as applicable; and (ii) the Deed(s) of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing executed by the applicable Borrowers in favor of Administrative Agent (for itself and on behalf of the Lenders), covering the Projects, as
LOAN AGREEMENT – Page 17
CONA – Healthcare Trust, Inc.
92119388.8

applicable, in each case as amended, restated, supplemented, or otherwise modified from time to time.
“National Flood Insurance Program” means the program created by the U.S. Congress pursuant to the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973, as revised by the National Flood Insurance Reform Act of 1994, and as the same may be further amended, modified or supplemented, and including the regulations issued thereunder, that, among other things, mandates the purchase of flood insurance to cover real property improvements and contents located in Special Flood Hazard Areas in participating communities and may provide protection to property owners through a federal insurance program.
“Non-Conforming Policy” has the meaning assigned in Section 3.1.
“Non-U.S. Lender Party” means each of Administrative Agent, the Lenders and each participant, in each case that is not a U.S. Person.
“Note” and “Notes” means, respectively, (a) each promissory note executed at any time by Borrowers and payable to the order of a Lender in evidence of the Loan of such Lender and (b) all such promissory notes, together with all renewals, modifications and extensions thereof and any replacement or additional notes executed by Borrowers pursuant to the terms hereof.
“Obligations” means the Indebtedness and any and all existing and future debts, liabilities and obligations of every kind or nature at any time owing by Borrowers and any other Borrower Party to Administrative Agent and Lenders or any Affiliate of a Lender, whether under this Agreement or any other Loan Document, whether joint or several, related or unrelated, primary or secondary, matured or contingent, due or to become due (including debts, liabilities and obligations obtained by assignment), and whether principal, interest, fees, indemnification obligations hereunder or expenses (specifically including interest accruing after the commencement of any bankruptcy, insolvency or similar proceeding with respect to Borrowers or any other Borrower Party, whether or not a claim for such post-commencement interest is allowed), including, without limitation, any obligations under any Secured Hedge Agreements, any extensions, modifications, substitutions, increases and renewals of the Loan (provided that the Obligations of any Loan Party Guarantor shall not include Excluded Hedge Agreement Obligations of such Loan Party Guarantor); the payment of all amounts advanced by Administrative Agent, any Lender or any Affiliate of a Lender to preserve, protect and enforce rights hereunder and in the Collateral; and all expenses incurred by Administrative Agent, any Lender or any Affiliate of a Lender or any Secured Hedge Provider. Without limiting the generality of the foregoing, Obligations shall include any other debts, liabilities or obligations owing to Administrative Agent, any Lender or any Lender Affiliate in connection with any Secured Hedge Agreements and Hedge Obligations and, provided, however, that any obligations with respect to Secured Hedge Agreements, that are owing to a Lender or an Affiliate of a Lender other than Administrative Agent or its Affiliates shall only constitute “Obligations” hereunder if the applicable Secured Hedge Agreement was entered into on or after the Closing Date and the applicable Lender or Affiliate of a Lender gave written notice to Administrative Agent of the same within 10 days thereafter.
“OFAC” means the Office of Foreign Assets Control, Department of the Treasury.
“Operator”, individually, and “Operators”, collectively, means the Property Manager, property sublessee or operator under any Operators’ Agreement, reasonably approved by Administrative Agent and any successor to such Operator reasonably approved by Administrative Agent.
LOAN AGREEMENT – Page 18
CONA – Healthcare Trust, Inc.
92119388.8

“Operators’ Agreements” means the Management Agreement, and/or other similar agreements regarding the management and operation of the Projects between any Borrower and any Property Manager.
“OSF Healthcare – Dwight, IL Project” means that certain Land described on Exhibit A-3 attached hereto, and medical office building or other facilities located on such Land, as applicable, and all related facilities, amenities, fixtures, and personal property owned by the OSF Healthcare – Dwight, AZ Project Borrower and any improvements now or hereafter located on the Land.
“OSF Healthcare – Dwight, IL Project Borrower” means ARHC OSFWAIL01, LLC, a Delaware limited liability company, together with its successors and permitted assigns.
“OSF Healthcare – Godfrey, IL Project” means that certain Land described on Exhibit A-4 attached hereto, and medical office building or other facilities located on such Land, as applicable, and all related facilities, amenities, fixtures, and personal property owned by the OSF Healthcare – Godfrey Project Borrower and any improvements now or hereafter located on the Land.
“OSF Healthcare – Godfrey, IL Project Borrower” means ARHC OSFGDIL01, LLC, a Delaware limited liability company, together with its successors and permitted assigns
“Other Taxes” has the meaning assigned in Section 2.16(c).
“Overpaying Amount” has the meaning assigned in Section 11.19(j).
“Overpaying Borrower” has the meaning assigned in Section 11.19(j).
“Participant” has the meaning assigned in Section 11.3(d).
“Participant Register” has the meaning assigned in Section 11.3(d).
“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001 (Public Law 107-56), as the same may be amended from time to time, and corresponding provisions of future laws related thereto.
“Payment Date” means the (1st) first Business Day of each calendar month during the term of the Loan.
“Payment Notice” has the meaning assigned in Section 2.11(d).
“Payment Recipient” has the meaning assigned in Section 2.11(c).
“Permit” means, with respect to any Person, any permit, approval, authorization, license, registration, certificate (including certificates of occupancy), concession, grant, franchise, variance or permission from, and any other contractual obligations with, any Governmental Authority, in each case whether or not having the force of law and applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Permitted Encumbrances” has the meaning assigned in Section 7.1(a).
“Permitted Exceptions” means, with respect to each Project, collectively (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other
LOAN AGREEMENT – Page 19
CONA – Healthcare Trust, Inc.
92119388.8

matters disclosed in the Title Policy, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet delinquent or which are being contested in good faith, and for which adequate reserves are being maintained in accordance with GAAP, (d) statutory Liens for labor or materials that (i) secure sums not yet delinquent, (ii) secure sums not in excess of Seventy-Five Thousand Dollars ($75,000) in the aggregate (collectively, as to all Projects), (iii) are bonded over or discharged to Administrative Agent’s reasonable satisfaction within thirty (30) days, and (iv) are being contested in good faith in accordance with the terms and conditions of this Agreement, (e) the rights of customers, licensees, invitees, guests and other occupants at each Project to occupy the Project in the ordinary course, (f) rights of (i) tenants, as tenants only, under the terms of Leases either reasonably approved or deemed approved by Administrative Agent (if such approval is required under the Loan Documents) or for which Administrative Agent’s approval is not required hereunder, and (ii) the Property Manager under the Management Agreements, solely to the extent provided therein or in any amendment thereto reasonably approved or deemed approved by Administrative Agent (to the extent such approval is required by the terms hereof), (g) other encumbrances and restrictions not materially affecting the use or enjoyment of the Projects and not to exceed Seventy-Five Thousand Dollars ($75,000), and (h) any other encumbrances, liens or other matters approved by Administrative Agent or Required Lenders in their reasonable discretion.
“Permitted Transfer” means any of the following Transfers, and such other Transfers as otherwise approved in advance in writing by Administrative Agent in its sole and absolute discretion acting reasonably:
(a)a Transfer expressly permitted under Section 7.1(c);
(b)a Transfer, in one or a series of transactions including by way of merger, through which the REIT is merged with or into any Person so long as the survivor of any such Transfer is REIT and there is no Change of Control;
(c)the listing, offer, sale, transfer, pledge or issuance of shares of stock in (x) REIT (including by the owners thereof), (y) a Division Transaction by an owner(s) of the REIT or (z) in any other Restricted Party that, in each instance, is a publicly traded entity on a national exchange;
(d)the Transfer, in one or a series of transactions, of the stock, partnership interests or membership interests (as the case may be) by REIT or any direct or indirect legal or beneficial owner of REIT for estate planning purposes to the transferor’s spouse, child, parent, grandparent, grandchild, niece, nephew, aunt, uncle or other immediate family members of such transferor, or to a trust for the benefit of such spouse, child, parent, grandparent, grandchild, niece, nephew, aunt, uncle or other immediate family members; and
(e)an Internalization that does not result in a Change of Control.
In no event shall a Division Transaction be considered a Permitted Transfer.
“Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity.
“Platform” means any electronic system, including Intralinks®, ClearPar® and any other internet or extranet-based site, whether such electronic system is owned, operated or hosted by Administrative Agent or any Lender, any of their respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.
LOAN AGREEMENT – Page 20
CONA – Healthcare Trust, Inc.
92119388.8

“Policy” and “Policies” have the meaning assigned in Section 3.1(d).
“Post Closing Obligations” means the post closing obligations described on Schedule 11.36.
“Post-Foreclosure Plan” has the meaning assigned in Section 10.4(e).
“Potential Default” means the occurrence of any event or condition which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.
“Prepayment Fee” means with respect to any prepayment (other than an acceleration occurring upon a casualty or condemnation as set forth in Section 2.4(e) of this Loan Agreement or a prepayment pursuant to Section 7.13(c) or pursuant to Section 2.8 of this Agreement, (a) during the first Loan Year, an amount equal to two percent (2.0%) of the principal amount of the Loan being prepaid or accelerated, (b) during the second Loan Year, an amount equal to one percent (1.0%) of the principal amount of the Loan being prepaid or accelerated, and (c) during the third Loan Year, zero ($0). Notwithstanding the foregoing, if Borrowers refinance the Loan with CONA during the first two Loan Years, Administrative Agent shall waive the Prepayment Fee in its entirety.
“Prepayment Premium” means, if and to the extent each may be applicable, the Prepayment Fee and the Breakage Amount.
“Prohibited Person” means any Person:
(i)listed in the Annex to, or otherwise subject to the provisions of, the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);
(ii)that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed to the Annex to, or is otherwise subject to the provisions of, the Executive Order;
(iii)with whom any Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering law, including the Executive Order;
(iv)who is known to Borrowers to commit, threaten or conspire to commit or support “terrorism”, as defined in the Executive Order;
(v)that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov.ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list;
(vi)that is named on the consolidated list of asset freeze targets by the United Nations, the European Union and the United Kingdom (maintained by the Asset Freezing Unit of the United Kingdom Treasury: http://www.hm-treasury.gov.uklfinancialsanctions);
(vii)that is named on the most current lists pertaining to EU-Regulations Nos. 2580/2001 or 881/2002;
(viii)that violates any of the criminal laws of the United States of America or of any of the several states, or commits any act that would be a criminal violation if committed within the jurisdiction of the United States of America or any of the several states, relating to terrorism or
LOAN AGREEMENT – Page 21
CONA – Healthcare Trust, Inc.
92119388.8

the laundering of monetary instruments, including any offense under (a) the criminal laws against terrorism; (b) the criminal laws against money laundering, (c) the Bank Secrecy Act, as amended, (d) the Money Laundering Control Act of 1986, as amended, (e) the Trading with the Enemy Act, as amended, (f) the International Emergency Economic Powers Act, or the (g) Patriot Act; or (ix) who is known to Borrowers to be an Affiliate of or affiliated with a Person listed above.
“Prohibited Transfer” has the meaning assigned in Section 7.1(a).
“Projects” means individually and collectively, as applicable, the Land and medical office buildings described on Exhibit A-1 through A-4 attached hereto, together with such Joinder Project(s) described on loan amendments and joinder documents delivered pursuant to this Agreement, and all related facilities, amenities, fixtures, and personal property owned by Borrowers and any other improvements now or hereafter located on the Land.
“Project Yield” means the ratio, as of any particular date, expressed as a percentage, of (a) Adjusted Net Operating Income calculated as of the specified Determination Date (or other specified testing date), to (b) the outstanding principal balance of the Loan as of such date.
“Project Yield Fund” has the meaning assigned in Section 7.13.
“Projected Rental Revenue” means revenues and rental payments scheduled to be received by Borrowers under Qualifying Leases, but excluding (a) nonrecurring income and non-property related income (as determined by Administrative Agent in its sole discretion) and income from Tenants that is classified as “bad debt” under GAAP, and (b) late fees and interest income.
“Property Condition Report” has the meaning assigned in Schedule 2.1.
“Property Manager” means (i) Plaza Del Rio Management Corp., an Arizona corporation, with respect to the Medical Center II – Peoria, AZ Project; and (ii) Healthcare Trust Properties, LLC, a Delaware limited liability company, the manager of all remaining Projects, in each case previously approved by Administrative Agent, and any successor property manager reasonably approved by Administrative Agent.
“Pro Rata Outstandings” means, with respect to any Lender at any time, the outstanding principal amount of the Loan owing to such Lender at such time.
“Pro Rata Share” means, with respect to any Lender at any time (a) the percentage obtained by dividing (i) the Loan Commitment of such Lender then in effect by (ii) the sum of the Loan Commitments and (b) after the making of the Loan, the percentage obtained by dividing (i) the Pro Rata Outstandings of such Lender by (ii) the total outstanding principal amount of the Loan; provided, however, that, if there are no Loan Commitments and no Pro Rata Outstandings, such Lender’s Pro Rata Share shall be determined based on the Pro Rata Share most recently in effect, after giving effect to any subsequent assignment and any subsequent non-pro rata payments of any Lender pursuant to the terms of this Agreement.
“Prorated Interest” has the meaning assigned in Section 2.4.
“Protective Advances” has the meaning specified in Section 10.4(b).
“Qualified ECP Guarantor” means, in respect of any Swap Obligation under a Secured Hedge Agreement, each guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to
LOAN AGREEMENT – Page 22
CONA – Healthcare Trust, Inc.
92119388.8

such Swap Obligation under a Secured Hedge Agreement or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualifying Leases” means (i) fully executed and delivered Leases with unrelated third party Tenants and with an initial term of three (3) years or more, entered into in accordance with the terms of this Agreement, for which either (a) the Tenant under such Lease is in occupancy and has commenced rental payments and such Lease has a remaining term of six (6) months or more from the applicable testing date, or (b) the Tenant under such Lease is reasonably projected by Administrative Agent to (x) take occupancy of its premises and (y) commence rental payments, in each case, within six (6) months from the applicable testing date, and (ii) other fully executed and delivered Leases which Administrative Agent in its sole discretion determines are Qualifying Leases; provided, however, any Lease under which the applicable Tenant is not paying rent as required by the terms of the Lease or which is in material default (whether by landlord or tenant) as of the testing date or as of the reporting date will not be considered a Qualifying Lease.
“Radius” has the meaning assigned in Section 3.1(d).
“Real Estate Purchase Agreement” means individually and collectively, as applicable, those certain Purchase and Sale Agreements entered into between a Joinder Borrower (including as assignee of one or more of their Affiliates) and the seller of the subject Joinder Project, as amended or modified, between such seller, as applicable, and the applicable Joinder Borrower.
“Recipient” has the meaning assigned in Section 11.37.
“Recourse Guaranty Agreement” means collectively, (a) that certain Guaranty of Recourse Obligations executed and delivered by a Guarantor on the Closing Date; and (b) each additional guaranty of recourse obligations executed and delivered to Administrative Agent by each Person who from time to time becomes a Guarantor hereunder, as the same may be, in each case, amended, restated, supplemented, or otherwise modified from time to time.
“Register” has the meaning specified in Section 2.12(b).
“REIT” means Healthcare Trust, Inc., a Maryland corporation.
“Related Persons” means, with respect to any Person, each of such Person’s Affiliates, officers, directors, employees, agents, trustees, representatives, attorneys, accountants, and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates, together with, if such Person is Administrative Agent, each other Person or individual designated, nominated or otherwise mandated by or helping Administrative Agent pursuant to and in accordance with Section 10.4 or any comparable provision of any Loan Document or the Environmental Indemnity Agreement.
”Relevant Governmental Body” means the Board of Governors of Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of Federal Reserve System and/or the Federal Reserve Bank of New York or any successor thereto.
“Replacement Escrow Fund” has the meaning assigned in Section 2.5.
“Reportable Compliance Event” has the meaning assigned in Section 5.18(f).
LOAN AGREEMENT – Page 23
CONA – Healthcare Trust, Inc.
92119388.8

“Required Lenders” means, as to any consent, approval, authorization, direction or determination required to be given or made by the Lenders: (i) Lenders holding one hundred percent (100%) of the aggregate outstanding principal amount if there are two Lenders that are not Affiliates; or (ii) Lenders holding fifty one percent (51%) of the aggregate outstanding principal amount of the Loan if there are more than two Lenders that are not Affiliates.
“Required Repair Fund” has the meaning assigned in Section 2.5.
“Required Repairs” has the meaning assigned in Section 2.5.
“Requirements of Law” means, with respect to any Person or the Projects collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person or the Projects or any of their property or to which such Person or any of its property is subject, as the same may be amended from time to time.
“Resize Amount” means an amount, as calculated by Administrative Agent upon the occurrence of any Resize Event, that, if applied to the outstanding principal balance of the Loan as of the most recent Determination Date, would have resulted in a Hypothetical Project Yield of nine and 50/100 percent (9.50%) as of such Determination Date.
“Resize Event” means that, as of any Determination Date, the Project Yield for such Determination Date is, and the Project Yield for the immediately preceding Determination Date was less than nine and 50/100 percent (9.50%).
“Restoration Threshold” means, as of any date, the lesser of (a) two and one-half percent (2.5%) of the replacement value of the Improvements at the Projects as of such date, and (b) $500,000.00.
“Restricted Party” means (i) Borrowers, (ii) any other Borrower Party, (iii) any Affiliated Manager, and (iv) any Person owning a direct or indirect legal or beneficial interest in any Person described in items (i) through (iii) above.
“Revenue In Place Adjustment” means an amount equal to the monthly rental payments abated under any Adjustment Leases during the applicable testing period, but without duplication of any Projected Rental Revenue for such period.
“ROFOs” means the rights of first offer in favor of a Tenant or any other party to make an offer to acquire any Project, all of such rights which are identified on Schedule 4.1 attached hereto.
“ROFRs” means the rights of first refusal in favor of a Tenant or any other party to acquire any Project, all of such rights which are identified on Schedule 4.1 attached hereto.
“Sanctioned Country” has the meaning assigned in Section 5.18(f).
“Sanctioned Person” has the meaning assigned in Section 5.18(f).
“Secured Hedge Agreement” means any (i) Hedge Agreement between Borrowers (or Affiliate of Borrowers) and a Secured Hedge Provider or (ii) any Hedge Agreement
LOAN AGREEMENT – Page 24
CONA – Healthcare Trust, Inc.
92119388.8

Administrative Agent has acknowledged in writing constitutes a “Secured Hedge Agreement” hereunder.
“Secured Hedge Provider” means (i) a Lender or an Affiliate of a Lender (or a Person who was a Lender or an Affiliate of a Lender at the time of execution and delivery of a Hedge Agreement) who has entered into a Hedge Agreement with Borrowers, or (ii) a Person with whom Borrowers have entered into a Hedge Agreement provided or arranged by CONA or an Affiliate of CONA, or for which CONA or an Affiliate of CONA has provided credit enhancement through either an assignment right or a letter of credit in favor of such Person, and any assignee thereof.
“Secured Party(ies)” means, the holders of the Obligations from time to time and shall include (i) each Lender, (ii) the Administrative Agent, and the Lenders in respect of all other present and future obligations and liabilities of the Borrower Parties of every type and description arising under or in connection with this Agreement or any other Loan Document and the Environmental Indemnity Agreement, (iii) each Lender and Affiliate of such Lender in respect of Hedge Agreements entered into with such Person by any Borrower Party in connection with the Loan, (iv) each indemnified party under Section 11.5 in respect of the obligations and liabilities of the Borrower Parties to such Person hereunder and under the other Loan Documents and the Environmental Indemnity Agreement, and (v) their respective successors and (in the case of a Lender, permitted) transferees and assigns.
“Security” means all of the real and personal property securing the Obligations described in the Loan Documents and the Secured Hedge Agreements.
“Security Agreement” means the Security Agreement executed by Borrowers in favor of Administrative Agent (for itself and on behalf of the Lenders) covering certain personal property described therein, as amended, restated, supplemented, or otherwise modified from time to time.
“Security Deposits” means any and all security deposits and entrance fees from any tenant or occupant of the Projects collected or held by Borrowers or any Operator.
“Senior Loans” has the meaning assigned in Section 10.18(h).
“Single Purpose Entity” means a Person (other than an individual, a government or any agency or political subdivision thereof), which exists solely for the purpose of owning and leasing the Projects observes corporate, company or partnership formalities, as applicable, independent of any other entity, and which otherwise complies with the covenants set forth in Section 5.17 hereof.
“Site Assessment” means an environmental engineering report for the Projects prepared at Borrowers’ expense by an engineer engaged by Borrowers, or by Administrative Agent on behalf of Borrowers, and approved by Administrative Agent in its reasonable discretion, and in a manner reasonably satisfactory to Administrative Agent, based upon an investigation relating to and making appropriate inquiries concerning the existence of Hazardous Materials on or about the Projects and the past or present discharge, disposal, release or escape of any such substances, all consistent with ASTM Standard E1527-13 (or any successor thereto published by ASTM) and good customary and commercial practice.
“SOFR” means, for any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day as published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source
LOAN AGREEMENT – Page 25
CONA – Healthcare Trust, Inc.
92119388.8

for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time) on the immediately succeeding Business Day.
“Special Advance Lender” has the meaning assigned in Section 10.18(c).
“Special Compliance Certificate” means a compliance certificate in the form of Schedule 7.13.
“Special Flood Hazard Area” means an area that FEMA has designated as an area subject to special flood hazards, the current standard for which is at least a one percent (1%) chance of a flood equal to or exceeding the base flood elevation (a 100-year flood) in any given year as per the applicable flood maps.
“Special Letter of Credit” means a letter of credit in form and substance reasonably satisfactory to Administrative Agent, issued to Administrative Agent, as beneficiary, for the account of Borrowers, as customer, issued by a depository institution acceptable to Administrative Agent in its reasonable discretion, that includes an “evergreen” provision providing for automatic renewal to the extent available, and that permits one or more drawings at any time by Administrative Agent.
“Specially Designated National and Blocked Persons” means those Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC.
“SPV” means any special purpose funding vehicle identified as such in a writing by any Lender to Administrative Agent.
“State Regulator” means the applicable state department of health or other applicable state or local regulatory agency having jurisdiction over the operation of the Projects
“Substitute Lender” has the meaning assigned in Section 2.13(a).
“Survey” has the meaning assigned in Schedule 2.1.
“Swap Obligation” means, with respect to any Loan Party Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Tax Impound” has the meaning assigned to such term in Section 3.5.
“Taxes” has the meaning assigned in Section 7.2.
“Tenant” means any tenant or occupant of the Projects under a Lease.
“Tenant Material Adverse Effect” means, in Administrative Agent’s reasonable discretion, a material adverse effect on the condition (financial or otherwise), operations, business, assets, or liabilities of the Tenant taken as a whole (including without limitation, any material obligations under the Major Lease).
“Term Sheet” means that certain letter agreement dated November 13, 2023, from Administrative Agent and accepted by and on behalf of Borrowers on November 14, 2023.
LOAN AGREEMENT – Page 26
CONA – Healthcare Trust, Inc.
92119388.8

“Term SOFR” means, for any Business Day, the Term SOFR Reference Rate for a one month tenor on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) Business Days prior to the Closing Date and, thereafter, two (2) Business Days prior to the first Business Day of each month, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term SOFR Determination Day; provided, however, that if Term SOFR determined as provided above shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (or a successor administrator of the Term SOFR Reference Rate selected by Administrative Agent in its reasonable discretion).
“Term SOFR Reference Rate” means the rate per annum determined by Administrative Agent as the forward-looking term rate based on SOFR.
“TI/LC Advance” has the meaning assigned in Section 2.1(b).
“TI/LC Holdback” has the meaning assigned in Section 2.1(b).
“Title Policy” has the meaning assigned in Schedule 2.1.
“Transfer” means (a) a Division Transaction, or (b) any direct or indirect sale, transfer, conveyance, mortgage, grant of lien or other interest, bargain, installment sale, master lease, encumbrance, pledge, assignment, grant of any options with respect to, or any other transfer or disposition of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) of all or any portion of the direct or indirect legal or beneficial ownership of, or any interest in, (i) any Project or any part thereof or (ii) any Restricted Party including any agreement to transfer or cede to another Person any voting management or approval rights, or any other rights, appurtenant to such legal or beneficial ownership or other interest.
“UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of any Requirements of Law, any of the attachment, perfection or priority of Administrative Agent’s or any other Lender’s security interest in any Collateral is governed by the Uniform Commercial Code of a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of the definitions related to or otherwise used in such provisions.
“Unadjusted Benchmark Replacement Rate” means the Benchmark Replacement Rate excluding the Benchmark Replacement Adjustment.
“Unpaid Amount” has the meaning assigned in Section 10.18(d).
“U.S. Government Securities Business Day” means any day other than a Saturday, Sunday, or a day on which the Securities Industry and Financial Markets Association
LOAN AGREEMENT – Page 27
CONA – Healthcare Trust, Inc.
92119388.8

recommends that the fixed income departments of its members be closed for the entire day for the purposes of trading in United States government securities.
“U.S. Lender Party” means each of Administrative Agent, the Lenders, and each participant of a Lender, in each case that is a U.S. Person.
“U.S. Person” means any United States citizen, any entity organized under the laws of the United States or its constituent states or territories, or any entity, regardless of where organized, having its principal place of business within the United States or any of its territories.
“Withholding Taxes” has the meaning assigned in Section 2.16.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
“Zoning Report” has the meaning assigned in Schedule 2.1.
Section 1.2Definitions. All terms defined in Section 1.1 above or otherwise in this Agreement shall, unless otherwise defined therein, have the same meanings when used in any other Loan Document or Environmental Indemnity Agreement, or any certificate or other document made or delivered pursuant hereto. The words “hereof”, “herein”, and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole. The words “include” and “include(s)” when used in this Agreement and the other Loan Documents or Environmental Indemnity Agreement means “include(s), without limitation,” and the word “including” means “including, but not limited to.” The word “or” when used in this Agreement and the other Loan Documents or Environmental Indemnity Agreement has the inclusive meaning represented by the phrase “and/or”, unless the usage would clearly indicate otherwise. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document or the Environmental Indemnity Agreement), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) all references in a Loan Document or the Environmental Indemnity Agreement to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document or the Environmental Indemnity Agreement in which such references appear, and (iv) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.
Section 1.3Phrases. When used in this Agreement and the other Loan Documents or Environmental Indemnity Agreement, the phrase “including” shall mean “including, but not limited to,” the phrases “satisfactory to Administrative Agent,” “satisfactory to Lenders,” and “satisfactory to Required Lenders” shall mean “in form and substance satisfactory to the applicable Person in all respects”, the phrases “with Administrative Agent’s consent,” “with the Lenders’ consent,” and “with the Required Lenders’ consent,” or “with Administrative Agent’s approval,” “with the Lenders’ approval,” and “with the Required Lenders’ approval” shall mean such consent or approval at such Person’s sole discretion, and the phrases “acceptable to Administrative Agent,” “acceptable to Lenders,” and “acceptable to the Required Lenders” shall mean “acceptable to such Person at such Person’s sole discretion” unless otherwise specified in this Agreement.
LOAN AGREEMENT – Page 28
CONA – Healthcare Trust, Inc.
92119388.8

Section 1.4UCC Terms. Unless otherwise specified herein, the following terms have the meanings ascribed to them in the UCC, provided that if such term shall be defined differently in multiple divisions or articles of the UCC, the definitions for such terms specified in Article or Division 9 of the UCC shall control: “Accounts,” “Account Debtor,” “Chattel Paper,” “Contracts,” “Deposit Accounts,” “Documents,” “Equipment,” “Fixtures,” “General Intangibles,” “Goods,” “Health-Care Insurance Receivable,” “Instruments,” “Inventory,” “Investment Property,” “Letter-of-Credit Rights,” “Payment Intangible,” “Securities Account,” “Software” and “Supporting Obligations.”
ARTICLE 2
LOAN TERMS
Section 1.1The Loan. Upon satisfaction of all the terms and conditions of this Agreement (including the items listed on Schedule 2.1 attached hereto), each Lender severally, but not jointly, agrees to make its Pro Rata Share of the Initial Funding Amount in Dollars to Borrowers, which shall be funded in one advance on the Closing Date and repaid in accordance with the terms of this Agreement and the Notes. Borrowers hereby agree to accept the Loan on the Closing Date, subject to and upon the terms and conditions set forth herein. The aggregate amount of all advances of the Loan on a cumulative basis shall not exceed the Maximum Commitment Amount. The Loan is not a revolving credit loan, and Borrowers are not entitled to any readvances of any portion of the Loan which they may (or are otherwise required to) prepay pursuant to the provisions of this Agreement.
(a)Initial Funding Amount. On the Closing Date, Lenders shall disburse to Borrowers from the proceeds of the Loan the amount of Fourteen Million Seven Hundred Forty Eight Thousand Dollars ($14,748,000) (the “Initial Funding Amount”).
(b)TI/LC Holdback. A portion of the Loan in the amount of One Million Five Hundred Thousand Dollars ($1,500,000) (the “TI/LC Holdback”) will not be advanced on the Closing Date and will be used to reimburse Borrowers for funds expended for the construction of tenant improvements and payment of leasing commissions related to Leases entered into or rolling after the Closing Date provided that in no event may funds from the TI/LC Holdback be used to pay for a Tenant’s furniture, fixture or equipment or other property which will be owned by a Tenant. The amount of each advance from the TI/LC Holdback shall increase the outstanding principal of the Note, shall accrue interest from the date of advancement and shall reduce the proceeds available under the Note and under the TI/LC Holdback. Advances from the TI/LC Holdback will be made to Borrowers in one or more advances (each a “TI/LC Advance”) subject to satisfaction of the following conditions (and upon Borrowers’ satisfaction of the general conditions for advances described in Schedule 2.1):
(i)No Potential Default or Event of Default shall then exist;
(ii)No Material Adverse Change shall have occurred and be continuing with respect to Borrowers, Guarantor or any Project;
(iii)Administrative Agent shall have been provided with a copy of the signed Lease which is the subject of the TI/LC Advance request, which Lease shall have been approved or deemed approved by Administrative Agent pursuant to the terms of this Agreement;
(iv)Administrative Agent shall have determined that, after giving effect to the proposed TI/LC Advance and the Lease that is the subject thereof: the Loan has a Project Yield of not less than 10.5% and a Debt Service Coverage Ratio of not less than 1.25:1.00;
LOAN AGREEMENT – Page 29
CONA – Healthcare Trust, Inc.
92119388.8

(v)Administrative Agent shall have determined that, after giving effect to the proposed TI/LC Advance, the Loan to Value Ratio is not greater than sixty percent (60%);
(vi)Administrative Agent shall have been provided with (A) evidence satisfactory to Administrative Agent of the amount of costs incurred in support of the requested TI/LC Advance, (B) if applicable, invoices for labor or material provided in connection with the construction of the tenant improvements for which the TI/LC Advance is sought, together with conditional lien waivers and releases by all contractors with respect to the requested TI/LC Advance, and (C) if applicable, unconditional lien waivers and releases with respect to previous TI/LC Advances;
(vii)At Borrowers’ expense, Administrative Agent shall have been provided with a down date endorsement to the Title Policy (or other evidence satisfactory to Administrative Agent) confirming that there are no additional exceptions to title other than those permitted by the terms of the Loan Documents or consented to by Administrative Agent and to ensure that the Title Policy provides Administrative Agent with title insurance for the amount advanced to date. Notwithstanding the foregoing, Administrative Agent shall endeavor to obtain in lieu of an endorsement, updated title commitments or title reports (or such search instrument as may be available in the applicable jurisdiction), so long as the results of such search do not cause Administrative Agent to determine, in its reasonable discretion, that a date down endorsement is required in such circumstance;
(viii)TI/LC Advances for leasing commissions will be made as follows: one-half (½) upon Lease execution and one-half (½) upon the Tenant’s acceptance of the demised premises. Administrative Agent will advance proceeds from the TI/LC Holdback equal to one hundred percent (100%) of the actual costs of the tenant improvements and leasing commissions;
(ix)TI/LC Advances shall be made not more frequently than once per calendar month and the amount of each request (other than the final advance) in amounts of not less than Twenty Thousand Dollars ($20,000.00);
(x)At the time of the TI/LC Advance, Borrowers will reimburse Administrative Agent for all out of pocket costs and expenses incurred by Administrative Agent in connection with the advance from the TI/LC Holdback, including without limitation, attorneys’ fees and expenses, title charges and recording fees;
(xi)CONA’s Commitment hereunder (after giving effect to such TI/LC Advance) shall not exceed the CONA Maximum Commitment Amount;
(xii)No TI/LC Advance may be requested within six (6) months prior to the Maturity Date; and
(xiii)The request for a TI/LC Advance must be accompanied by a completed Request for TI/LC Holdback Advance in the form attached hereto as Schedule 2.1(b).
For purposes of calculating the Debt Service Coverage Ratio and Project Yield pursuant to this Section 2.1(b), (A) the calculation period for Adjusted Revenue shall commence on the first day
LOAN AGREEMENT – Page 30
CONA – Healthcare Trust, Inc.
92119388.8

of the calendar month in which the advance is to be made; (B) the calculation period for Adjusted Expenses shall end on the last day of the month prior to the month in which the advance is to be made; (C) the calculation period for Debt Service shall be the twelve month period ending on the last day of the month prior to the month in which the advance is made, and shall be calculated, on a pro forma basis, as if the amount of the requested advance were outstanding as of the first day of such period; and (D) the outstanding principal balance of the Loan shall be calculated as of the last day of the month prior to the month in which the advance is made, and shall be calculated, on a pro forma basis, as if the amount of the requested advance were outstanding as of such date.
(c)Joinder Holdback Amount. A portion of the Loan in the amount of Fifty Eight Million Seven Hundred Fifty Two Thousand Dollars ($58,752,000) (the “Joinder Advance Holdback”) will not be advanced on the Closing Date and will be reserved to be advanced to Borrower upon the addition, from time to time, to the Loan and the Loan Documents of one or more Joinder Projects and Joinder Borrowers or ownership of such Joinder Project(s) if such Joinder Borrower(s) already owns such Joinder Project(s). Administrative Agent shall cause Lenders, in their sole discretion, to make advances from the proceeds of the Joinder Advance Holdback (each a “Joinder Advance”) in a minimum amount of Five Million Dollars ($5,000,000). The amount of each Joinder Advance shall increase the principal amount outstanding under the Note, shall accrue interest from the date of advancement and shall reduce the proceeds available under the Note and the Joinder Advance Holdback. For the avoidance of doubt, Lenders shall not be obligated to make any Joinder Advance and shall not have any Loan Commitments with respect to the Joinder Advance Holdback. Upon the approval of Administrative Agent and Lenders in their sole discretion, Lenders acknowledge and agree that they shall fund the applicable Joinder Advance subject to satisfaction of all terms and conditions set forth in this Section 2.1(c). Upon such approval as aforesaid, Joinder Advances will be made to Borrowers in one or more advances subject to satisfaction of the following conditions (and upon Borrowers’ satisfaction of all conditions for advances described in Schedule 2.1):
(i)No Potential Default or Event of Default shall then exist;
(ii)No Material Adverse Change shall have occurred with respect to Borrowers, Guarantor or any Project;
(iii)Borrowers shall have provided to Administrative Agent executed copies of Leases for all leased space at the Joinder Project(s), which Leases are to be approved by Administrative Agent in accordance with the terms of this Agreement;
(iv)The Joinder Project(s) shall be fully cross-collateralized and cross defaulted with the Loan;
(v)If applicable, Administrative Agent shall have received a copy of the Real Estate Purchase Agreement for the Joinder Project(s), which, together with copies of all amendments and supplements to, and assignments of, shall be satisfactory to Administrative Agent in its reasonable discretion;
(vi)Administrative Agent shall have determined that, after giving effect to the proposed Joinder Advance, the Loan has a Debt Service Coverage Ratio of not less than 1.25:1.00;
(vii)At Borrowers’ expense, Administrative Agent shall have been provided with a down date endorsement to the Title Policy (or other evidence satisfactory to Administrative Agent) confirming that there are no additional
LOAN AGREEMENT – Page 31
CONA – Healthcare Trust, Inc.
92119388.8

exceptions to title other than those permitted by the terms of the Loan Documents or consented to by Administrative Agent and to ensure that the Title Policy provides Administrative Agent with title insurance for the amount advanced;
(viii)Administrative Agent shall have determined that, after giving effect to the proposed Joinder Advance, the Loan to Value Ratio is not greater than sixty percent (60%); which calculation, at Administrative Agent’s option, shall be based on a new appraisal ordered by Administrative Agent at Borrowers’ expense;
(ix)No Joinder Advance may be requested within six (6) months prior to the Maturity Date;
(x)At the time of the Joinder Advance, Borrowers will reimburse Administrative Agent for out of pocket costs and expenses incurred by Administrative Agent in connection with the Joinder Advance, including reasonable attorneys’ fees and expenses and title insurance premium charges;
(xi)CONA’s Commitment hereunder (after giving effect to such Joinder Advance) shall not exceed the CONA Maximum Commitment Amount; and
(xii)The request for a Joinder Advance must be accompanied by a completed Joinder Advance Request, no less than thirty (30) days prior to the date of the disbursement of the Joinder Advance, in the form attached as Schedule 2.1(c).
For purposes of calculating the Debt Service Coverage Ratio and Project Yield pursuant to this Section 2.1(c), (A) the calculation period for Adjusted Revenue shall commence on the first day of the calendar month in which the advance is to be made; (B) the calculation period for Adjusted Expenses shall end on the last day of the month prior to the month in which the advance is to be made; (C) the calculation period for Debt Service shall be the twelve month period ending on the last day of the month prior to the month in which the advance is made, and shall be calculated, on a pro forma basis, as if the amount of the requested advance were outstanding as of the first day of such period; and (D) the outstanding principal balance of the Loan shall be calculated as of the last day of the month prior to the month in which the advance is made, and shall be calculated, on a pro forma basis, as if the amount of the requested advance were outstanding as of such date.
Each Joinder Advance shall rank pari passu with each other and all other advances of the Loan. Upon satisfaction of the conditions set forth in this Section 2.1(c) (and provided that Administrative Agent and Lenders shall have granted approval in their sole discretion), each Lender shall be required to provide its Joinder Advance. For each Joinder Advance Request, Administrative Agent shall have thirty (30) days within which to complete its legal and business diligence.
Section 1.2Interest Rate; Late Charge. The outstanding principal balance of the Loan shall bear interest at the Contract Rate. If Borrowers fail to pay any installment of interest or, if applicable, principal within five (5) days after the date on which the same is due, excluding the final payment due on the Maturity Date, Borrowers shall pay to Administrative Agent, for the account of the Lenders (other than any Defaulting Lender but subject to Section 2.18(c), a late charge on such past due amount, as liquidated damages and not as a penalty, equal to five percent (5%) of such amount, but not in excess of the maximum amount of interest allowed by applicable law. Administrative Agent shall pay to each Lender (other than any Defaulting Lender but
LOAN AGREEMENT – Page 32
CONA – Healthcare Trust, Inc.
92119388.8

subject to Section 2.18(c) its portion of the late charge based on each Lender’s Pro Rata Share of the Loan. The foregoing late charge is intended to compensate each Lender for the expenses incident to handling any such delinquent payment and for the losses incurred by each Lender as a result of such delinquent payment. Borrowers agree that, considering all of the circumstances existing on the date this Agreement is executed, the late charge represents a reasonable estimate of the costs and losses each Lender will incur by reason of late payment. Borrowers and each Lender further agree that proof of actual losses would be costly, inconvenient, impracticable and extremely difficult to fix. Acceptance of the late charge shall not constitute a waiver of the Event of Default arising from the overdue installment, and shall not prevent any Lender from exercising any other rights or remedies available to such Lender with respect to such Event of Default. While any Event of Default exists, the Loan shall bear interest at the Default Rate.
Section 1.3Terms of Payment. The Loan shall be payable as follows:
(a)Interest Payments - Initial Funding Amount. Commencing on February 1, 2024, and continuing on each Payment Date thereafter through and including the Payment Date immediately prior to the Maturity Date. Borrowers shall pay interest only in arrears computed at the Contract Rate on the outstanding principal balance of the Loan from time to time and which, for clarification, shall at no time include any portion of the TI/LC Holdback or the Joinder Advance Holdback which Lenders have not yet advanced.
(b)Interest Payments – Joinder Advance. On the first Payment Date after an advance of the Joinder Holdback, Borrowers shall pay to Administrative Agent for the account of the Lenders (other than a Defaulting Lender) but subject to Section 2.18(c), interest only in arrears computed at the Contract Rate on the outstanding principal balance of the Joinder Advance from the date of such Joinder Advance. On each Payment Date thereafter during the term of the Loan, Borrowers shall pay to Administrative Agent for the account of the Lenders (other than a Defaulting Lender) but subject to Section 2.18(c), interest only in arrears computed at the Contract Rate on the outstanding principal balance of the Joinder Advance.
(c)Interest Payments – TI/LC Advance. On the first Payment Date after a TI/LC Advance, Borrowers shall pay to Administrative Agent for the account of the Lenders (other than a Defaulting Lender) but subject to Section 2.18(c), interest only in arrears computed at the Contract Rate on the outstanding principal balance of the TI/LC Advance from the date of such TI/LC Advance. Thereafter, on each Payment Date, during the term of the Loan, Borrowers shall pay to Administrative Agent for the account of the Lenders (other than a Defaulting Lender) but subject to Section 2.18(c), interest only in arrears computed at the Contract Rate on the outstanding principal balance of the TI/LC Advance.
(d)Maturity. On the Maturity Date, Borrowers shall pay to Administrative Agent for the account of the Lenders, all outstanding principal, accrued and unpaid interest, default interest, late charges, the Prepayment Premium (if applicable) and any and all other amounts due under the Loan Documents.
Section 1.4Prepayment.
(a)Right to Prepay. The Loan may be prepaid in whole, but not in part, provided Borrowers provide not less than five (5) Business Days’ notice to Administrative Agent of such prepayment (which notice may be withdrawn by Borrowers prior to such prepayment) and pays with such prepayment all accrued interest and all other outstanding amounts then due and unpaid under the Loan Documents, including, without limitation, in each case to the extent applicable, Prorated Interest and the Prepayment Premium.
LOAN AGREEMENT – Page 33
CONA – Healthcare Trust, Inc.
92119388.8

(b)Prepayment Not Made on a Payment Date. If for any reason the Loan or any portion thereof is prepaid on a day other than a scheduled monthly Payment Date, in addition to the amounts required to be paid under Section 2.4(a) above, Borrowers shall pay interest prorated through the date of prepayment (the “Prorated Interest”).
(c)Involuntary Prepayment. If for any reason other than Casualty or Condemnation or a prepayment pursuant to Section 7.13(c) or pursuant to Section 2.8 of this Agreement, Borrowers shall pay to Administrative Agent, for the account of the Lenders, in addition to all other amounts outstanding under the Loan Documents, to the extent applicable, the Prepayment Premium.
(d)Prepayment on a Business Day. Any prepayment made under this Section  2.4 may be made only on a U.S. Governmental Securities Business Day (and, if tendered on a day other than a U.S. Governmental Securities Business Day, shall be applied on the immediately succeeding U.S. Governmental Securities Business Day).
(e)Prepayment Due to Casualty or Condemnation. In the event of a prepayment resulting from the application of insurance or condemnation proceeds pursuant to Article 3 hereof, no Prepayment Premium shall be imposed.
(f)Character of Prepayment Premium. The Prepayment Premium does not constitute a penalty, but rather represents the reasonable estimate, agreed to between Borrowers and each Lender, of fair compensation for the loss that may be sustained by such Lender due to the payment of the principal Indebtedness prior to the Maturity Date or the increased cost and expense to such Lender resulting from an acceleration of the Loan. Any Prepayment Premium shall be paid without prejudice to the right of any Lender to collect on its behalf any of the amounts owing under the Note, this Agreement or the other Loan Documents or otherwise, to enforce any of its rights or remedies arising out of an Event of Default.
Section 1.5Security; Establishment of Funds.
(a)Security. The Loan shall be secured by, among other things, the Mortgage creating a first lien on Borrower’s fee interest in each of the Projects, the Assignment of Leases and Rents and the other Loan Documents.
(b)Establishment of Funds. Borrowers agree to establish the following reserves with Administrative Agent, to be held by Administrative Agent as further security for the Loan:
(i)on the Closing Date, Borrowers shall deposit with Administrative Agent the amount of One Hundred Eighty Seven Thousand Nine Hundred Fifty Five Dollars ($187,955) (the “Required Repair Fund”) which shall be held by Administrative Agent for the completion of the required repairs set forth on Schedule 2.5(b) annexed hereto (the “Required Repairs”) on or before the dates specified on Schedule 2.5(b). Upon completion of the Required Repairs, Borrowers shall (A) deliver notice of the same to Administrative Agent, which notice will contain a representation of Borrowers that the Required Repairs have been completed, and (B) provide supporting documentation or other evidence reasonably satisfactory to Administrative Agent of the completion of the Required Repairs, all of which shall be performed in a manner reasonably satisfactory to Administrative Agent and in accordance with all applicable Requirements of Law; and
LOAN AGREEMENT – Page 34
CONA – Healthcare Trust, Inc.
92119388.8

(ii)Borrowers shall deposit with Administrative Agent on each Payment Date one-twelfth (1/12th) of the product of 25/100 Dollars ($.25) multiplied by the number of rentable square feet in the Projects which shall be held by Administrative Agent for replacements and repairs reasonably required to be made to the Projects during the term of the Loan (the “Replacement Escrow Fund”).
Administrative Agent shall hold the Funds, and any and all other impounds or reserves otherwise provided for in this Agreement, for the benefit of all Lenders.
(c)Pledge and Disbursement of Funds. Borrowers hereby pledge to Administrative Agent and the Lenders, and grant a security interest in, any and all monies now or hereafter deposited in the Funds as additional security for the payment of the Loan. Administrative Agent may reasonably reassess its estimate of the amount necessary for the Funds from time to time and may reasonably adjust the monthly amounts required to be deposited into the Funds upon thirty (30) days’ notice to Borrowers. Administrative Agent shall make disbursements from the Funds as requested by Borrowers, and approved by Administrative Agent in its reasonable discretion, on no more than a monthly basis in increments of no less than Five Thousand Dollars ($5,000.00) upon delivery by Borrowers of Administrative Agent’s standard form of draw request accompanied by copies of paid invoices for the amounts requested and, if reasonably required by Administrative Agent, conditional lien waivers and releases from all parties furnishing materials or services in connection with the requested payment (which waivers and releases may be subject to receipt of the dollars being requested). If Borrower makes a request for disbursement of Funds in excess of Twenty-Five Thousand Dollars ($25,000), Administrative Agent may require an inspection of the Projects at Borrowers’ expense prior to making a disbursement in order to verify completion of replacements and repairs for which reimbursement is sought. The Lenders and Borrowers acknowledge and agree that the Funds shall be held without interest in Administrative Agent’s name and may be commingled with the general funds of Administrative Agent. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may (and at the direction of the Required Lenders shall) apply any sums then present in the Funds to the payment of the Loan in any order in the reasonable discretion of Administrative Agent. Until expended or applied as above provided, the Funds shall constitute additional security for the Loan. Administrative Agent shall have no obligation to release any of the Funds while any Event of Default or Potential Default exists or any Material Adverse Change has occurred in Borrowers or any other Borrower Party or the Projects. All costs and expenses, if any, incurred by Administrative Agent in the disbursement of any of the Funds shall be paid by Borrowers promptly upon demand or, at Administrative Agent’s sole discretion, deducted from the Funds. Any amounts remaining in the Funds at the time of payment and performance in full of the Obligations or, if earlier, completion of all Required Repairs solely with respect to the Required Repair Fund so long as no Potential Default or Event of Default exists, shall be promptly disbursed to Borrowers. In no event may funds from the Replacement Escrow Fund be used to pay for a Tenant’s furniture, fixture or equipment or other property which will be owned by a Tenant.
Section 1.6Application of Payments.
(a)Waterfall. Prior to the occurrence of an Event of Default, all payments received by Administrative Agent under the Loan Documents shall be applied, (i) first, to pay Obligations in respect of any cost or expense reimbursements, fees or indemnities then due to Administrative Agent pursuant to this Agreement, any Loan Document or the Environmental Indemnity Agreement, (ii) second, to pay Default Rate interest or late charges, (iii) third, to pay interest then due and payable calculated at the Contract Rate, (iv) fourth, to principal payments due under the Loan and to any Obligations under the Secured Hedge Agreements, (v) fifth, to any reserves, escrows or other impounds required to be maintained pursuant to the Loan
LOAN AGREEMENT – Page 35
CONA – Healthcare Trust, Inc.
92119388.8

Documents, (vi) sixth, to any Prepayment Premium then due, and (vii) seventh, to the ratable payment of all other Obligations. Upon the occurrence and during the continuance of an Event of Default, all payments shall be applied in such order as Administrative Agent shall determine in its sole discretion. Notwithstanding anything herein to the contrary, if at any time during the existence of an Event of Default or following acceleration of the Obligations or on or after the Maturity Date, Administrative Agent applies any payments received or the proceeds of any Collateral to principal payments on the Loan, Administrative Agent shall apply such payments or proceeds pro rata between such principal payments on the Loan and the Obligations under the Secured Hedge Agreements based on the outstanding principal balance of the Loan and the Obligations under Secured Hedge Agreements.
(b)Application of Payments Generally. All repayments of the Loan shall be applied to reduce the outstanding principal amount of the Loan. If sufficient amounts are not available to repay all outstanding Obligations described in any priority level set forth in this Section 2.6, the available amounts shall be applied, unless otherwise expressly specified herein, to such Obligations ratably based on the proportion of the Secured Parties’ interest in such Obligations. Interest shall include all such interest, whether or not accruing after the filing of any petition in bankruptcy or the commencement of any insolvency, reorganization or similar proceeding, and whether or not a claim for post-filing or post-petition interest is allowed in any such proceeding. All prepayments of principal, if permitted hereunder or otherwise accepted by Administrative Agent, shall be applied to amounts owing in the inverse order of maturity (i.e., to the final principal installment due with respect to the Loan).
(c)Payments and Computations. Borrowers shall make each payment under any Loan Document not later than 11:00 a.m. (Eastern Standard or Daylight Savings time) on the day when due to Administrative Agent by wire transfer or Automated Clearing House (“ACH”) transfer to be initiated by Administrative Agent pursuant to the ACH Authorization Form (which shall be the exclusive means of payment hereunder) to the following account (or at such other account or by such other means to such other address as Administrative Agent shall have notified Borrowers in writing within a reasonable time prior to such payment) in immediately available Dollars and without setoff or counterclaim:

Bank Name: Bank Address	Capital One, National Association 1680 Capital One Drive McLean, VA 22102
ABA Number:	065000090
Beneficiary Account Number: Beneficiary Account Name:	21100-10002131-38395 Syndication Cash Clearing ACBS
Reference:	FIDR ID 825206

Administrative Agent shall cause to be distributed immediately available funds relating to the payment of principal, interest or fees to the Lenders, in accordance with the application of payments set forth in Section 2.6(a), promptly after receipt or deemed receipt, but not later than one Business Day following receipt (or deemed receipt) by Administrative Agent. Administrative Agent shall have no obligation to make any payments to a Lender except out of amounts received or applied by Administrative Agent with respect to the Loan, and only if and to the extent payable in accordance with said Section 2.6(a). Payments received by Administrative Agent after 11:00 a.m. (Eastern Standard or Daylight Savings time) shall be deemed to be received on the next Business Day.
LOAN AGREEMENT – Page 36
CONA – Healthcare Trust, Inc.
92119388.8

(d)Computations of Interests and Fees. All computations of interest and of fees shall be made by Administrative Agent on the basis of a fraction, the denominator of which is three hundred sixty (360) and the numerator of which is the actual number of days elapsed from (and including) the date of the initial disbursement under the Loan or the date of the preceding Payment Date, as the case may be, to (but not including) the date of the next Payment Date or the Maturity Date, as the case may be. Each determination of an interest rate or the amount of a fee hereunder shall be made by Administrative Agent and shall be conclusive, binding and final for all purposes, absent manifest error.
(e)Payments Due on Non-Business Days. Whenever any payment hereunder shall be stated to be due on a day that is not a U.S. Government Securities Business Day, the due date for such payment shall be extended to the next succeeding U.S. Government Securities Business Day, as provided in the definition of “Business Day”.
(f)Advancing Payments. Unless Administrative Agent shall have received notice from Borrowers prior to the date on which any payment is due hereunder that Borrowers will not make such payment in full, Administrative Agent may assume that Borrowers have made such payment in full to Administrative Agent on such date and Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that Borrowers shall not have made such payment in full to Administrative Agent, each Lender shall repay to Administrative Agent on demand such amount distributed to such Lender together with interest thereon (at the then current interest rate applicable to the Loan) for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to Administrative Agent.
Section 1.7Sources and Uses. The sources and uses of funds for the contemplated transaction are as described on Schedule 2.7 attached hereto.
Section 1.8Capital Adequacy; Increased Costs; Illegality.
(a)If any Change in Law increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder, then Borrowers shall from time to time upon demand by such Lender, pay to such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by the affected Lender to Borrowers shall, absent manifest error, be final, conclusive and binding for all purposes. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, such Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 2.8(a).
(b)If, due to any Change in Law, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining the Loan, then Borrowers shall from time to time, upon demand by such Lender, pay to such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to Borrowers by such Lender, shall be conclusive and binding on Borrowers for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, such Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 2.8(b).
LOAN AGREEMENT – Page 37
CONA – Healthcare Trust, Inc.
92119388.8

(c)Notwithstanding anything to the contrary contained herein (but subject to the terms of Section 2.10), if after the Closing Date, (i) any Change in Law shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain its Loan Commitment bearing interest computed by reference to the then current Benchmark and Base Rate, or (ii) the then current Benchmark is discontinued or is otherwise no longer available (temporarily or otherwise) or, as a result of the Change of Law in clause (i), the Lender is not permitted to make a loan at the Benchmark but is permitted to make a loan at the Base Rate, then (A) with respect to the occurrence described in subsection (i) above, unless such Lender is able to make or to continue to fund or to maintain its Loan Commitment at another office of such Lender without, in such Lender’s opinion, adversely affecting it or its Loan Commitment or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrowers, (1) the obligation of such Lender to agree to make or to make or to continue to fund or maintain its Loan Commitment shall terminate and (2) Borrowers shall prepay in full such Lender’s Pro Rata Share of the Loan, together with interest accrued thereon, but without payment of any Prepayment Premium within thirty (30) days following such Lender’s demand for payment unless such Lender elects to use the Base Rate as a replacement index, plus an Applicable Margin (which may be negative) to approximate the Contract Rate before such change in law or regulation and (B) with respect to the occurrence described in subsection (ii) above, Administrative Agent will use the Base Rate as a replacement index, plus an Applicable Margin (which may be negative) to approximate the Contract Rate. If any Lender elects to use the Base Rate as contemplated by subsection (A) above or if subsection (B) above is applicable, Administrative Agent will notify Borrowers of the Base Rate and the Applicable Margin to be used and the same shall be applied to the Loan effective as of the date such Lender or Administrative Agent determined that the then current Benchmark was no longer available, as applicable.
(d)Notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a change in any Requirements of Law under subsection (b) above and/or a change in capital adequacy requirements under subsection (a) above, as applicable, regardless of the date enacted, adopted or issued.
(e)Notwithstanding anything else to the contrary in this Section 2.8, Borrowers shall not be under any obligation to prepay any portion of the Loan or to compensate any Lender under this Section 2.8 as a result of or with respect to increased costs or reductions where such Lender is not demanding such repayment or compensation from all of its customers similarly situated.
Section 1.9Interest Rate Protection. Within five (5) Business Days following the Closing Date, Borrowers shall (or shall cause Guarantor to), at their sole cost and expense, for the three (3) year period after the Closing Date obtain and maintain an interest rate cap or interest rate swap with respect to the full notional amount of the Initial Funding Amount, each TI/LC Advance and each Joinder Advance (provided that such interest rate swap for each TI/LC Advance and Joinder Advance may be entered into at the time such advance(s) are made) for the benefit of Borrowers pursuant to a Hedge Agreement reasonably satisfactory to Administrative Agent having an initial term of at least three (3) years (or such shorter period of time if the Maturity Date is less than three (3) years, which Hedge Agreement shall: (i) be subject to Borrowers’ compliance with a Debt Service Coverage Ratio not less than 1.25 to 1.0, in each case determined at the time the Hedge Agreement is purchased by Borrowers; and (ii) at Administrative Agent’s request, be collaterally assigned to Administrative Agent (for the benefit of Lenders). Any such Hedge Agreement shall be provided by Administrative Agent or any Lender (or an Affiliate of such Person) or a bank or other financial institution whose long-term debt rating is equal to or greater than “A”. Upon repayment of the Loan in full, Administrative Agent shall assign the Hedge Agreement back to Borrowers or an Affiliate of Borrowers (at
LOAN AGREEMENT – Page 38
CONA – Healthcare Trust, Inc.
92119388.8

Borrower’s discretion). Except in connection with a Secured Hedge Agreement, the Projects shall not be pledged or encumbered in any manner to secure any obligation under a Hedge Agreement. Borrowers shall not enter into any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement pertaining to fluctuations in interest rates, or any swaps, caps or collar agreements or similar arrangements providing for protection against fluctuations in currency exchange rates, either generally or under specific contingencies, other than a Hedge Agreement contemplated by this Section 2.9 approved by Administrative Agent and not for speculative purposes.
Section 1.10Effect of Benchmark Transition Event.
(a)Benchmark Replacement Rate. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, Administrative Agent and Borrowers may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement Rate. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after Administrative Agent has posted such proposed amendment to all Lenders and Borrowers so long as Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of the then-current Benchmark with a Benchmark Replacement Rate pursuant to this Section 2.10(a) will occur prior to the applicable Benchmark Transition Start Date.
(b)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement Rate, Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(c)Notices; Standards for Decisions and Determinations. Administrative Agent will promptly notify Borrowers and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement Rate, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Administrative Agent or Lenders pursuant to this Section 2.10(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 2.10(c).
(d)Benchmark Unavailability Period. During the existence of a Benchmark Unavailability Period, the Loan will bear interest at the Base Rate, plus the Applicable Margin.
(e)Conflict with Other Sections. In the event of a conflict between the terms of this Section 2.10 and the terms of Section 2.8 or any other section of this Agreement, the terms of this Section 2.10 shall control.
LOAN AGREEMENT – Page 39
CONA – Healthcare Trust, Inc.
92119388.8

Section 1.11Return of Payments.
(a)If Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Administrative Agent from the Borrowers and such related payment is not received by Administrative Agent, then Administrative Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim, defense or deduction of any kind.
(b)If Administrative Agent determines at any time that any amount received by Administrative Agent under this Agreement or any other Loan Document must be returned to any Secured Party or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to each Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind, and Administrative Agent will be entitled to set-off against future distributions to such Lender any such amounts (with interest) that are not repaid on demand.
(c)If Administrative Agent notifies a Lender or other Secured Party, or any Person who has received funds on behalf of a Lender or other Secured Party (any such Lender, other Secured Party or other recipient, a ”Payment Recipient”), that Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient from Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, other Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of Administrative Agent and held in trust for the benefit of Administrative Agent, and such Lender or other Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two (2) Business Days thereafter, return to Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Administrative Agent to any Payment Recipient under this Section 2.11 shall be conclusive, absent manifest error.
(d)Without limiting the immediately preceding Section 2.11(c), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case, then (1) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been
LOAN AGREEMENT – Page 40
CONA – Healthcare Trust, Inc.
92119388.8

made (absent written confirmation from Administrative Agent to the contrary) or (2) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment.
(e)Each Lender and Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party from any source, against any amount due to Administrative Agent under Section 2.11(c) above or under the indemnification provisions of this Agreement.
(f)The Borrowers and each other Borrower Party hereby agree that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, Administrative Agent shall be contractually subrogated (irrespective of whether Administrative Agent may be equitably subrogated) to all the rights of such Lender or other Secured Party under the Loan Documents with respect to such amount, (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by Borrowers or any other Borrower Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Administrative Agent from the Borrower or any other Borrower Party for the purpose of making such Erroneous Payment, and (z) to the extent that an Erroneous Payment was in any way or at any time credited as a payment or satisfaction of any of the Obligations, the Obligations or part thereof that were so credited, and all rights of the applicable Lender, other Secured Party or Administrative Agent, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received; provided, however, the amount of such Erroneous Payment that is comprised of funds received by Administrative Agent from the Borrowers or any other Borrower Party for the purpose of making such Erroneous Payment shall be credited as a payment or satisfaction of the Obligations and the Obligations or part thereof that were so credited shall not be reinstated.
(g)To the extent permitted by Requirements of Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
Each party’s obligations, agreements and waivers under this Section 2.11 shall survive the resignation or replacement of Administrative Agent, or any transfer of rights or obligations by, or the replacement of, a Lender or other Secured Party, the termination of any Commitment or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
Section 1.12Evidence of Debt.
(a)Records of Lenders. Each Lender shall maintain in accordance with its usual practice accounts evidencing the Indebtedness of Borrowers to each Lender resulting from the Pro Rata Share of the Loan of such Lender from time to time outstanding, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. In addition, with respect to each Lender having sold a participation interest in any of the Obligations owing to it, such Lender, acting as agent of Borrowers solely for this purpose and solely for tax purposes, shall establish and maintain at its address referred to in Section 11.1 (or at such other address as Administrative Agent shall notify Borrowers) a record of ownership, in
LOAN AGREEMENT – Page 41
CONA – Healthcare Trust, Inc.
92119388.8

which such Lender shall register by book entry (i) the name and address of each such participant (and each change thereto, whether by assignment or otherwise) and (ii) the rights, interest or obligation of each such participant in any Obligation owing to such Lender, in any Loan Commitment or any portion of the Loan and in any right of such Lender to receive any payment hereunder.
(b)Records of Administrative Agent. Administrative Agent, acting solely for this purpose as an agent of Borrowers, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Loan Commitments of, and principal amounts (and stated interest) of the Loan owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error; provided, however, that no error in such account and no failure of any Lender or Administrative Agent to maintain any such account shall affect the obligations of any Borrower Party to repay the Loan in accordance with its terms. Borrowers, Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by Borrowers and any Lender at any reasonable time and from time to time upon reasonable prior notice.
(c)Registered Obligations. Notwithstanding anything to the contrary contained in this Agreement, the Loan (including any Notes evidencing the Loan) shall constitute a registered obligation, the right, title and interest of the Lenders and their assignees in and to the Loan shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein. This Section 2.12 and Section 11.2 shall be construed so that the Loan is at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any successor provisions).
Section 1.13Substitution of Lenders.
(a)In the event that any Lender that is not an Affiliate of Administrative Agent (an “Affected Lender”), (i) makes a claim under Section 2.8 or notifies Borrowers and Administrative Agent pursuant to Section 2.8 that it becomes illegal for such Lender to continue to fund or maintain its Pro Rata Share of the Loan using the then current Benchmark Rate or (ii) does not consent to any amendment, waiver or consent to any Loan Document or the Environmental Indemnity Agreement for which the consent of the Required Lenders is obtained but that requires the consent of other Lenders, Borrowers may either pay in full such Affected Lender with respect to amounts due with the consent of Administrative Agent (without payment of any Prepayment Premium) or, if Administrative Agent provides a proposed Substitute Lender, consent to the substitution of such Affected Lender by any Lender or any Affiliate or Approved Fund of any Lender or any other Person acceptable (which acceptance shall not be unreasonably withheld or delayed) to Administrative Agent (in each case, a “Substitute Lender”).
(b)To substitute such Affected Lender or pay in full the Obligations owed to such Affected Lender, Borrowers shall deliver a notice to Administrative Agent and such Affected Lender. The effectiveness of such payment or substitution shall be subject to the delivery to Administrative Agent by Borrowers (or, as may be applicable in the case of a substitution, by the Substitute Lender) of (i) payment for the account of such Affected Lender, of, to the extent accrued through, and outstanding on, the effective date for such payment or substitution, all Obligations owing to such Affected Lender (including those that will be owed because of such payment and all Obligations that would be owed to such Lender if it was solely a Lender), and (ii) in the case of a substitution, (A) payment by the Substitute Lender of the
LOAN AGREEMENT – Page 42
CONA – Healthcare Trust, Inc.
92119388.8

assignment fee set forth in Section 11.3 and (B) an Assignment and Assumption (but no obligation on the part of Borrowers to pay any fees in connection therewith.
(c)Upon satisfaction of the conditions set forth in clause (b) above, Administrative Agent shall record such substitution or payment in the Register, whereupon (i) in the case of any payment in full, such Affected Lender’s Loan Commitment shall be terminated and (ii) in the case of any substitution, (A) the Affected Lender shall sell and be relieved of, and the Substitute Lender shall purchase and assume, all rights and claims of such Affected Lender under the Loan Documents with respect to the Loan, except that the Affected Lender shall retain such rights expressly providing that they survive the repayment of the Obligations and the termination of the Loan Commitments, (B) the Substitute Lender shall become a “Lender” hereunder having a Loan Commitment in the amount of such Affected Lender’s Loan Commitment and (C) the Affected Lender and the applicable Substitute Lender shall execute and deliver to Administrative Agent an Assignment and Assumption to evidence such substitution and deliver any Note in its possession; provided, however, that the failure of any Affected Lender to execute any such Assignment and Assumption or deliver any such Note shall not render such sale and purchase (or the corresponding assignment) invalid.
Section 1.14Pro Rata Treatment; Sharing of Payments.
(a)Pro Rata Treatment. (i) Each advance of the Loan from the Lenders under Section 2.1 shall be made by the Lenders, and any termination of the obligation to make an advance of the Loan shall be applied to the respective Loan Commitments of the Lenders, based on their Pro Rata Share; (ii) each payment or prepayment of principal of the Loan by Borrowers shall be made for account of the Lenders based on their Pro Rata Share; and (iii) each payment of interest on the Loan by Borrowers shall be made for account of the Lenders pro rata in accordance with the amounts of interest on the Loan then due and payable to the respective Lenders.
(b)Sharing of Payments, Etc.If any Lender shall obtain from Borrowers payment of any principal of or interest on the Loan owing or payment of any other amount under this Agreement or any other Loan Document through the exercise of any right of set off, banker’s lien or counterclaim or similar right or otherwise (other than from Administrative Agent as provided herein), and, as a result of such payment, such Lender shall have received a greater percentage of the principal of or interest on the Loan or such other amounts then due hereunder or thereunder by Borrowers to such Lender (other than pursuant to any Secured Hedge Agreements) than the percentage received by any other Lender, it shall promptly purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loan or such other amounts, respectively, owing to such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loan or such other amounts, respectively, owing to each of the Lenders. To such end, all Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.
(i)Borrowers agree that any Lender so purchasing such a participation (or direct interest) may exercise all rights of set off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of the Loan or other amounts (as the case may be) owing to such Lender in the amount of such participation.
LOAN AGREEMENT – Page 43
CONA – Healthcare Trust, Inc.
92119388.8

(ii)Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of Borrowers. If, under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set off to which this Section 2.14(b) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 2.14(b) to share in the benefits of any recovery on such secured claim.
Section 1.15Fees and Expenses. Borrowers agree to pay to Administrative Agent for the benefit of the Lenders the fees and expenses provided in the Term Sheet.
Section 1.16Withholding Taxes.
(a)Payments Free and Clear of Withholding Taxes. Except as otherwise provided in this Section 2.16, each payment by Borrowers under any Loan Document or the Environmental Indemnity Agreement shall be made free and clear of all present or future taxes, levies, imposts, deductions, charges or withholdings and all liabilities with respect thereto (and without deduction for any of them) (collectively, but excluding the taxes set forth in clauses (i) through (iv) below, the “Withholding Taxes”) other than for (i) taxes measured by net income (including branch profits taxes) and franchise taxes imposed in lieu of net income taxes, in each case imposed on any Lender as a result of a connection between such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than such connection arising solely from any Lender having executed, delivered or performed its obligations or received a payment under, or enforced, any Loan Document or the Environmental Indemnity Agreement), (ii) Withholding Taxes to the extent that the obligation to withhold amounts existed on the date that such Lender became a “Lender” under this Agreement in the capacity under which such Lender makes a claim under this clause (ii), except in each case to the extent such Lender is a direct or indirect assignee (other than pursuant to Section 2.13 (Substitution of Lenders)) of any other Lender that was entitled, at the time the assignment of such other Lender became effective, to receive additional amounts under Section 2.16(b), (iii) taxes that are directly attributable to the failure (other than as a result of a change in any Requirements of Law) by any Lender to deliver the documentation required to be delivered pursuant to clause (f) below and (iv) any United States federal withholding Taxes imposed under FATCA (the taxes described in subsections (i) through (iv) of this Section 2.16(a) herein called “Excluded Taxes”).
(b)Gross-Up. If any Taxes shall be required by any Requirements of Law to be deducted from or in respect of any amount payable under any Loan Document or the Environmental Indemnity Agreement to any Lender and such Taxes are Withholding Taxes, (i) such amount payable shall be increased as necessary to ensure that, after all required deductions for Withholding Taxes are made (including deductions applicable to any increases to any amount under this Section 2.16), such Lender receives the amount it would have received had no such deductions been made, (ii) the relevant Borrower Party shall make such deductions, (iii) the relevant Borrower Party shall timely pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable Requirements of Law and (iv) within 30 days after such payment is made, Borrowers shall deliver to Administrative Agent an original or certified copy of a receipt evidencing such payment.
(c)Other Taxes. In addition, Borrowers agree to pay, and authorize Administrative Agent to pay in its name, any stamp, documentary, excise or property tax, charges or similar levies imposed by any applicable Requirements of Law or Governmental Authority and all Liabilities with respect thereto (including by reason of any delay in payment
LOAN AGREEMENT – Page 44
CONA – Healthcare Trust, Inc.
92119388.8

thereof), in each case arising from the execution, delivery or registration of, or otherwise with respect to, any Loan Document, the Environmental Indemnity Agreement or any transaction contemplated therein (collectively, “Other Taxes”). Within thirty (30) days after the date of any payment of Withholding Taxes or Other Taxes by any Borrower Party, Borrowers shall furnish to Administrative Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof.
(d)Indemnification. Borrowers shall reimburse and indemnify, within thirty (30) days after receipt of demand therefor (with copy to Administrative Agent), each Lender for all Withholding Taxes and Other Taxes (including any Withholding Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.16) paid by such Lender and any Liabilities arising therefrom or with respect thereto, whether or not such Withholding Taxes or Other Taxes were correctly or legally asserted. A certificate of the Lender (or of Administrative Agent on behalf of such Lender) claiming any compensation under this clause (d), setting forth the amounts to be paid thereunder and delivered to Borrowers with copy to Administrative Agent, shall be conclusive, binding and final for all purposes, absent manifest error.
(e)Mitigation. Any Lender claiming any additional amounts payable pursuant to this Section 2.16 shall use its reasonable efforts (consistent with its internal policies and Requirements of Law) to change the jurisdiction of its lending office if such a change would reduce any such additional amounts (or any similar amount that may thereafter accrue) and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.
(f)Tax Forms.
(i)Each Non-U.S. Lender Party that, at any of the following times, is entitled to an exemption from United States withholding Tax or, after a change in any Requirements of Law, is subject to such withholding Tax at a reduced rate under an applicable Tax treaty, shall (w) on or prior to the date such Non-U.S. Lender Party becomes a “Non-U.S. Lender Party” hereunder, (x) on or prior to the date on which any such form or certification expires or becomes obsolete, (y) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (i) and (z) from time to time if requested by Borrowers or Administrative Agent (or, in the case of a participant or SPV, the relevant Lender), provide Administrative Agent and Borrowers (or, in the case of a participant or SPV, the relevant Lender) with two completed originals of each of the following, as applicable: (A) Forms W-8ECI (claiming exemption from U.S. withholding tax because the income is effectively connected with a U.S. trade or business), W-8BEN or W-8BEN-E, as applicable (claiming exemption from, or a reduction of, U.S. withholding tax under an income tax treaty) or W-8IMY (together with appropriate forms, certifications and supporting statements) or any successor forms, (B) in the case of a Non-U.S. Lender Party claiming exemption under Sections 871(h) or 881(c) of the Code, Form W-8BEN or W-8BEN-E, as applicable (claiming exemption from U.S. withholding tax under the portfolio interest exemption) or any successor form and a certificate in form and substance acceptable to Administrative Agent that such Non-U.S. Lender Party is not (1) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (2) a “10 percent shareholder” of Borrowers within the meaning of Section 881(c)(3)(B) of the Code or (3) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code or (C) any other applicable document prescribed by the IRS certifying as to the entitlement of such Non-U.S. Lender Party to such exemption from United States withholding tax or
LOAN AGREEMENT – Page 45
CONA – Healthcare Trust, Inc.
92119388.8

reduced rate with respect to all payments to be made to such Non-U.S. Lender Party under the Loan Documents. Unless Borrowers and Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender Party are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, Borrower Parties and Administrative Agent shall withhold amounts required to be withheld by applicable Requirements of Law from such payments at the applicable statutory rate.
(ii)Each U.S. Lender Party shall (A) on or prior to the date such U.S. Lender Party becomes a “U.S. Lender Party” hereunder, (B) on or prior to the date on which any such form or certification expires or becomes obsolete, (C) after the occurrence of any event requiring a change in the most recent form or certification previously delivered by it pursuant to this clause (f) and (D) from time to time if requested by Borrowers or Administrative Agent (or, in the case of a participant, the relevant Lender), provide Administrative Agent and Borrowers (or, in the case of a participant, the relevant Lender) with two completed originals of Form W-9 (certifying that such U.S. Lender Party is entitled to an exemption from U.S. backup withholding tax) or any successor form.
(iii)Each Lender having sold a participation in any of its Obligations shall collect from such participant the documents described in this clause (f) and provide them to Administrative Agent.
(iv)If a payment made to a Lender would be subject to United States federal withholding Tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA, such Lender Party shall deliver to Administrative Agent and Borrowers’ Agent any documentation under any Requirements of Law or reasonably requested by Administrative Agent or Borrowers’ Agent sufficient for Administrative Agent or Borrowers to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment.
(g)Refunds. If a Lender has received a refund of (or tax credit with respect to) any Withholding Taxes or Other Taxes as to which it has been indemnified by Borrowers or with respect to which Borrowers have paid additional amounts pursuant to this Section 2.16, it shall pay over such refund (or the benefit realized as a result of such tax credit) to Borrowers (but only to the extent of indemnity payments made, or additional amounts paid, by Borrowers under this Section 2.16 with respect to the Withholding Taxes or Other Taxes giving rise to such refund), net of all out of pocket expenses of the Lender (including any Withholding Taxes imposed with respect to such refund) as is determined by the Lender in good faith, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that Borrowers, upon the request of the Lender, agrees to repay as soon as reasonably practicable the amount paid over to Borrowers (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender in the event the Lender is required to repay such refund to such Governmental Authority. This Section 2.16 shall not be construed to require the Lender to make available its tax returns (or any other information relating to its Withholding Taxes or Other Taxes which it deems in good faith to be confidential) to Borrowers or any other person.
(h)Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of Administrative Agent or any assignment of rights by, or the
LOAN AGREEMENT – Page 46
CONA – Healthcare Trust, Inc.
92119388.8

replacement of, a Lender, the termination of the Loan Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 1.17Several Obligations of Lenders. The failure of any Lender to make any advance of its Loan Commitment to be made by it on the date specified therefor shall not relieve any other Lender of its obligation to make the advance of its Loan Commitment, but neither any Lender nor Administrative Agent shall be responsible for the failure of any other Lender to make the advance to be made by such other Lender.
Section 1.18Defaulting Lenders.
(a)Cure of Defaulting Lender Status. A Defaulting Lender may regain its status as a non-defaulting Lender hereunder upon satisfaction of each of the following conditions, as applicable: (i) payment by such Defaulting Lender of all amounts owing hereunder (whether to Administrative Agent for indemnity purposes or otherwise); (ii) receipt by Administrative Agent of (A) a written revocation by Defaulting Lender of any written notice by Defaulting Lender to Borrowers, Administrative Agent, or any other Lender that such Defaulting Lender will fail to fund under this Agreement, or (B) evidence satisfactory to Administrative Agent (in consultation with the Required Lenders) that such Defaulting Lender has publicly revoked any public announcement of the same; (iii) evidence satisfactory to Administrative Agent (in consultation with the Required Lenders) that such Defaulting Lender is no longer in default for failing to make payments under one or more syndicated credit facilities; and (iv) evidence satisfactory to Administrative Agent (in consultation with the Required Lenders) that such Defaulting Lender (or the holding company of such Defaulting Lender) is no longer the subject of a bankruptcy proceeding and is not otherwise involved in any liquidation proceeding, and Administrative Agent has determined such Defaulting Lender is able to meet its obligations hereunder.
(b)Right of Offset. Administrative Agent may, in its discretion, hold any payment made by Borrowers toward the Loan that is owing to a Defaulting Lender in a non-interest bearing account. Administrative Agent may use such amount to set-off any unfunded reimbursement obligations of such Defaulting Lender until the earliest to occur of (i) such Lender’s no longer being a Defaulting Lender hereunder, (ii) such Defaulting Lender being replaced pursuant to Section 2.18(c), and (iii) indefeasible payment in full by Borrowers of all amounts owing hereunder and performance by Borrowers of all Obligations.(c)
(c)Replacement of Defaulting Lender. If any Lender is a Defaulting Lender, Administrative Agent may, upon notice to such Lender and Borrowers, replace such Lender by causing such Lender to assign its Loan (with the related assignment fee to be paid by such Defaulting Lender) pursuant to Section 11.3 to one or more Persons eligible under such Section procured by Administrative Agent. Borrowers shall pay in full all principal, interest, fees and other amounts then currently due to such Defaulting Lender through the date of replacement. Any Defaulting Lender being replaced under this Section 2.18(c) shall execute and deliver an Assignment and Assumption with respect to such Lender’s Pro Rata Share of the Loan.
ARTICLE 3
INSURANCE, CONDEMNATION AND IMPOUNDS
Section 1.1Insurance. Borrowers, at their sole cost and expense, shall obtain and maintain (or cause to be maintained) during the entire term of the Loan, insurance for the Borrowers and the Projects providing at least the following coverages:
LOAN AGREEMENT – Page 47
CONA – Healthcare Trust, Inc.
92119388.8

(a)Property; Business Interruption. Borrowers shall (i) keep the Projects insured against damage by fire, acts of domestic and foreign terrorism, any type of wind (including named storms) and such other hazards covered by a special form or all-risk insurance policy (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost” (which for the purposes of this Agreement shall mean actual replacement value exclusive of costs of excavation, foundations, underground utilities and footings) with a waiver of depreciation and written on a replacement cost basis without any coinsurance or containing an agreed amount endorsement with respect to Projects waiving all co-insurance provisions (B) with a deductible not to exceed $50,000, except for wind/named storms, tornado, hail and earthquake, which shall provide for a deductible of no more than five percent (5%) of the total insurable value of the applicable Project, (C) containing Law & Ordinance coverage if any of the Improvements or the use of the Projects shall at any time constitute legal non-conforming structures or uses, including coverage for loss to the undamaged portion of the building (with a limit equal to the Full Replacement Cost), the cost of demolition and the increased costs of construction (each in amounts as required by Administrative Agent but not exceeding 10% of the total insurable value of the applicable Project) and (D) shall maintain comprehensive boiler and machinery/equipment breakdown insurance, if steam boilers or other pressure-fixed vessels are in operation, in amounts as shall be reasonably required by Administrative Agent and such other property insurance as reasonably required by Administrative Agent. Notwithstanding the foregoing, a Tenant may provide all or portion of the property damage coverages required herein or such coverages acceptable to Administrative Agent, as agreed to by Administrative Agent in its sole and absolute discretion. Administrative Agent reserves the right to require upon sixty (60) days written notice to Borrowers such other types of insurance from time to time, including but not limited to sinkhole or land subsidence insurance, each in amounts reasonably acceptable to Administrative Agent. The full insurable value shall be re-determined from time to time (but not more frequently than once in any twelve (12) calendar months) at the request of Administrative Agent by an appraiser or contractor designated and paid by Borrowers and reasonably approved by Administrative Agent, or by an engineer or appraiser in the regular employ of the insurer. Further, Borrowers shall obtain: (y) if any portion of the Improvements is currently or at any time in the future identified by (A) the Federal Emergency Management Agency in the Federal Register as an area having special flood hazards and/or (B) the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the “Flood Insurance Acts”), flood hazard insurance (1) in an amount equal to the maximum limit of coverage available under the Flood Insurance Acts plus (2) such greater amounts or other related and/or excess coverage as Lenders shall require in their sole discretion with deductibles no greater than the maximum limit of coverage available under the Flood Insurance Acts, and (z) earthquake insurance in amounts and in form and substance satisfactory to Lenders in the event the Project is located in an area with a high degree of seismic activity and the PML/SEL of the Project exceeds twenty percent (20%); provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (a). Borrowers shall maintain business income insurance, including rental income loss and extra expense, (A) with loss payable to Administrative Agent, (B) covering all perils required herein to be insured against, (C) in an amount equal to one hundred percent (100%) of the projected gross revenues from the operation of the Projects (as reduced to reflect expenses not incurred during a period of restoration) covering a period of restoration of at least eighteen (18) months after the date of the Casualty, and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the damaged Project is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such business interruption insurance shall
LOAN AGREEMENT – Page 48
CONA – Healthcare Trust, Inc.
92119388.8

be determined prior to the date hereof and at least once each year thereafter based on Administrative Agent’s reasonable estimate of the gross revenues (less non-continuing expenses not incurred during a period of restoration) from the Projects for the succeeding eighteen (18) month period. All business interruption proceeds shall be held by Administrative Agent and shall be applied to the Obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrowers of their Obligations to pay debt service on the Payment Dates set forth herein, except to the extent such amounts are actually paid out of the proceeds of such business interruption insurance.
(b)Liability. Borrowers shall maintain (i) commercial general liability insurance (with no exclusion for acts of domestic and foreign terrorism) with respect to the Projects for both personal injury, bodily injury to or death of a person and for property damage occurring upon, in or about the Projects, including “Dram Shop” or other liquor liability coverage if the Borrowers and/or their agents sells or distributes alcoholic beverages from the Projects, such insurance (A) to be on the so-called “occurrence” form (“claims-made” is also acceptable if coverage is written in conjunction with professional liability) providing for limits of liability in the amount reasonably approved by Administrative Agent but in no event less than $1,000,000 per occurrence and $2,000,000 in the aggregate (and, if on a blanket policy, containing a “General Aggregate Per Location” endorsement), (B) to continue at not less than the aforesaid limit until required to be changed by Lenders in writing by reason of changed economic conditions making such protection inadequate and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors, if insurable; (4) contractual liability for all insured contracts, (ii) umbrella and excess liability coverage in the amount of not less than $75,000,000 per occurrence on terms consistent with the general liability insurance required hereinabove, including, but not limited to, supplemental coverage for employer liability and automobile liability, if applicable, which umbrella/excess liability coverage shall apply in excess of such supplemental coverage, and (iii) other liability insurance as reasonably required by Administrative Agent, including but limited to commercial auto liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of $1,000,000 or, if applicable, worker’s compensation insurance, subject to the statutory limits of the state in which the Projects are located, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease aggregate in respect of any work or operations on or about the Projects, or in connection with the Projects or their operation, covering employees of Borrowers. In addition, Borrowers shall cause each Operator, if applicable, to maintain (A) worker’s compensation insurance, subject to the statutory limits of the state in which the Projects are located, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease aggregate in respect of any work or operations on or about the Projects, or in connection with the Projects or their operation and (B) professional liability insurance, including coverages against claims for errors and omissions, negligence, or medical malpractice occurring upon, in or about such Project, such insurance (A) to be on the so-called “occurrence” form (“claims-made” is also acceptable if coverage is written in conjunction with general liability) and containing minimum limits per occurrence of One Million and No/100 Dollars ($1,000,000.00), with a combined limit per policy year, excluding umbrella coverage, of not less than Three Million and No/100 Dollars ($3,000,000.00) in the aggregate; (B) to continue at not less than the aforesaid limit until required to be changed by Agent by reason of changed economic conditions making such protection inadequate. Without the approval of Administrative Agent, in no event shall Borrowers consent to any decrease in the amount or scope of coverage or increase the deductibles from those previously approved by Administrative Agent.
LOAN AGREEMENT – Page 49
CONA – Healthcare Trust, Inc.
92119388.8

(c)Construction, Repairs, Alterations. At all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the property or liability coverage forms do not otherwise apply, (A) commercial general liability and umbrella/excess liability insurance covering claims related to the structural construction, repairs or alterations being made which are not covered by or under the terms or provisions of the commercial general liability and umbrella/excess liability insurance policy required in Section 3.1(b); and (B) the insurance provided for in Section 3.1(a) written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Section 3.1(a), (3) including permission to occupy the applicable Projects and (4) with an agreed amount endorsement waiving all co-insurance provisions.
(d)Form and Quality. All insurance policies shall be obtained under valid and enforceable policies (individually, a “Policy”, and collectively, the “Policies”), and shall be subject to the reasonable approval of Administrative Agent as to form and substance, including insurance companies, amounts, deductibles, loss payees and insureds. Such policies shall be endorsed in form and substance reasonably acceptable to Administrative Agent to name Administrative Agent (on behalf of the Lenders) thereunder as an additional insured, as its interest may appear, on liability insurance policies and as mortgagee/lender’s loss payable, as its interest may appear, on all property insurance policies, including but not limited to special form/all-risk, business interruption, boiler and machinery, terrorism, windstorm, flood and earthquake insurance, with all loss payable to Administrative Agent, without contribution, under a standard non-contributory mortgagee clause. All policies shall include a waiver of subrogation in favor of Administrative Agent when permitted by law. No policy shall contain a Protective Safeguard Endorsement. Administrative Agent shall act on behalf of the Lenders in respect of insurance matters. The proceeds of insurance paid on account of any damage or destruction to a Project shall be paid to Administrative Agent, on behalf of the Lenders, to be applied as provided in Section 3.2. In the event Borrowers, Operator, or Property Manager receives any insurance proceeds (without the same having been disbursed to Administrative Agent), Borrowers will or will cause Operator or Property Manager to immediately return such proceeds to Administrative Agent for application in accordance with the provisions of Section 3.2. All such insurance policies and endorsements shall be fully paid for and contain such provisions and expiration dates and be in such form acceptable to Administrative Agent and issued by financially sound and responsible insurance companies authorized or otherwise approved to do business in the state in which the Projects are located, with a rating of “A-:VIII” or better as established by Best’s Rating Guide or “A-” or better by Standard & Poor’s Ratings Group. Each property insurance policy shall provide that such policy may not be canceled except upon thirty (30) days’ prior written notice (except ten (10) days’ prior notice for non-renewal or cancellation due to non-payment of premium) to Administrative Agent and that no act or negligence of Borrowers, or any other insured under the policy, or failure to comply with the provisions of any policy which might otherwise result in a forfeiture of the insurance or any part thereof, or commencement of foreclosure or similar action, shall in any way affect the validity or enforceability of the insurance insofar as Administrative Agent is concerned. If available using commercially reasonable efforts, each liability insurance policy shall provide that such policy may not be canceled except upon thirty (30) days’ prior written notice (except ten (10) days’ prior notice for non-renewal or cancellation due to non-payment of premium) to Administrative Agent (provided that, if the insurer will not or cannot provide the required notice, Borrowers shall be obligated to provide such notice). Additionally, Borrowers further covenant and agree to promptly send to Administrative Agent any notices of non-renewal or cancellation they receive from the insurers with respect to the Policies required pursuant to this Section 3.1. Blanket policies shall be permitted only if (i) such blanket insurance policies shall specifically allocate to the Projects the amount of coverage from time to time required hereunder or shall otherwise provide the same protection as would a separate Policy insuring only the Projects in compliance with the requirements of this Section, (ii) any such policy shall in all other respects comply with the requirements of this Section, and (iii) such policy is approved in advance in writing by
LOAN AGREEMENT – Page 50
CONA – Healthcare Trust, Inc.
92119388.8

Administrative Agent (such approval not to be unreasonably withheld or delayed) and such policy includes changes to the coverages and requirements set forth herein as may be required by Administrative Agent (including, without limitation, increases to the amount of coverages required herein); provided, however, that Borrowers shall not be required to obtain approval from Administrative Agent for any renewal of a previously approved blanket policy unless the terms of such policy have been changed in a materially adverse manner to Administrative Agent. Such Policies may be “blanket policies” covering multiple locations so long as the coverages for the Projects provide the protections listed above and, provided further that, any material changes to such blanket policies or an aggregation of the insured values covered under such blanket policies, the reduction or erosion of flood, windstorm / named storm limits or the addition of locations that are subject to the perils of flood, windstorm / named storm, shall be subject to Administrative Agent’s review and reasonable approval by Administrative Agent based on the portfolio PML report(s) for the catastrophic perils and such other information as requested by Administrative Agent. Further, any such material changes, changes to the limits under the policy as of Closing Date or an aggregation of the insured values covered under the blanket policy, including the reduction or erosion of flood, windstorm / named storm limits or the addition of locations that are subject to the perils of flood, windstorm / named storm, shall be subject to Administrative Agent approval. Further, to the extent that any blanket policy covers more than one location within a one-thousand-foot radius of the Project (the “Radius”), the limits of such blanket policy must be sufficient to maintain coverage as set forth in Section 3.1 for the Project and any and all other locations combined within the Radius that are covered by such blanket policy calculated on a total insured value basis. Notwithstanding Administrative Agent’s approval of any blanket policy hereunder, Administrative Agent reserves the right, in its sole discretion, to require Borrowers to obtain a separate policy in compliance with this Section 3.1. Borrowers authorize Administrative Agent to pay the premiums for such policies (the “Insurance Premiums”) from the Insurance Impound as the same become due and payable annually in advance pursuant to the terms of Section 3.4. If Borrowers fail to deposit funds into the Insurance Impound sufficient to permit Administrative Agent to pay the Insurance Premiums pursuant to the provisions of Section 3.4 and does not provide Administrative Agent evidence that the required insurance is in place, Administrative Agent may obtain such insurance and pay the premium therefor and Borrowers shall, on demand, reimburse Administrative Agent for all expenses incurred in connection therewith and the costs of such Insurance Premiums paid by the Administrative Agent. Borrowers shall not maintain any separate or additional insurance which is contributing in the event of loss unless it is properly endorsed and otherwise reasonably satisfactory to Administrative Agent in all respects.
(e)Delivery of Certificates and Policies. In the event of a foreclosure of the Mortgage or other transfer of title to the Projects in extinguishment in whole or in part of the Obligations, all right, title and interest of Borrowers in and to the proceeds from such policies then in force concerning the Projects shall thereupon vest exclusively in Administrative Agent or the purchaser at such foreclosure or other transferee in the event of such other transfer of title. Unless otherwise approved by Administrative Agent, with respect to the property insurance required under this Section 3.1, Borrowers shall provide (i) on or before the Closing Date, an ACORD 28 along with a policy binder which is valid for at least 60 days following the effective date or a complete copy of the policy, (ii) endorsements required by Administrative Agent within thirty (30) days following the Closing Date if not provided on or before the Closing Date and (iii) a copy of the full policy within sixty (60) days following the Closing Date or prior to expiration of the binder. Unless otherwise approved by Administrative Agent, with respect to the liability insurance required under this Section 3.1, Borrowers shall provide (i) on or before the Closing Date, an ACORD 25 along with evidence of 30-day notice of cancellation of coverage along with a policy binder which is valid for at least 60 days following the effective date or a complete copy of the policy, (ii) endorsements required by Administrative Agent within thirty (30) days following the Closing Date if not provided on or before the Closing Date and (c) a copy of the full policy within sixty (60) days following the Closing Date. If Borrowers elect to obtain any
LOAN AGREEMENT – Page 51
CONA – Healthcare Trust, Inc.
92119388.8

insurance which is not required under this Agreement, all related insurance policies shall be endorsed in compliance with Section 3.1(d). From time to time upon Administrative Agent’s request, Borrowers shall identify to Administrative Agent all insurance maintained by Borrowers with respect to the Projects. The proceeds of insurance policies coming into the possession of Administrative Agent shall not be deemed trust funds, and Administrative Agent shall apply such proceeds as provided in this Agreement.
(f)Adjustments. Borrowers shall give prompt written notice of any loss in excess of $100,000 to the insurance carrier and to Administrative Agent. Borrowers hereby irrevocably authorize and empower Administrative Agent, as attorney in fact for Borrowers coupled with an interest, to (i) notify any of Borrowers’ insurance carriers to add Administrative Agent (for itself and the benefit of the Lenders) as a lender’s loss payable, mortgagee insured or additional insured, as the case may be, to any policy maintained by Borrowers (regardless of whether such policy is required under this Agreement), (ii) if such loss exceeds the Restoration Threshold, make proof of loss, adjust and compromise any claim under insurance policies, and appear in and prosecute any action arising from such insurance policies, and (iii) collect and receive insurance proceeds, and to deduct therefrom Administrative Agent’s reasonable expenses incurred in the collection of such proceeds. Nothing contained in this Section 3.1(f), however, shall require Administrative Agent to incur any expense or take any action hereunder
(g)WARNING REGARDING RIGHT OF ADMINISTRATIVE AGENT TO PURCHASE INSURANCE. IF BORROWERS FAIL TO PROVIDE ADMINISTRATIVE AGENT WITH EVIDENCE OF THE INSURANCE COVERAGES REQUIRED BY THIS AGREEMENT BY SUCH DATES AS REQUIRED HEREIN, ADMINISTRATIVE AGENT SHALL HAVE THE RIGHT TO TAKE SUCH ACTION DEEMED NECESSARY TO PROTECT THE INTEREST OF ADMINISTRATIVE AGENT AND LENDERS, INCLUDING, WITHOUT LIMITATION, THE PURCHASING OF INSURANCE AT BORROWERS’ EXPENSE AS ADMINISTRATIVE AGENT IN ITS SOLE AND REASONABLE DISCRETION DEEMS APPROPRIATE. THIS INSURANCE MAY, BUT NEED NOT, ALSO PROTECT BORROWERS’ INTEREST. IF THE COLLATERAL BECOMES DAMAGED, THE COVERAGE ADMINISTRATIVE AGENT PURCHASES MAY NOT PAY ANY CLAIM BORROWERS MAKE OR ANY CLAIM MADE AGAINST ANY BORROWER. BORROWERS ARE RESPONSIBLE FOR ALL EXPENSES INCURRED BY ADMINISTRATIVE AGENT IN CONNECTION WITH SUCH ACTION AND THE COST OF ANY INSURANCE PURCHASED PURSUANT TO THIS PROVISION AND SUCH COST IS PAYABLE WITHIN THIRTY (30) DAYS AFTER WRITTEN DEMAND; IF BORROWERS FAIL TO PAY SUCH COST, IT MAY BE ADDED TO THE INDEBTEDNESS AND BEAR INTEREST AT THE DEFAULT RATE. THE EFFECTIVE DATE OF COVERAGE MAY BE THE DATE BORROWERS’ PRIOR COVERAGE LAPSED OR THE DATE BORROWERS FAILED TO PROVIDE PROOF OF COVERAGE. THE COVERAGE ADMINISTRATIVE AGENT PURCHASES MAY BE CONSIDERABLY MORE EXPENSIVE THAN INSURANCE BORROWERS CAN OBTAIN AND MAY NOT SATISFY ANY NEED FOR PROPERTY DAMAGE SATISFY ANY NEED FOR PROPERTY DAMAGE COVERAGE OR ANY MANDATORY LIABILITY INSURANCE IMPOSED BY REQUIREMENTS OF LAW. AFTER RECEIVING WRITTEN CONSENT FROM ADMINISTRATIVE AGENT, BORROWERS MAY LATER CANCEL THIS COVERAGE BY PROVIDING EVIDENCE THAT THE REQUIRED PROPERTY COVERAGE WAS PURCHASED ELSEWHERE. THIS NOTICE IS PROVIDED PURSUANT TO PARAGRAPH (3) OF 815 ILCS 180/10.
(h)Terrorism Insurance. Notwithstanding the requirements in this Section 3.1, Borrowers shall not be required to pay Insurance Premiums for terrorism insurance coverage that are more than two (2) times the amount of the Insurance Premiums that are payable in respect of the property and rental loss and/or business income insurance required hereunder
LOAN AGREEMENT – Page 52
CONA – Healthcare Trust, Inc.
92119388.8

(without giving effect to the cost of terrorism, earthquake components and catastrophic premium surcharges of such property and rental loss and/or business income insurance) on the date of this Agreement (the “Cap”), and, if the cost of Insurance Premiums for terrorism insurance exceeds such amount, Borrowers shall only be required to purchase the maximum amount of terrorism insurance available with funds equal to such Cap.
(i)Non-Conforming Policy. As an alternative to the policies required to be maintained pursuant to the preceding provisions of this Section 3.1, Borrowers will not be in default under this Section 3.1 if Borrowers maintain (or causes to be maintained) policies which (i) have coverages, deductibles or other related provisions other than those specified above or (ii) are provided by insurance companies not meeting the credit ratings requirements set forth above (any such policy, a “Non-Conforming Policy”), provided, that, prior to obtaining such Non-Conforming Policies (or permitting such Non-Conforming Policies to be obtained), Borrowers shall have received Administrative Agent’s prior written consent thereto. Notwithstanding the foregoing, Administrative Agent hereby reserves the right to deny its consent to any Non-Conforming Policy regardless of whether or not Administrative Agent has consented to the same on any prior occasion.
Section 1.2Use and Application of Insurance Proceeds.
(a)Notice; Repair Obligation. If any Project shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”), Borrowers shall give prompt notice thereof to Administrative Agent. Following the occurrence of a Casualty, provided Administrative Agent makes insurance proceeds available to Borrowers, Borrowers shall promptly proceed to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable Requirements of Law. If Administrative Agent is entitled to receive such proceeds and, pursuant to the terms hereof, does not make insurance proceeds available to Borrowers, Borrowers, at Borrowers’ expense, shall promptly proceed to remove any debris and secure the Projects.
(b)Application of Insurance Proceeds. Administrative Agent shall make insurance proceeds available to Borrowers for application to the costs of restoring the damaged Project or to the payment of the Loan as follows:
(i)if the loss is less than or equal to the Restoration Threshold, Administrative Agent shall make the insurance proceeds available to Borrowers, which proceeds shall be used by Borrowers to pay for the restoration of the damaged Project provided (A) no Event of Default exists, and (B) the applicable Borrower promptly commences and is diligently pursuing restoration of the damaged Project;
(ii)if the loss exceeds the Restoration Threshold but is not more than 30% of the replacement value of the Improvements comprising the damaged Project, Administrative Agent shall disburse the insurance proceeds to Borrowers, which proceeds shall be used by the applicable Borrower for the restoration of the damaged Project provided that (A) at all times during such restoration no Event of Default exists; (B) the applicable Borrower delivers reasonably detailed plans and a budget to Administrative Agent for the proposed restoration; (C) Administrative Agent determines at each request for a draw that there are sufficient funds available to restore and repair the damaged Project to substantially the same condition existing immediately prior to such Casualty or, if Administrative Agent reasonably determines there is any such insufficiency, Borrowers provide additional security to address such insufficiency to Administrative Agent’s
LOAN AGREEMENT – Page 53
CONA – Healthcare Trust, Inc.
92119388.8

satisfaction; (D) Administrative Agent reasonably determines that the Adjusted Net Operating Income of the Projects during restoration, taking into account rent loss or business interruption insurance, will be sufficient to pay debt service; (E) Administrative Agent determines that the ratio of the outstanding principal balance of the Loan to appraised value of the Projects after restoration of the damaged Project will not exceed the loan-to-value ratio that existed on the Closing Date; (F) Administrative Agent determines that after restoration of the damaged Project, the Projects and Borrowers will comply with the financial covenants set forth in Section 7.13, (G) the Debt Service Coverage Ratio will be at least 1.25:1.00; (H) Administrative Agent determines that restoration and repair of the damaged Project to a condition reasonably approved by Administrative Agent will be completed within nine (9) months after the date of loss or casualty and in any event ninety (90) days prior to the Maturity Date; (I) the applicable Borrower promptly commences and is diligently pursuing restoration of the damaged Project; and (J) the damaged Project after the restoration will be in compliance with and permitted under all Requirements of Law; and
(iii)if the conditions set forth in (i) and (ii) above are not satisfied or the loss exceeds the maximum amount specified in Section 3.2(b)(ii) above, then Administrative Agent may elect, in its sole discretion unless otherwise directed by the Required Lenders, to apply any insurance proceeds Administrative Agent receives as a prepayment of the Loan, or allow all or a portion of such proceeds to be used for the restoration of the damaged Project. Any such prepayment will be made by the Administrative Agent on a Payment Date and shall not be subject to any Prepayment Premium.
(c)Disbursement of Insurance Proceeds. Provided that the applicable Borrower is diligently pursuing completion of restoration of the damaged Project, insurance proceeds received by Administrative Agent and to be applied to restoration pursuant to the terms of this Section 3.2, will be disbursed by Administrative Agent to Borrowers on a monthly basis, commencing within ten (10) Business Days following receipt by Administrative Agent of plans and specifications, contracts and subcontracts, schedules, budgets, conditional lien waivers and architects’ certificates all in form reasonably satisfactory to Administrative Agent, and otherwise in accordance with prudent commercial construction lending practices for construction loan advances (including appropriate retainages to ensure that all work is completed in a workmanlike manner). Any insurance proceeds remaining after payment of all restoration costs shall be remitted to Borrowers provided there is not then a continuing Event of Default.
Section 1.3Condemnation Awards. Borrowers shall promptly give Administrative Agent written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding affecting any Project (a “Condemnation”) and shall deliver to Administrative Agent copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrowers, regardless of whether any award or compensation (an “Award”) is available, shall promptly proceed to restore, repair, replace or rebuild the same to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with all Requirements of Law. Administrative Agent may participate in any such proceeding (for itself and on behalf of the Lenders) and Borrowers will deliver to Administrative Agent all instruments necessary or required by Administrative Agent to permit such participation. Without Administrative Agent’s prior consent, Borrowers (a) shall not agree to any Award, and (b) shall not take any action or fail to take any action which would cause the Award to be determined. All Awards for the taking or purchase in lieu of condemnation of the applicable Project or any part thereof are hereby assigned to and shall be paid to Administrative Agent to be held and disbursed or applied as hereinafter provided. Administrative Agent is hereby irrevocably appointed as
LOAN AGREEMENT – Page 54
CONA – Healthcare Trust, Inc.
92119388.8

Borrowers’ attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any Award and to make any compromise or settlement in connection with any such Condemnation and to give proper receipts and acquittances therefor, and in Administrative Agent’s sole discretion (in consultation with the Required Lenders) to apply the same toward the payment of the Loan, notwithstanding that the Loan may not then be due and payable, or to the restoration of the applicable Project; provided, however, if the Award is less than or equal to the Restoration Threshold and Borrowers request in writing that such proceeds be used for nonstructural site improvements (such as landscape, driveway, walkway and parking area repairs) required to be made as a result of such Condemnation, Administrative Agent will apply the Award to such restoration in accordance with disbursement procedures applicable to insurance proceeds provided there exists no Potential Default or Event of Default. Borrowers, upon request by Administrative Agent, shall execute all instruments requested to confirm the assignment of the Awards to Administrative Agent, free and clear of all liens, charges or encumbrances. Anything herein to the contrary notwithstanding, if a Potential Default or Event of Default exists, Administrative Agent is authorized to adjust such Award without the consent of Borrowers and to collect such Award in the name of Administrative Agent (on behalf of itself and the Lenders) and Borrowers.
Section 1.4Insurance Impounds. Borrowers shall deposit with Administrative Agent, monthly on each Payment Date, a sum of money (the “Insurance Impound”) equal to one-twelfth (l/12th) of the annual charges for the Insurance Premiums. Deposits shall be made on the basis of Administrative Agent’s estimate from time to time of the Insurance Premiums for the current year. All funds so deposited shall be held without interest in Administrative Agent’s name and shall not be deemed to be held in trust for the benefit of Borrowers. All funds so deposited may be commingled with the general funds of Administrative Agent. Borrowers hereby grant to Administrative Agent (for its benefit and the benefit of the Lenders) a security interest in all funds so deposited with Administrative Agent for the purpose of securing the Loan. Until an Event of Default exists, Administrative Agent shall apply the funds deposited to pay Insurance Premiums as provided herein. While an Event of Default exists, the funds deposited may be applied in payment of the Insurance Premiums for which such funds have been deposited, or to the payment of the Loan or any other charges affecting the security of Administrative Agent, as Administrative Agent may elect, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Administrative Agent. Borrowers shall furnish Administrative Agent with bills for the Insurance Premiums for which such deposits are required at least thirty (30) days prior to the date on which the Insurance Premiums first become payable. If at any time the amount on deposit with Administrative Agent, together with amounts to be deposited by Borrowers before such Insurance Premiums are payable, is insufficient to pay such Insurance Premiums, Borrowers shall deposit any deficiency with Administrative Agent immediately upon demand. Administrative Agent shall pay such Insurance Premiums on or before the due date therefore; provided that the amount on deposit with Administrative Agent is sufficient to pay such Insurance Premiums and Administrative Agent has received a bill for such Insurance Premiums. On the Maturity Date, the monies then remaining on deposit with Administrative Agent under this Section 3.4 shall, at Administrative Agent’s option, be applied against the Indebtedness or if no Event of Default exists hereunder, returned to Borrowers. Notwithstanding anything to the contrary contained in this Agreement, the Insurance Impound shall be waived so long as (i) no Event of Default has occurred, (ii) Borrowers are not required to deposit Excess Cash Flow into the Project Yield Fund, and (iii) Borrowers provide to Administrative Agent, at least ten (10) days prior to the date any delinquency or penalty becomes due with respect to Insurance Premiums, evidence reasonably acceptable to Administrative Agent that the Insurance Premiums which have become due have been paid in full. Administrative Agent shall waive the Insurance Impound requirement in the case of the foregoing clauses (i) and (ii) to the extent that Borrowers promptly provide all evidence reasonably requested by Administrative Agent to confirm that the
LOAN AGREEMENT – Page 55
CONA – Healthcare Trust, Inc.
92119388.8

Tenants have paid (and continue to pay) insurance current as required under the terms of their Leases.
Section 1.5Real Estate Tax Impounds. Borrowers shall deposit with Administrative Agent, monthly on each Payment Date, a sum of money (the “Tax Impound”) equal to one-twelfth (1/12th) of the annual Taxes for Projects. Deposits shall be made on the basis of Administrative Agent’s reasonable estimate from time to time of the Taxes for the current year (after giving effect to any reassessment or, at Administrative Agent’s election, on the basis of the Taxes for the prior year, with adjustments when the Taxes are fixed for the then current year). All funds so deposited shall be held without interest in Administrative Agent’s name and shall not be deemed to be held in trust for the benefit of Borrowers. All funds so deposited may be commingled with the general funds of Administrative Agent. Borrowers hereby grant to Administrative Agent (for its benefit and the benefit of the Lenders) a security interest in all funds so deposited with Administrative Agent for the purpose of securing the Loan. Until an Event of Default exists, Administrative Agent shall apply the funds deposited to pay the Taxes as provided herein. While an Event of Default exists, the funds deposited may be applied in payment of the charges for which such funds have been deposited, or to the payment of the Loan or any other charges affecting the security of Administrative Agent, as Administrative Agent may elect, but no such application shall be deemed to have been made by operation of law or otherwise until actually made by Administrative Agent. Borrowers shall furnish Administrative Agent with bills for the Taxes for which such deposits are required at least thirty (30) days prior to the date on which the Taxes first become payable. If at any time the amount on deposit with Administrative Agent, together with amounts to be deposited by Borrowers before such Taxes are payable, is insufficient to pay such Taxes, Borrowers shall deposit any deficiency with Administrative Agent immediately upon demand. Administrative Agent shall pay such Taxes before any penalty or interest accrued thereon provided that the amount on deposit with Administrative Agent is sufficient to pay such Taxes and Administrative Agent has received a bill for such Taxes. The obligation of Borrowers to pay the Taxes, as set forth in the Loan Documents, is not affected or modified by the provision of this paragraph; provided, however, that Borrowers shall not be in default under the Loan for failure to pay Taxes if and to the extent there are sufficient funds on deposit in the Tax Impound to timely pay such Taxes. On the Maturity Date, the monies then remaining on deposit with Administrative Agent under this Section 3.5 shall, at Administrative Agent’s option, be applied against the Indebtedness or if no Event of Default exists hereunder, returned to Borrowers. Notwithstanding anything to the contrary contained in this Agreement, the Tax Impound shall be waived so long as (i) no Event of Default has occurred, (ii) Borrowers are not required to deposit Excess Cash Flow into the Project Yield Fund, and (iii) Borrowers provide to Administrative Agent, on or before the date of delinquency, evidence reasonably acceptable to Administrative Agent that all Taxes which have become due have been paid in full. Administrative Agent shall waive the Tax Impound requirement in the case of the foregoing clauses (i) and (ii) to the extent that Borrowers promptly provide all evidence reasonably requested by Administrative Agent to confirm that the Tenants have paid (and continue to pay) Taxes current as required under the terms of their Leases.
ARTICLE 4
LEASING MATTERS
Section 1.1Representations and Warranties on Leases. Borrowers represent and warrant to Administrative Agent and Lenders with respect to the Leases that, (i) the rent roll delivered to Administrative Agent with respect to such Leases is true and correct; (ii) such Leases are in full force and effect; (iii) the Leases (including amendments) are in writing, and there are no oral agreements with respect thereto; (iv) the copies of the Leases delivered to Administrative Agent are true and complete; (v) except as set forth on Schedule 4.1, neither the landlord nor, to Borrowers’ Knowledge, any tenant is in default under any of the Leases; (vi) except as disclosed in estoppel certificates delivered by or on behalf of any Tenants prior to the
LOAN AGREEMENT – Page 56
CONA – Healthcare Trust, Inc.
92119388.8

Closing Date or as otherwise set forth on Schedule 4.1, Borrowers have no knowledge of any notice of termination or default with respect to any Lease; (vii) Borrowers have not assigned or pledged any of the Leases, the rents or any interests therein except to Administrative Agent and the Lenders; (viii) except as set forth on Schedule 4.1, no Tenant or other party has an option to purchase all or any portion of any Project; (ix) except as set forth on Schedule 4.1 attached hereto, no Tenant has the right to terminate its Lease prior to expiration of the stated term of such Lease; and (x) except as set forth on Schedule 4.1 attached hereto or any estoppel certificate delivered by or on behalf of any Tenant, no Tenant has prepaid more than one month’s rent in advance (except for bona fide security deposits not in excess of an amount equal to two months’ rent).
Section 1.2Standard Lease Form; Approval Rights. All Leases and other rental arrangements shall in all respects be reasonably approved by Administrative Agent and shall be on a standard lease form reasonably approved by Administrative Agent with no modifications (except as approved by Administrative Agent, which approval will not be unreasonably withheld or delayed). Such lease form shall provide that (a) the lease is subordinate to the Mortgage, (b) the tenant shall attorn to Administrative Agent, and (c) that any cancellation, surrender, or amendment of such lease without the prior written consent of Administrative Agent shall be voidable by Administrative Agent. Borrowers shall hold, in trust, all tenant security deposits in a segregated account to the extent required by Requirements of Law. Within ten (10) days after Administrative Agent’s request, Borrowers shall furnish to Administrative Agent a statement of all tenant security deposits, and copies of all Leases not previously delivered to Administrative Agent, certified by Borrowers as being true and correct. Notwithstanding anything contained in the Loan Documents, provided no Event of Default exists. Borrowers shall have the right to enter into Leases without Administrative Agent’s prior written consent so long as the proposed Lease meets the following criteria: (i) the economic terms of the Lease conform to those of the market, (ii) the initial term is no longer than five (5) years (excluding the existing Lease), and (iii) the leased premises are not in excess of 5% of the leased premises are not in excess of 5% of the rentable square feet of such Project and the Lease represents less than 5% of the annual revenue of such Project, (iv) the Lease is in the form reasonably previously approved by Administrative Agent without material modification, and (v) the tenant is a physician, physician group or surgical center tenant.
Section 1.3Covenants. Borrowers shall (or cause Operators to) (i) perform the obligations which any Lease Party is required to perform under the Leases; (ii) enforce the obligations to be performed by the Tenants under the Leases; (iii) promptly furnish to Administrative Agent any notice of default or termination received by Borrowers from any Tenant under a Lease, and any notice of default or termination given by Borrowers to any Tenant; (iv) not collect any rents for more than one month in advance of the time when the same shall become due, except for bona fide Security Deposits not in excess of an amount equal to two month’s rent (and any such prepayments shall be paid to Administrative Agent); (v) not enter into any ground lease or master lease of any part of any Project; (vi) not further assign or encumber any Lease; (vii) not, except with Administrative Agent’s prior written consent, cancel or accept surrender or termination of any Lease; (viii) not, except with Administrative Agent’s prior written consent, modify or amend any Lease or guaranty thereof (except for minor modifications and amendments entered into in the ordinary course of business, consistent with prudent property management practices, not affecting the economic terms of the Lease); (ix) cause all Lease termination fees due from Tenants to be paid to Administrative Agent provided the same are made available to Borrowers to cover costs of the applicable Project; and (x) assign to Administrative Agent any letter of credit evidencing a security deposit on such terms as may be required by Administrative Agent and shall deliver the original of such letter(s) of credit to Administrative Agent (provided that absent a continuing Event of Default, upon the request of Borrowers’ Agent, Administrative Agent shall make available to the applicable Borrower such letter of credit to be used and/or returned to the applicable Tenant in accordance with the terms
LOAN AGREEMENT – Page 57
CONA – Healthcare Trust, Inc.
92119388.8

of the applicable Lease); and (x) not, except with Administrative Agent’s consent, (such consent not to be unreasonably withheld or delayed), consent to an assignment or sublease of any Lease by the Tenant thereunder. Any action in violation of clauses (v), (vi), (vii), and (viii) of this Section 4.3 shall be void at the election of Administrative Agent. Borrowers and Operators, as applicable, will not suffer or permit any breach or default to occur in any of any Lease Party’s obligations under any of the Leases, nor suffer or permit the same to terminate by reason of any failure of Lease Party to meet any requirement of any Lease. Notwithstanding the foregoing, without the prior written consent of Administrative Agent, Borrowers shall not (x) cancel or accept a surrender or termination of any Major Lease, or (y) consent to an assignment or subletting of the Major Lease where landlord’s consent is required under the terms of the Major Lease, or (z) modify any Consent Required Provision of a Major Lease.
Section 1.4Tenant Estoppels. At Administrative Agent’s request, Borrowers shall use commercially reasonable efforts to obtain and furnish (or cause Operator to obtain and furnish) to Administrative Agent, written estoppels in form and substance reasonably satisfactory to Administrative Agent, executed by Tenants under Leases in excess of 3,000 square feet of such Project and confirming the term, rent, and other provisions and matters relating to such Leases that is reasonable and customary to address in such estoppels.
Section 1.5Deemed Approval. In the event that (a) any Borrower delivers to Administrative Agent a written request pursuant to Section 11.1 for Administrative Agent’s approval of (i) a Lease or other leasing matter requiring Administrative Agent consent under this Article 4 with respect to a matter, amendment or new Lease with comparable or superior economic terms and conditions from the immediately preceding provision or Lease in the reasonable judgment of the Borrowers’ Agent or (ii) the termination of a Lease pursuant to the terms of such Lease due to the Tenant’s default thereunder provided such termination is in the best interest of the applicable Borrower in the reasonable business judgment of the Borrowers’ Agent, (b) Administrative Agent has failed to respond to such request within ten (10) Business Days after Administrative Agent’s receipt of such request, and (c) Borrowers have delivered to Administrative Agent by such method a second copy of such request with such supporting documents and information required above, then, if Administrative Agent has failed to respond to such second written request pursuant to Section 11.1 within five (5) Business Days after Administrative Agent’s receipt of such second written request and such supporting documents and information, such request shall be deemed approved; provided that each such request included a legend prominently displayed at the top of the first page thereof in solid capital letters in bold face type of a font size not less than fourteen (14) as follows: “WARNING: IF YOU FAIL TO RESPOND TO OR EXPRESSLY DENY THIS REQUEST FOR APPROVAL IN WRITING WITHIN TEN (10)/FIVE (5) BUSINESS DAYS AFTER YOUR RECEIPT, YOU WILL BE DEEMED TO HAVE APPROVED THIS REQUEST.” For the avoidance of doubt, if Administrative Agent responds to any such request with a request for further information or documentation, the initial ten (10) Business Day period or subsequent five (5) Business Day period, as the case may be, shall not commence until all such requested information and/or documentation has been received by Administrative Agent.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES
Borrower represents, warrants and covenants to Administrative Agent and Lenders unless otherwise specified, as of the Closing Date and as of the date of each Compliance Certificate delivered to Administrative Agent pursuant to Section 6.2 hereof that:
Section 1.1Organization, Power and Authority; Formation Documents, Organization, etc. Each Borrower and each other Borrower Party is duly organized, validly existing and in good standing under the laws of the state of its formation or existence and each
LOAN AGREEMENT – Page 58
CONA – Healthcare Trust, Inc.
92119388.8

Borrower is in compliance with all Requirements of Law applicable to doing business in the state in which the Project which it owns is located. No Borrower is a “foreign person” within the meaning of §1445(f)(3) of the Code. Borrowers and each other Borrower Party has only one state of incorporation or organization which is set forth in Schedule 5.1. All other information regarding each Borrower and each other Borrower Party contained in Schedule 5.1, including the ownership structure of Borrowers and its constituent entities, is true and correct as of the Closing Date.
(a)Formation Documents. A true and complete copy of the formation documents creating Borrowers and each other Borrower Party and any and all amendments thereto (collectively, the “Borrower Formation Documents”) has been furnished to Administrative Agent. The Borrower Formation Documents constitute the entire agreement governing the formation and existence of Borrowers and each other Borrower Party among the members of Borrowers or such other Borrower Party and are binding upon and enforceable against each of the members in accordance with their terms. No breach exists under the Borrower Formation Documents and no condition exists which, with the giving of notice or the passage of time, would constitute a breach under the Borrower Formation Documents.
(b)Proceedings; Enforceability. Borrowers have taken all necessary action to authorize the execution, delivery and performance of the Loan Documents and the Environmental Indemnity Agreement. The Loan Documents and the Environmental Indemnity Agreement have been duly executed and delivered by Borrowers and constitute legal, valid and binding obligations of Borrowers enforceable against Borrowers in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and general principles of equity. The Loan Documents and the Environmental Indemnity Agreement are not subject to, and Borrowers have not asserted, any right of rescission, set-off, counterclaim or defense, including the defense of usury. No exercise of any of the terms of the Loan Documents or the Environmental Indemnity Agreement, or any right thereunder, will render any Loan Document unenforceable.
(c)No Conflicts. The execution, delivery and performance of the Loan Documents and the Environmental Indemnity Agreement by Borrowers and the transactions contemplated hereby will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents and the Environmental Indemnity Agreement) upon any of the property of Borrowers pursuant to the terms of, any agreement or instrument to which any Borrower is a party or by which its property is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrowers or any of their properties. Any consent, approval, authorization, order, registration or qualification of or with any Governmental Authority required for the execution, delivery and performance by Borrowers of the Loan Documents and the Environmental Indemnity Agreement has been obtained and is in full force and effect.
Section 1.2Validity of Loan Documents. The execution, delivery and performance by each Borrower Party of the Loan Documents and the Environmental Indemnity Agreement to which it is a party: (a) are duly authorized and do not require the consent or approval of any other party or Governmental Authority which has not been obtained; and (b) will not violate any law or result in the imposition of any Lien upon the assets of any such party, except as contemplated by the Loan Documents or the Environmental Indemnity Agreement. The Loan Documents or the Environmental Indemnity Agreement constitute the legal, valid and binding obligations of Borrowers and each other Borrower Party who is a party to such Loan Documents and/or the Environmental Indemnity Agreement, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, or similar laws generally affecting the enforcement of creditors’ rights.
LOAN AGREEMENT – Page 59
CONA – Healthcare Trust, Inc.
92119388.8

Section 1.3Liabilities; Litigation.
(a)Financial Statements. The financial statements delivered by Borrowers and each other Borrower Party are true and correct in all material respects as of the date prepared. Except as disclosed in such financial statements, if any, there are no liabilities (fixed or contingent) affecting any Project, any Borrower or any other Borrower Party. Except as disclosed in such financial statements, there is no litigation, administrative proceeding, investigation or other legal action (including any proceeding under any state or federal bankruptcy or insolvency law) pending or, to Borrowers’ Knowledge, threatened, against the Projects Borrowers or any other Borrower Party which if adversely determined could have a Material Adverse Effect on such Person, a Borrower, Guarantor, any Project or the Loan.
(b)Contemplated Actions. No Borrower Party intends to file a petition under state or federal bankruptcy or insolvency laws or to liquidate all or a major portion of its assets or property, and no Borrower Party has knowledge of any Person contemplating the filing of any such petition against it.
(c)Litigation. There are no actions, suits or other proceedings at law or in equity by or before any Governmental Authority now pending or threatened against or affecting Borrowers or any Project, which, if adversely determined, might materially adversely affect the condition (financial or otherwise) or business of Borrowers (including the ability of Borrowers to carry out its obligations under the Loan Documents and the Environmental Indemnity Agreement), or the use, value, condition or ownership of the Projects
Section 1.4Taxes and Assessments. There are no unpaid or outstanding real estate or other taxes or assessments on or against the Projects or any part thereof, except general real estate taxes not yet due or payable. The Projects are comprised of one or more parcels, each of which constitutes a separate tax lot and none of which constitutes a portion of any other tax lot. There are no pending or, to Borrowers’ Knowledge, proposed, special or other assessments for public improvements or otherwise affecting any Project, nor are there any contemplated improvements to the Projects that may result in such special or other assessments.
Section 1.5Other Agreements Defaults. No Borrower Party is a party to any agreement or instrument or subject to any court order, injunction, permit, or restriction which might adversely affect the Projects or the business, operations, or condition (financial or otherwise) of Borrowers or any other Borrower Party. Borrower Party is in violation of any agreement which violation could reasonably be expected to have a Material Adverse Effect.
Section 1.6Compliance with Law. Each Borrower and, to Borrowers’ Knowledge, each Operator has all requisite Permits necessary to own, lease and operate its applicable Project and carry on its business, and, except as disclosed in the Zoning Report or Property Condition Report delivered to Administrative Agent prior to the Closing Date, the Projects are in compliance with all applicable Requirements of Law. The Projects do not constitute, in whole or in part, a legally non-conforming use under applicable Requirements of Law. To Borrowers’ Knowledge, no Borrower, nor any Guarantor or any Operator is in violation in any material respect of any Healthcare Laws or the subject of a material Healthcare Investigation.
Section 1.7Condemnation. No condemnation has been commenced or, to Borrowers’ Knowledge, is contemplated with respect to all or any portion of the Projects or for the relocation of roadways providing access to the Projects.
Section 1.8Access. The Projects have adequate rights of access to public ways and is served by adequate water, sewer, sanitary sewer and storm drain facilities. All public utilities necessary or convenient to the full use and enjoyment of the Projects are located in the public
LOAN AGREEMENT – Page 60
CONA – Healthcare Trust, Inc.
92119388.8

right-of-way abutting the Projects and all such utilities are connected so as to serve the Projects without passing over other property, except to the extent such other property is subject to a perpetual easement for such utility benefiting the Projects. All roads necessary for the full utilization of the Projects for their current purpose have been completed and dedicated to public use and accepted by all Governmental Authorities.
Section 1.9Location of Borrowers; Trade Name. Borrowers’ principal place of business and chief executive offices are located at the address stated in Schedule 5.1 and, except as otherwise set forth in Schedule 5.1, Borrowers at all times has maintained its principal place of business and chief executive office at such location or at other locations within the same state. Borrowers do not use and will not use any trade name and have not done and will not do business under any name other than its actual name set forth herein.
Section 1.10ERISA Employees.
(a)As of the Closing Date and throughout the term of the Loan, (i) no Borrower is nor will it be an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Part 4 of Subtitle B of Title I of ERISA, and (ii) the assets of Borrowers do not and will not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA, as determined under Section 3(42) of ERISA.
(b)As of the Closing Date hereof and throughout the term of the Loan (i) Borrowers are not nor will they be a “governmental plan” within the meaning of Section 3(3) of ERISA and (ii) assuming that the Loan will not be funded or held with “plan asets” of any governmental plan and assuming that the counterparty to any such transaction is not a governmental plan or any entity whose assets are deemed to be “plan assets” of any governmental plan, transactions by or with Borrowers are not and will not be subject to state statutes applicable to Borrowers regulating investments of and fiduciary obligations with respect to governmental plans.
(c)Borrower has no employees.
Section 1.11Use of Loan Proceeds. The proceeds of the Loan are intended and will be used for agricultural, business or commercial purposes and are not intended and will not be used for personal, family or household purposes. No proceeds of the Loan will be used for purchasing or acquiring any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System. Each Borrower is acting on its own behalf and for the benefit of itself and the other Borrowers. The Loan has been requested by Borrowers, collectively, and the proceeds of the Loan shall be utilized by Borrowers for their collective accounts.
Section 1.12Forfeiture. There has not been committed by any Borrower Party or any Operator, any other person in occupancy of or involved with the operation or use of the Projects any act or omission affording the federal government or any state or local government the right of forfeiture as against the Projects or any part thereof or any monies paid in performance of Borrowers’ obligations under any of the Loan Documents or the Environmental Indemnity Agreement (the “Forfeiture Rights”).
Section 1.13Tax Filings. Each Borrower Party has filed (or has obtained effective extensions for filing) all federal, state and local tax returns required to be filed and have paid or made adequate provision for the payment of all federal, state and local taxes, charges and assessments payable by such Borrower Party, respectively. Each Borrower Party believes that its respective tax returns properly reflect the income and taxes of such Borrower Party for the
LOAN AGREEMENT – Page 61
CONA – Healthcare Trust, Inc.
92119388.8

periods covered thereby, subject only to reasonable adjustments required by the Internal Revenue Service or other applicable tax authority upon audit.
Section 1.14Fraudulent Transfer. Borrowers have not entered into the Loan, any Loan Document or the Environmental Indemnity Agreement with the actual intent to hinder, delay, or defraud any creditor, and Borrowers have received reasonably equivalent value in exchange for its obligations under the Loan Documents and the Environmental Indemnity Agreement. Giving effect to the transactions contemplated by the Loan Documents and the Environmental Indemnity Agreement, the fair saleable value of Borrowers’ assets exceeds and will, immediately following the execution and delivery of the Loan Documents and the Environmental Indemnity Agreement, exceed Borrowers’ total probable liabilities, including subordinated, unliquidated, disputed and contingent liabilities, including the maximum amount of their contingent liabilities or their debts as such debts become absolute and matured. Borrowers’ assets do not, and immediately following the Closing Date and each advance of the proceeds of the Loan will not, constitute unreasonably small capital to carry out their business as conducted or as proposed to be conducted. Borrowers do not intend to incur debts and liabilities (including contingent liabilities and other commitments) beyond their ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of obligations of Borrower).
Section 1.15Full and Accurate Disclosure; No Material Adverse Change.
(a)No statement of fact made by or on behalf of any Borrower Party in this Agreement, in any of the other Loan Documents or the Environmental Indemnity Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading, nor has there been any material adverse change in any condition, fact, circumstance or event that would make the financial statements, rent rolls, reports, certificates or other documents submitted in connection with the Loan inaccurate, incomplete or otherwise misleading in any material respect as of the date of such statements, rent rolls, reports, certificates or other documents. There is no fact presently known to Borrowers which has not been disclosed to Administrative Agent which could reasonably be expected to have a Material Adverse Effect. To Borrowers’ Knowledge, the information supplied by Borrowers regarding any Collateral is accurate and complete in all material respects. All evidence of Borrowers’ and each other Borrower Party’s identity provided to Administrative Agent and Lenders is genuine, and all related information is accurate.
(b)As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.
Section 1.16Flood Zone. No portion of the Improvements comprising any Project is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Act of 1994, as amended, or any successor law, or, if located within any such area, Borrowers have obtained and will maintain the insurance prescribed in Section 3.1 hereof.
Section 1.17Single Purpose Entity/Separateness. Borrowers represent, warrant and covenant, from and after the Closing Date for so long as any obligation under the Loan Documents remains outstanding, as follows:
(a)Limited Purpose. The sole purpose conducted or promoted by each Borrower is to engage in the following activities:
LOAN AGREEMENT – Page 62
CONA – Healthcare Trust, Inc.
92119388.8

(i)to acquire, own, hold, lease, operate, manage, maintain, develop and improve the applicable Project (or an undivided interest therein) and to contract for the operation, maintenance, management and development of the applicable Project;
(ii)to enter into and perform its obligations under the Loan Documents and Environmental Indemnity Agreement;
(iii)to sell, transfer, service, convey, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with the applicable Project to the extent permitted under the Loan Documents; and
(iv)to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of its jurisdiction of formation that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes.
(b)Limitations on Debt, Actions. Notwithstanding anything to the contrary in the Loan Documents or in any other document governing the formation, management or operation of Borrowers, Borrowers shall not:
(i)other than with respect to the pledge of its assets to secure the debt of the other Borrowers and the obligations of Guarantor under a Secured Hedge Agreement, guarantee any obligation of any Person, including any Affiliate of Borrowers, or become obligated for the debts of any other Person or hold out its credit as being available to pay the obligations of any other Person;
(ii)engage, directly or indirectly, in any business other than as required or permitted to be performed under this Section 5.17;
(iii)incur, create or assume any Debt other than (A) the Loan and (B) unsecured trade payables incurred in the ordinary course of its business that are related to the ownership and operation of the Projects and which shall (1) not exceed two percent (2%) of the outstanding balance of the Loan, (2) not be evidenced by a note, (3) be paid within sixty (60) days, and (4) otherwise expressly be permitted under the Loan Documents; and (C) a reimbursement obligation for any Special Letter of Credit delivered pursuant to Section 7.13;
(iv)make or permit to remain outstanding any loan or advance to, or own or acquire any stock or securities of, any Person, except that Borrowers may invest in those investments permitted under the Loan Documents;
(v)to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, sale or other transfer any of their assets outside the ordinary course of each Borrower’s business or other than in accordance with the Loan Documents;
(vi)buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities);
(vii)form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other) or own any equity interest in any other entity;
LOAN AGREEMENT – Page 63
CONA – Healthcare Trust, Inc.
92119388.8

(viii)own any asset or property other than the Projects (or an undivided interest therein) and incidental personal property necessary for the ownership or operation of the Projects;
(ix)enter into a Division Transaction; or
(x)take any Material Action without the unanimous written approval of the members of such Borrower.
(c)Separateness Covenants. In order to maintain its status as a separate entity and to avoid any confusion or potential consolidation with any Affiliate of Borrower, each Borrower represents and warrants that in the conduct of its operations since its organization it has observed, and covenants that it will continue to observe, the following covenants:
(i)maintain books and records and bank accounts separate from those of any other Person;
(ii)except the commingling of assets permitted pursuant to the terms of this Agreement, maintain its assets in such a manner that it is not costly or difficult to segregate, identify or ascertain such assets and shall not commingle its assets or funds;
(iii)comply with all organizational formalities necessary to maintain its separate existence;
(iv)hold itself out to creditors and the public as a legal entity separate and distinct from any other entity;
(v)maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person and not have its assets listed on any financial statement of any other Person; except that Borrowers’ assets may be included in a consolidated financial statement of its Affiliate so long as appropriate notation is made on such consolidated financial statements to indicate the separateness of Borrowers from such Affiliate;
(vi)other than with respect to the consolidated tax return of its Affiliates, , and other than with respect to a “disregarded entity” (whose income is reported on the tax return of its owner), prepare and file its own tax returns separate from those of any Person to the extent required by Requirements of Law, and pay any taxes required to be paid by Requirements of Law;
(vii)allocate and charge fairly and reasonably any common employee or overhead shared with Affiliates, constituents, or owners, or any guarantors of any of their respective obligations, or any Affiliate of any of the foregoing, including, but not limited to, paying for shared office space and for services performed by any employee of an Affiliate;
(viii)not enter into any transaction with any Person owned or controlled by an Affiliate of Borrowers except on an arm’s-length basis on terms which are intrinsically fair and no less favorable than would be available for unaffiliated third parties, and pursuant to written, enforceable agreements;
(ix)[reserved];
LOAN AGREEMENT – Page 64
CONA – Healthcare Trust, Inc.
92119388.8

(x)not commingle its assets or funds with those of any other Person other than as required or permitted by this Agreement;
(xi)except as otherwise provided in this Agreement or in any other Loan Documents, not assume, guarantee or pay the debts or obligations of any other Person other than with respect to the pledge of its assets to secure the debt of the other Borrowers;
(xii)correct any known misunderstanding as to its separate identity;
(xiii)not permit any Affiliate of Borrowers to guarantee or pay its obligations (other than as set forth in this Agreement and in the limited guarantees and indemnities set forth in the Loan Documents and in the Environmental Indemnity Agreement);
(xiv)not make loans or advances to any other Person;
(xv)pay its liabilities and expenses out of and to the extent of its own funds (and that of the other Borrowers as provided in this Agreement) and provided, however, the foregoing shall not require any owners of any Borrower to make capital contributions to any Borrower;
(xvi)pay the salaries of their own employees, if any, only from its own funds;
(xvii)maintain adequate capital in light of its contemplated business purpose, transactions and liabilities to the extent of sufficient cash flow from the applicable Project; provided, however, that the foregoing shall not require any equity owner to make capital contributions to any Borrower;
(xviii)cause the managers, officers, employees, agents and other representatives of such Borrower to act at all times with respect to such Borrower consistently and in furtherance of the foregoing and in the best interests of such Borrower;
(xix)except as expressly provided in this Loan Agreement or in the other Loan Documents, not have any obligation to, and will not, indemnify its partners, officers, directors or members, as the case may be, unless such an obligation is fully subordinated to the Indebtedness and will not constitute a claim against it in the event that cash flow in excess of the amount required to pay the Indebtedness is insufficient to pay such obligation; and
(xx)except as otherwise provided in this Agreement or in any other Loan Document, not pledge its assets for the benefit of any other Person other than to Administrative Agent and Lenders in connection with the Loan.
Failure of any Borrower to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of any other Borrower as a separate legal entity.
LOAN AGREEMENT – Page 65
CONA – Healthcare Trust, Inc.
92119388.8

Section 1.18Anti-Money Laundering/International Trade Law Compliance; Patriot Act.
(a)No Covered Entity (i) is a Sanctioned Person; (ii) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person; or (iii) does business in or with, or derives any of its operating income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority.
(b)The proceeds of the Loan will not be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Country or Sanctioned Person in violation of any law, regulation, order or directive enforced by any Compliance Authority.
(c)The funds used to repay the Loan are not derived from any unlawful activity.
(d)Each Covered Entity is in compliance with, and no Covered Entity engages in any dealings or transactions prohibited by, any laws of the United States, including but not limited to any Anti-Terrorism Laws.
(e)Borrowers covenant and agree that they shall immediately notify Administrative Agent in writing upon the occurrence of a Reportable Compliance Event.
(f)As used herein: “Anti-Terrorism Laws” means any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, or bribery, all as amended, supplemented or replaced from time to time; “Compliance Authority” means each and all of the (a) U.S. Treasury Department/Office of Foreign Assets Control, (b) U.S. Treasury Department/Financial Crimes Enforcement Network, (c) U.S. State Department/Directorate of Defense Trade Controls, (d) U.S. Commerce Department/Bureau of Industry and Security, (e) U.S. Internal Revenue Service, (f) U.S. Justice Department, and (g) U.S. Securities and Exchange Commission; “Covered Entity” means Borrowers, their affiliates and subsidiaries, all guarantors, pledgors of collateral, all owners of the foregoing, and all brokers or other agents of Borrowers acting in any capacity in connection with the Loan; “Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is indicted, arraigned, investigated or custodially detained, or receives an inquiry from regulatory or law enforcement officials, in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or self-discovers facts or circumstances implicating any aspect of its operations with the actual or possible violation of any Anti-Terrorism Law; “Sanctioned Country” means a country subject to a sanctions program maintained by any Compliance Authority; and “Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person or entity, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any order or directive of any Compliance Authority or otherwise subject to, or specially designated under, any sanctions program maintained by any Compliance Authority.
(g)No Borrower Party nor any partner in any Borrower Party or member of such partner nor any owner of a direct or indirect interest in any Borrower Party (i) is listed on any Government Lists, (ii) is a Prohibited Person, (iii) has been previously indicted for or convicted of any felony involving a crime or crimes of moral turpitude, or (iv) is currently under investigation by any Governmental Authority for alleged criminal activity.
Section 1.19Intentionally Omitted.
LOAN AGREEMENT – Page 66
CONA – Healthcare Trust, Inc.
92119388.8

Section 1.20Operators’ Agreements. A true, correct and complete copy of each of the Operators’ Agreements, together with all amendments thereto, have been delivered to Administrative Agent, and the Operators’ Agreements and all amendments thereto are in full force and effect, each as of the Closing Date.
Section 1.21Physical Condition. Except as specifically set forth in the Property Condition Report, to Borrowers’ Knowledge, (a) the Projects, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects, subject to ordinary wear and tear; and (b) there exists no structural or other material defects or damages in the Projects. Borrowers have not received written notice from any insurance company or bonding company of any defects or inadequacies in any Project, or any part thereof, which would adversely affect the insurability of the Projects or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.
All of the representations and warranties in this Article 5 and elsewhere in the Loan Documents and the Environmental Indemnity Agreement (i) shall survive the funding or repayment of the Loan, and (ii) shall be deemed to have been relied upon by Administrative Agent and the Lenders notwithstanding any investigation heretofore or hereafter made by Administrative Agent or any Lender or on their respective behalves.
ARTICLE 6
FINANCIAL REPORTING
Section 1.1Financial Statements. Borrowers shall furnish to Administrative Agent and shall cause each other Borrower Party to furnish to Administrative Agent such financial statements and other financial information required pursuant to this Article 6 and such other financial information as Administrative Agent may reasonably request from time to time. All such financial statements shall accurately and fairly present the results of operations and the financial condition of Borrowers on a consolidated basis at the dates and for the period indicated, shall be in scope and detail reasonably satisfactory to Administrative Agent and shall be otherwise sufficient to permit Administrative Agent and Lenders to calculate or verify Borrowers’ compliance with the financial covenants in Section 7.13 or, as applicable, elsewhere in this Agreement and Guarantor’s compliance with the financial covenants in the Guaranty. All financial statements shall be delivered in Excel format.
(a)Financial Information. In furtherance of the foregoing, Borrowers will furnish to Administrative Agent (or cause to be furnished to Administrative Agent) the following financial information and reports with respect to Borrowers, Guarantor, the Projects and/or each Operator (as applicable), in each case in form and format and providing information satisfactory to Administrative Agent in its reasonable discretion:
(i)[Reserved];
(ii)within fifty (50) days after the end of each calendar quarter, (A) a detailed operating statement (showing quarterly activity and year-to-date) stating operating revenues, operating expenses and operating income, income statement, and balance sheet for the calendar quarter just ended and year-to-date for each Project, and (B) a current rent roll;
(iii)[Reserved];
LOAN AGREEMENT – Page 67
CONA – Healthcare Trust, Inc.
92119388.8

(iv)within sixty (60) days after the end of each fiscal year, internally prepared annual financial statements prepared for each Borrower in accordance with GAAP (except for the absence of footnotes and year-end adjustments) and based on an accrual basis of accounting consistent with industry standards;
(v)within ninety-five (95) days after the end of each fiscal year, annual consolidated audited financial statements prepared for Borrowers, Guarantor and REIT in accordance with GAAP and prepared by a firm of independent public accountants reasonably satisfactory to Administrative Agent, it being acknowledged by Administrative Agent that any of KPMG US LLP, Ernst & Young LLP, PricewaterhouseCoopers LLP and Deloitte LLP shall each be deemed satisfactory; provided, however, Administrative Agent and Lenders agree that the REIT’s publicly available 10K for such period shall be sufficient for the purpose of this Section 6.1(a)(v);
(vi)financial statements provided to any Borrower Party by any Tenant under any Lease;
(vii) within fifty (50) days after the end of each calendar quarter, internally prepared quarterly financial statements (including income statements and balance sheets) prepared for Borrowers and Guarantor which fairly present the financial condition for Borrowers and Guarantor for such period;
(viii)    during any Excess Cash Flow Period, within the period set forth in Section 7.13(c)(ii), the Cash Flow Requirements in accordance with Section 7.13(c)(ii); and
(viii)such additional information, reports or statements regarding Borrowers, the Projects and each Guarantor as Administrative Agent may from time to time reasonably request.
All property related financial statements will contain the requested information on a Project by Project basis, as well as a consolidated basis.
(b)Certification of Financial Statements. If requested by Administrative Agent or if attached to the Compliance Certificate, each financial statement provided hereunder shall be certified by the chief financial representative of each Borrower (or Borrowers’ Agent on behalf of Borrowers) or Guarantor, as applicable. Borrowers will maintain a system of accounting established and administered in accordance with sound business practices to (i) permit preparation of financial statements on an accrual basis consistent with industry standards and substantially in accordance with GAAP, and (ii) provide the information required to be delivered to Administrative Agent hereunder.
(c)Additional Reports and Information. Borrowers shall deliver to Administrative Agent the following additional reports and information:
(i)from time to time, if any Lender determines that obtaining appraisals is necessary in order for such Lender to comply with applicable Requirements of Law (including any appraisals required to comply with FIRREA), Borrowers shall furnish to Administrative Agent appraisal reports in form and substance and from appraisers reasonably satisfactory to Administrative Agent stating the then current fair market value of the Projects; provided, however, that such report shall not be required more frequently than once during the term of the Loan unless (A) an Event of Default exists or (B) any Lender is required to obtain such report under applicable Requirements of Law more frequently than once during the term of the Loan;
LOAN AGREEMENT – Page 68
CONA – Healthcare Trust, Inc.
92119388.8

(ii)within thirty (30) days following the request of Administrative Agent, a description of the type and amount of all capital expenditures at the Projects during the prior calendar year;
(iii)within thirty (30) days following the request of Administrative Agent, evidence satisfactory to Administrative Agent that all federal and state taxes, including without limitation, payroll taxes, that are due have been paid in full by Borrowers and each other Borrower Party, to be delivered to Administrative Agent (A) with respect to federal and state taxes (other than payroll taxes), within ten (10) days after the required filing date of the applicable tax return, and (B) with respect to payroll taxes, within thirty (30) days following the end of each calendar quarter;
(iv)within thirty (30) days after Administrative Agent’s request therefor, (A) a general ledger for Borrowers (which may be prepared on a consolidated basis) and (B) an accounts receivable and accounts payable aging report for the Projects;
(v)to the extent requested by Administrative Agent, copies of the regular monthly bank statements of Borrowers; and
(vi)promptly following any request therefor, information and documentation reasonably requested by Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the Patriot Act or other applicable anti-money laundering laws.
Section 1.2Compliance Certificate. Within fifty (50) days after the end of each calendar quarter, Borrowers shall deliver and shall cause Guarantor to deliver such financial reports and information as Administrative Agent shall reasonably require evidencing compliance with the applicable financial covenants set forth herein and in the Recourse Guaranty, together with a fully completed Compliance Certificate executed by an officer of Borrowers and by Guarantor (or of their managing member or general partner), in his/her capacity as an officer, and, if requested by Administrative Agent, back-up documentation as Administrative Agent shall reasonably require evidencing compliance.
Section 1.3Accounting Principles. All financial statements shall be prepared in accordance with GAAP (or such other accounting basis reasonably acceptable to Administrative Agent). Notwithstanding the foregoing, all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under Statement of Financial Accounting Standards 159 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.
Section 1.4Access. Borrowers shall permit Administrative Agent and any Lender to examine such records, books and papers of Borrowers which reflect upon its financial condition and the income and expenses of the Projects. In the event that Borrowers fail to forward the financial statements required in this Article 6 within thirty (30) days after written request, Administrative Agent shall have the right to audit such records, books and papers at Borrowers’ expense.
Section 1.5Agent for Borrowers.
(a)Each Borrower hereby irrevocably appoints and constitutes Medical Center II - Peoria, AZ Project Borrower as its agent (“Borrowers’ Agent”) to request and receive advances in respect of the Loan (and to otherwise act on behalf of each such entity
LOAN AGREEMENT – Page 69
CONA – Healthcare Trust, Inc.
92119388.8

pursuant to this Agreement and the other Loan Documents) in the name or on behalf of each such Borrower. Administrative Agent may disburse proceeds of the Loan to the bank account of Medical Center II - Peoria, AZ Project Borrower without notice to any of the other entities comprising Borrowers or any other Person at any time obligated on or in respect of the Obligations.
(b)Each Borrower hereby irrevocably appoints and constitutes Borrowers’ Agent as its agent to receive statements of account and all other notices from Administrative Agent with respect to the Obligations or otherwise under or in connection with this Agreement and the other Loan Documents.
(c)No purported termination of the appointment of Borrowers’ Agent as agent for such Borrowers shall be effective without the prior written consent of Administrative Agent.
Section 1.6Books and Records/Audits. Borrowers shall keep and maintain or cause to be kept and maintained at all times at the Projects, or at such other place as Administrative Agent may reasonably approve in writing, complete and accurate books of accounts and records adequate to reflect the results of the operation of the Projects and to provide the financial statements required to be provided to Administrative Agent pursuant to Section 6.1 above and copies of all written contracts, material correspondence, and other material documents affecting the Projects. Administrative Agent and its designated agents shall have the right to inspect and copy any of the foregoing. Additionally, if an Event of Default exists or if Administrative Agent or any Lender has a reasonable basis to believe that Borrowers’ records are materially inaccurate, Administrative Agent and each Lender may conduct a joint audit and determine, in such Person’s reasonable discretion, the accuracy of Borrowers’ records and computations, such audit to be at Borrowers’ expense.
ARTICLE 7
COVENANTS
Borrowers covenant and agree with each Lender and Administrative Agent as follows:
Section 1.1Transfers or Encumbrance of Property.
(a)No Borrower shall cause or permit a Transfer of its fee interest in any Project or any part thereof or any legal or beneficial interest therein nor permit a Transfer of an interest in any Borrower Party (in each case, a “Prohibited Transfer”) without the prior written consent of Administrative Agent, other than pursuant to Leases of space in the improvements to Tenants (or other occupants as applicable) in accordance with the provisions of Article 4 hereof; provided, however, that involuntary liens being contested pursuant to Section 11.14, and the Permitted Exceptions (such liens together with the Permitted Exceptions, collectively, the “Permitted Encumbrances”) shall not constitute Prohibited Transfers hereunder.
(b)A Prohibited Transfer shall include, but not be limited to, (i) an installment sale agreement wherein any Borrower agrees to sell its Project or any part thereof for a price to be paid in installments; (ii) an agreement by any Borrower leasing all or a substantial part of its Project for other than actual occupancy by a space tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, any Borrower’s right, title and interest in and to any Leases or any rents; (iii) if a Borrower Party is a corporation, any merger, consolidation or Transfer of such corporation’s stock or the creation or issuance of new stock in one or a series of transactions; (iv) if a Borrower Party is a limited or general partnership or joint venture, any merger or consolidation or the change, removal, resignation or addition of a general partner or the Transfer of the partnership interest of any general or limited partner or any
LOAN AGREEMENT – Page 70
CONA – Healthcare Trust, Inc.
92119388.8

profits or proceeds relating to such partnership interests (but not including distributions or dividends) or the creation or issuance of new partnership interests; (v) if a Borrower Party is a limited liability company, any merger or consolidation or the change, removal, resignation or addition of a managing member or non-member manager (or if no managing member, any member) or the Transfer of the membership interest of any member; or (vi) if a Borrower Party is a trust or nominee trust, any merger, consolidation or the Transfer of the legal or beneficial interest in a Borrower Party or the creation or issuance of new legal or beneficial interests.
(c)Notwithstanding anything to the contrary contained in this Agreement, including, without limitation, Sections 7.1(a) and (b) above, or the other Loan Documents, (i) any Transfer that does not result in a Change of Control shall not be deemed to be a Prohibited Transfer, and (ii) any Permitted Transfer shall not be deemed to be a Prohibited Transfer and, in the case of clauses (b) and (c) of the definition of Permitted Transfer only, shall not be deemed to result in a Change of Control; provided, further, (A) Borrower shall give Lender thirty (30) days’ prior written notice of such Transfer pursuant to clause (b) of the definition of Permitted Transfer or, with respect to clause (d) of the definition of Permitted Transfer, as soon as practicable, and (B) in any event, Administrative Agent shall have received KYC searches with respect to any Person that will, as a result of the Transfer, own twenty (20%) or more of the direct or indirect legal or beneficial ownership interests in Borrowers, with results reasonably acceptable to Administrative Agent. All expenses, if any, incurred by Administrative Agent and Lenders in connection with a Permitted Transfer or a request for a consent to a Prohibited Transfer, whether or not the Administrative Agent’s consent to the Prohibited Transfer, shall be payable by Borrowers. Neither Administrative Agent nor any Lender shall be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Indebtedness immediately due and payable upon a Prohibited Transfer made without Administrative Agent’s consent. This provision shall apply to each and every Prohibited Transfer, whether or not the Administrative Agent has consented to any previous Prohibited Transfer.
Section 1.2Taxes; Utility Charges. Except to the extent sums sufficient to pay all Taxes (defined herein) have been previously deposited with Administrative Agent as part of the Tax Impound and subject to Borrowers’ right to contest in accordance with Section 11.13 hereof, Borrowers shall pay before any fine, penalty, interest or cost may be added thereto, and shall not enter into any agreement to defer, any real estate taxes and assessments, franchise taxes and charges, and other governmental charges (the “Taxes”) that may become a Lien upon any Project or become payable during the term of the Loan. Borrowers’ compliance with Section 3.5 of this Agreement relating to impounds for Taxes shall, with respect to payment of such Taxes, be deemed compliance with this Section 7.2. Borrowers shall not suffer or permit the joint assessment of any Project with any other real property constituting a separate tax lot or with any other real or personal property. Borrowers shall promptly pay for all common area utility services provided to the Projects.
Section 1.3Management.
(a)Borrowers acknowledge that the Lenders are making the Loan, in part, based upon the operational expertise of the Property Manager. Borrowers shall not surrender, terminate, cancel, modify or amend in any material respect, renew or extend the Management Agreement (provided that (x) termination of a Management Agreement upon a default by the Property Manager thereunder or (y) expiration of the term of any Management Agreement shall not violate the terms of this clause (i) so long as the applicable Borrower enters into a replacement Management Agreement reasonably approved by Administrative Agent within thirty (30) days thereafter), or (ii) enters into any other agreement relating to the management or operation of the Projects with Property Manager or any other Person, or consent to the assignment by the Property Manager of its interest under the Management Agreement, in each
LOAN AGREEMENT – Page 71
CONA – Healthcare Trust, Inc.
92119388.8

case without the express written consent of Administrative Agent, which consent shall not be unreasonably withheld, conditioned or delayed and shall be based upon Administrative Agent’s evaluation of the proposed substitute manager’s and operator’s financial condition, credit history and credit worthiness, experience in operating and managing properties similar to the Projects, performance and compliance history in connection with healthcare facilities, reputation for honesty and integrity and prior experience with Administrative Agent and the Lenders. Administrative Agent shall approve renewals and extensions of the existing Property Manager and existing Management Agreement that were approved on Closing Date provided that the replacement Management Agreement is on substantially the same terms and conditions and such Property Manager satisfies the requirements of this Section 7.3. The existing Management Agreement with the non-Affiliate Property Manager that is scheduled for renewal or extension every thirty (30) days may be extended by the applicable Borrower without the approval of the Administrative Agent. Borrowers shall not be required to obtain Administrative Agent’s consent to the termination of the non-Affiliate Management Agreement entered into on the Closing Date provided that the Affiliated Manager Management Agreement is amended to include such Projects thereunder on substantially the same terms and conditions in effect as of the Closing Date, and the terms and conditions of this Section 7.3 remain satisfied. If at any time Administrative Agent consents to the appointment of a new manager, the Management Agreement to which such manager is party shall be in form and substance reasonably acceptable to Administrative Agent, and such new manager and Borrowers shall, as a condition of Administrative Agent’s consent, execute an Acknowledgment and Agreement of Property Manager in form and substance similar to the Acknowledgment and Agreement of Property Manager executed by the Property Manager as of the Closing Date. Any change in ownership or control of the Property Manager shall be cause for Administrative Agent to re-approve such Property Manager and Management Agreement, only if Administrative Agent, in its reasonable discretion, deems such re-approval to be necessary to determine compliance with the terms of this Section 7.3. Each Property Manager shall hold and maintain all necessary licenses, certifications and permits required under applicable Requirements of Law to operate and manage the Projects for which it is providing management services. Borrowers’ written requests to Administrative Agent contemplated in this Section 7.3 shall be deemed approved upon the satisfaction of the conditions set forth in Section 4.5; provided, however, such deemed approval shall be limited to the matters set forth above to the extent such proposals have comparable or superior economic terms and conditions from the immediately preceding provisions in the applicable Management Agreement or equivalent or superior experience and reputation compared to the applicable Property Manager in the reasonable judgment of the Borrowers.
(b)Each applicable Borrower shall cause each Property Manager to manage its applicable Project in accordance with the Management Agreement. Borrowers shall (i) diligently perform and observe all of the terms, covenants and conditions of the Management Agreement on the part of Borrowers to be performed and observed, (ii) promptly notify Administrative Agent of any notice received by Borrowers of any default by Borrowers in the performance or observance of any of the material terms, covenants or conditions of the Management Agreement on the part of Borrowers to be performed and observed, and (iii) promptly deliver to Administrative Agent a copy of each financial statement, business plan, capital expenditures plan, report and estimate received by them under the Management Agreement. The management fee payable under the Management Agreement shall not exceed four percent (4.0%) of rental collections with respect to the Projects.
(c)Administrative Agent shall have the right to require Borrowers to replace the Property Manager with a Person which is not an Affiliate of, but is chosen by, Borrowers and approved by Administrative Agent, such approval not to be unreasonably withheld or delayed, upon the occurrence of any one or more of the following events: (i) at any time following the occurrence and continuance of an Event of Default, (ii) if the applicable Property Manager shall be in default under the Management Agreement beyond any applicable notice or cure period, or
LOAN AGREEMENT – Page 72
CONA – Healthcare Trust, Inc.
92119388.8

(iii) if the Property Manager has engaged in gross negligence, fraud or willful misconduct or is insolvent or a debtor in a bankruptcy proceeding. Further, upon a Resize Event Administrative Agent may discuss with Borrowers replacement of the Property Manager if Administrative Agent reasonably believes that the Resize Event was caused by the Property Manager’s failure to manage the applicable Project in accordance with its Property Management Agreement.
Section 1.4Operation; Maintenance; Inspection. Borrowers shall observe and comply with all applicable Requirements of Law applicable to the ownership, use and operation of the Projects. Borrowers shall maintain the Projects in good condition and promptly repair any damage or casualty, normal wear and tear excepted. Borrowers shall permit Administrative Agent, Lenders and their agents, representatives and employees, upon reasonable prior notice to Borrowers, to inspect the Projects and conduct such environmental and engineering studies as Administrative Agent may require, provided such inspections and studies do not materially interfere with the use and operation of the Projects.
Section 1.5Taxes on Security. Borrowers shall pay all taxes, charges, filing, registration and recording fees, excises and levies payable with respect to the Note or the Liens created or secured by the Loan Documents, other than income, franchise and doing business taxes imposed on Administrative Agent or any Lender. If there shall be enacted any law (a) deducting the Loan from the value of the Projects for the purpose of taxation, or (b) changing existing laws of taxation of mortgages, deeds of trust, security deeds, or debts secured by real property, or changing the manner of collecting any such taxes, Borrowers shall promptly pay to Administrative Agent, on demand, all taxes, costs and charges for which Administrative Agent or any Lender is or may be liable as a result thereof; however, if such payment would be prohibited by law or would render the Loan usurious, then instead of collecting such payment, Administrative Agent may declare all amounts owing under the Loan Documents to be due and payable within ninety (90) days following receipt of such notice by Borrowers without payment of any Prepayment Premium.
Section 1.6Legal Existence, Name, Etc. Each Borrower shall preserve and keep in full force and effect its existence as, and at all times operate as, a Single Purpose Entity, and shall preserve and keep in full force and effect its entity status, franchises, rights and privileges under the laws of the state of its formation, and all qualifications, licenses and permits applicable to and required for the ownership, use and operation of its Project. No Borrower nor any general partner, manager or managing member of any Borrower shall wind up, liquidate, dissolve, reorganize, merge, or consolidate with or into any Person, or permit any subsidiary or Affiliate of any Borrower to do so. Without limiting the foregoing, no Borrower shall reincorporate or reorganize itself under the laws of any jurisdiction other than the jurisdiction in which it is incorporated or organized as of the Closing Date. Each Borrower shall conduct business only in its name and shall not change its name, identity, state of formation, or organizational structure, or the location of its chief executive office or principal place of business unless Borrower (a) shall have obtained the prior written consent of Administrative Agent to such change, and (b) shall have taken all actions necessary or requested by Administrative Agent to file or amend any financing statement or continuation statement to assure perfection and continuation of perfection of security interests under the Loan Documents.
Section 1.7Further Assurances. Borrowers shall promptly (a) cure any defects in the execution and delivery of the Loan Documents and the Environmental Indemnity Agreement, (b) provide, and cause each other Borrower Party to provide, Administrative Agent such additional information and documentation on Borrowers’ and each other Borrower Party’s legal or beneficial ownership, policies, procedures, and sources of funds as Administrative Agent deems necessary or prudent to enable Administrative Agent and each Lender to comply with anti-money laundering laws as now in existence or hereafter amended, and (c) execute and deliver, or cause to be executed and delivered, all such other documents, agreements and
LOAN AGREEMENT – Page 73
CONA – Healthcare Trust, Inc.
92119388.8

instruments as Administrative Agent may reasonably request to further evidence and more fully describe the Collateral for the Loan, to correct any omissions in the Loan Documents or the Environmental Indemnity Agreement to perfect, protect or preserve any liens created under any of the Loan Documents and the Environmental Indemnity Agreement, or to make any recordings, file any notices, or obtain any consents, as may be necessary or appropriate in connection therewith. Each Borrower grants Administrative Agent an irrevocable power of attorney coupled with an interest for the purpose of perfecting any security interest in and to the Collateral for the Loan. Each Borrower grants Administrative Agent an irrevocable power of attorney coupled with an interest for the purpose of exercising any and all rights and remedies available to Administrative Agent and Lenders under the Loan Documents and the Environmental Indemnity Agreement, at law and in equity, including without limitation such rights and remedies available to Administrative Agent pursuant to this Section 7.7; provided that Administrative Agent shall have no right to exercise such power of attorney unless there shall be a continuing Event of Default under this Agreement. From time to time upon the reasonable written request of Administrative Agent, Borrowers shall deliver to Administrative Agent a schedule of the name, legal domicile address and jurisdiction of organization, if applicable, for each Borrower Party and each holder of a legal interest in Borrowers.
Section 1.8Estoppel Certificates Regarding Loan. Borrowers, within ten (10) Business Days after request, shall furnish to Administrative Agent a written statement, duly acknowledged, setting forth the amount due on the Loan, the terms of payment of the Loan, the date to which interest has been paid, whether any offsets or defenses exist against the Loan and, if any are alleged to exist, the nature thereof in detail, and such other matters as Administrative Agent reasonably may request.
Section 1.9Notice of Certain Events. Borrowers shall promptly notify Administrative Agent of (a) any written notice of default received by Borrowers under other obligations relating to the Projects or otherwise material to Borrowers’ business, including any notices of violations of any laws, regulations, codes or ordinances which could reasonably be expected to have a Material Adverse Effect; (b) any threatened or pending legal, judicial or regulatory proceedings, including any dispute between Borrowers and any Governmental Authority; (c) a copy of each notice of default or termination given or made to any Operator by Borrowers or received by Borrowers from any Operator; (d) a copy of each notice of default or termination under any license or permit necessary for the operation of the Projects in the manner required by this Agreement; (e) any notice of a material Healthcare Investigation; (f) any threatened or pending legal, judicial or regulatory proceedings pertaining to a material Healthcare Investigation and (g) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification; and in the case of clauses (a), (c), (d), (e) or (f), promptly provide Administrative Agent with copies of such notices referred to therein.
Section 1.10Payment For Labor and Materials. Subject to Borrowers’ right to contest in accordance with Section 11.14 hereof, Borrowers will promptly pay, or cause to be paid, when due all bills and costs for labor, materials, and specifically fabricated materials incurred by Borrower in connection with the Projects and never permit to exist beyond the due date thereof in respect of the Projects or any part thereof any Lien, even though inferior to the Liens hereof, and in any event never permit to be created or exist in respect of the Projects or any part thereof any other or additional Lien other than the Liens hereof, except for the Permitted Exceptions; provided that nothing herein shall limit any Borrower’s obligations under this Agreement to enforce the terms and conditions of the Leases.
Section 1.11Use of Proceeds and Revenues. No portion of the proceeds of the Loan shall be used by Borrowers in any manner that might cause the borrowing or the application of such proceeds to violate Regulation D, Regulation T or Regulation X or any other regulation of
LOAN AGREEMENT – Page 74
CONA – Healthcare Trust, Inc.
92119388.8

the Board of Governors of the Federal Reserve System or to violate the Securities Act of 1933 or the Securities Exchange Act of 1934. Revenues and other proceeds from the Projects received by Borrowers shall be applied to the Obligations then due and owing in any month under the Loan Documents and Environmental Indemnity Agreement, actual operating expenses relating to the Projects of the type included in the definition of “Adjusted Expenses”, or other budgeted capital improvements, repairs or replacements for the Projects before distribution by Borrowers to members, partners or shareholders, as applicable, or any other Borrower Party. No distribution may be made by any Borrower to its members, partners or shareholders, as applicable, or to any other Borrower Party during any period in which (a) an Event of Default is in existence or (b) Borrowers are required to deposit Excess Cash Flow into the Project Yield Fund.
Section 1.12Compliance with Laws and Contractual Obligations.
(a)Borrowers will comply with and will cause Operators to comply with the Requirements of Law as are now in effect and which may be imposed upon Borrowers or Operators or the maintenance, use or operation of the Projects or the provision of services to the occupants of the Projects and the obligations, covenants and conditions contained in all other material contractual obligations of Borrowers, and as they relate to the Projects and Operators. Without limitation of the foregoing, Borrowers shall cooperate with Administrative Agent in connection with compliance with laws governing the National Flood Insurance Program, including by providing any information reasonably required by Administrative Agent in order to confirm compliance with such laws.
(b)Borrowers will obtain and maintain and will cause Operators to obtain and maintain, all licenses, qualifications and permits now held or hereafter required to be held by Borrowers or Operators for which the loss, suspension, revocation or failure to obtain or renew, could reasonably be expected to have a Material Adverse Effect.
Section 1.13Operating and Financial Covenants. The Projects shall satisfy each of the following covenants as of each Determination Date:
(a)Intentionally Omitted.
(b)Project Yield. If on any Determination Date during the first Loan Year, operating statements for the prior twelve (12) month period are not available, the operating statements covering any lesser period of time will be annualized to determine compliance with Section 7.13(c).
(c)Special Provisions Relating to Project Yield.
(i)If a Resize Event exists on any Determination Date, Administrative Agent shall deliver notice thereof to Borrowers and of any applicable Resize Amount and, within ten (10) Business Days after Borrowers’ receipt of such notice, Borrowers shall either (A) make a partial prepayment of the Loan in an amount equal to such Resize Amount (without payment of a Prepayment Premium), (B) deposit with Administrative Agent in one or more Deposit Accounts designated by the Administrative Agent an amount equal to such Resize Amount, which deposit shall be held without interest in Administrative Agent’s name, shall not be deemed to be held in trust for the benefit of Borrowers and may be commingled with the general funds of Administrative Agent (the “Project Yield Fund”), or (C) deliver to Administrative Agent a Special Letter of Credit with a face amount equal to such Resize Amount.
LOAN AGREEMENT – Page 75
CONA – Healthcare Trust, Inc.
92119388.8

(ii)If, as of any Determination Date, no Resize Event exists but the Project Yield as of such Determination Date is less than ten percent (10%), Borrowers shall, within ten (10) days after the end of each calendar month thereafter until such time as an Excess Cash Flow Termination Date shall have occurred, (i) deliver to Administrative Agent (A) internally prepared income and cash flow statements for such month, (B) a monthly statement for each Deposit Account maintained by Borrowers (or by Property Manager on behalf of Borrowers), (C) a calculation of Excess Cash Flow for such month, and (D) a Special Compliance Certificate as of the end of such month (collectively, the “Cash Flow Requirements”), and deposit the Excess Cash Flow for such month into the Project Yield Fund.
(iii)If the Project Yield is less than nine and 50/100 percent (9.50%), on four (4) consecutive Determination Dates, Administrative Agent may, upon not less than ten (10) days’ prior written notice to Borrowers (i) cause any or all of the funds on deposit in the Project Yield Fund to be withdrawn, and (ii) draw all or any portion of any Special Letter of Credit then outstanding. Any amounts received by Administrative Agent as a result of the foregoing shall be applied (without payment of a Prepayment Premium) (A) if no Event of Default is then in existence, to the then-outstanding principal balance of the Loan or (B) if an Event of Default is then in existence, to the Obligations in any order and any manner determined by Administrative Agent in its sole discretion.
(iv)Upon the occurrence of the Excess Cash Flow Termination Date, Administrative Agent, upon Borrowers’ written request, shall release to Borrowers the amounts then on deposit in the Project Yield Fund (less any then required for a Resize Event) and take such steps as Borrowers may reasonably request (and at Borrowers’ expense) to effectuate termination of any then outstanding Special Letters of Credit. For the avoidance of doubt, funds needed to address the Resize Event pursuant to clause (i) above shall not be released to Borrowers but shall instead be held or used pursuant to clause (i).
(v)Each Borrower grants to Administrative Agent, as security for the Obligations, a security interest in any interest such Borrower has in the Project Yield Fund. If an Event of Default shall occur and be continuing, Administrative Agent may (i) cause any or all of the funds on deposit in the Project Yield Fund to be withdrawn, and (ii) draw all or any portion of any Special Letter of Credit then outstanding. Any amounts received by Administrative Agent as a result of the foregoing may be applied on account of the Obligations in any order and any manner determined by Administrative Agent in its sole discretion (without payment of a Prepayment Premium).
(vi)If Borrowers deliver to Administrative Agent pursuant to clause (i) above a Special Letter of Credit, Borrowers shall deliver to Administrative Agent not later than thirty (30) days prior to the expiration date of such Special Letter of Credit a renewal or replacement Special Letter of Credit, substantially identical in terms and amount to the expiring Special Letter of Credit, or alternatively, may (A) make a partial prepayment of the Loan in an amount equal to such Resize Amount (without payment of a Prepayment Premium), or (B) deposit an amount equal to such Resize Amount into a Project Yield Fund (to the extent such Resize Amount is not already in the Project Yield Fund). Failure to deliver any renewal or replacement Special Letter of Credit in accordance with the foregoing requirements (and provided that Borrowers do not otherwise deliver the Resize Amount or have such Resize Amount available in the Project Yield Fund in
LOAN AGREEMENT – Page 76
CONA – Healthcare Trust, Inc.
92119388.8

accordance with the requirements of this Section 7.13) within seven (7) Business Days after such thirty (30) days prior to expiration shall permit Administrative Agent, in its discretion, to draw upon any Special Letter of Credit then in its possession and apply proceeds in accordance with the terms hereof to satisfy the requirements of Section 7.13(c)(i) and the same shall not constitute an Event of Default. Borrowers’ failure to comply with the foregoing terms shall constitute an immediate Event of Default without any further notice or opportunity to cure. Administrative Agent reserves the right to periodically review the financial condition of the issuing financial institution for each Special Letter of Credit and any renewal or replacement Special Letter of Credit and if Administrative Agent determines that the issuing financial institution is no longer acceptable to Administrative Agent, Administrative Agent may require a replacement Special Letter of Credit in form and substance and from a United States bank acceptable to Administrative Agent, in its reasonable discretion.
(vii)Other than for purposes of calculating cash payments to be applied to satisfy the Resize Amount or after Borrowers deliver amounts to Administrative Agent in the Resize Amount to reduce the outstanding principal amount of the Loan, when calculating the Project Yield the outstanding principal balance of the Loan will not be deemed reduced by any amounts in the Project Yield Fund or by the balance of any Special Letter of Credit.
(viii)If Borrowers fail to perform their obligations under Section 7.13(c)(i), (ii), or (iii) Administrative Agent may exercise its rights under the Deposit Account Control Agreement to cause all revenues generated by Borrowers and the Projects to be deposited into the Project Yield Fund to the extent contemplated by clauses (i), (ii) or (iii), as applicable. In such event, to the extent contemplated by clauses (i), (ii) or (iiii), as applicable, Borrowers hereby authorize Administrative Agent to disburse monies in the Project Yield Fund for the payment of all debt service, impounds, escrows, reserves and other amounts required to be paid to Administrative Agent or Lenders under the Loan Documents (the “Lender Party Payments”).
Section 1.14Healthcare Laws and Covenants. Without limiting the generality of any other provision of this Agreement, Borrowers and each Operator shall be in compliance in all material respects with all Healthcare Laws that are applicable to Borrowers and each Operator, and shall use commercially reasonable efforts to cause their employees and contractors (other than contracted agencies) in the exercise of their duties on behalf of Borrowers or any Operator (with respect to its operation of the Project) to also be in compliance in all material with all applicable Healthcare Laws. Borrowers and each Operator have maintained and shall continue to maintain in all material respects all records required to be maintained by any Governmental Authority or otherwise under the Healthcare Laws.
Section 1.15Transactions With Affiliates. Without the prior written consent of Administrative Agent, Borrowers shall not engage in any transaction affecting any Project with an Affiliate of Borrowers, except as expressly contemplated by this Agreement or otherwise on arm’s-length market terms.
Section 1.16Alterations. Borrowers shall not, without the prior written consent of Administrative Agent, make any alteration to any Project (except tenant improvements under any Lease approved by Administrative Agent or deemed approved by Administrative Agent under the terms of this Agreement) (a) that affects the structural components of the Projects, utilities, HVAC or the exterior of any Project, (b) that are reasonably likely to cause a Material Adverse Change or (c) the cost of which (including any related alteration, improvement or replacement) is
LOAN AGREEMENT – Page 77
CONA – Healthcare Trust, Inc.
92119388.8

reasonably anticipated to exceed the Restoration Threshold, which approval may be granted or withheld in Administrative Agent’s reasonable discretion.
Section 1.17Business and Operations. Borrowers will continue to engage only in the businesses currently conducted by it on the date hereof, as and to the extent the same are necessary for, the ownership and leasing of the Projects. Borrowers shall at all times cause the Projects to be maintained in accordance with the Project’s use as a medical office building.
Section 1.18Intentionally Omitted.
Section 1.19Forfeiture. Borrowers hereby covenant and agree not to commit, permit or suffer to exist any act or omission affording any Person Forfeiture Rights with respect to the Projects.
Section 1.20Patriot Act Compliance. Borrowers shall comply with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over the Borrower Parties and the Projects, including those relating to money laundering and terrorism. Administrative Agent shall have the right to audit any Borrower Party’s compliance with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over any Borrower Party and the Projects including those relating to money laundering and terrorism. In the event that Borrowers fail to comply with the Patriot Act or any such requirements of Governmental Authorities, then Administrative Agent may, at its option, cause Borrowers to comply therewith and any and all reasonable costs and expenses incurred by Administrative Agent in connection therewith shall be secured by the Mortgage and the other Loan Documents and shall be immediately due and payable.
Section 1.21Post Closing Obligations. Borrowers shall satisfy the Post Closing Obligations within the time periods set forth on Schedule 11.35.
Section 1.22Intentionally Omitted.
Section 1.23Deposit Accounts. Borrowers shall cause all rents payable under the Leases to be deposited into Borrowers’ Account that is subject to a Deposit Account Control Agreement within five (5) Business Days of receipt of same by Borrowers (or their agent).
(a)No later than fifteen (15) days after the Closing Date, Borrowers shall open or cause to be opened the Borrower Account and commence with the provisions of this Section 7.23. Borrowers shall deposit, and cause to be deposited, all collections, proceeds, funds, or revenues from the Projects, including, without limitation, all receivables and all amounts due under the Leases into the Borrowers’ Account. Borrowers and each other Borrower Party hereby authorize Administrative Agent to automatically debit the Borrowers’ Account for the payment of debt service. All rents, additional rent and all other amounts received by Borrowers with respect to the Projects (i) shall be deemed to be collateral for the Loan, shall be deposited by Borrowers into the Borrowers’ Account within five (5) Business Days after receipt of the same but may then be transferred by Borrowers (or Borrowers’ Agent) to another operating account. In furtherance of the foregoing, other than during the existence of an Event of Default, Borrowers may give instructions regarding the disposition of funds in the Borrowers’ Account for any purpose not prohibited by the terms and conditions of this Agreement or the other Loan Documents; provided, however, that during the existence of an Event of Default, Administrative Agent shall have the exclusive right to give instructions regarding the disposition of funds in the Borrowers’ Account.
(b)Notwithstanding anything in any other agreement to the contrary, Borrowers agree that Borrowers shall be liable for any commercially reasonable fees and charges
LOAN AGREEMENT – Page 78
CONA – Healthcare Trust, Inc.
92119388.8

in effect from time to time and charged in connection with the Borrowers’ Account, and that Administrative Agent shall not have any liability therefor. Borrowers further acknowledge and agrees that, to the extent such fees and charges are not paid by Borrowers directly but are satisfied using amounts in the Borrower’s Account such fees and charges shall be immediately (upon notice) due and payable from Borrower to Administrative Agent.
(c)During the existence of an Event of Default, Borrowers agree that all amounts in the Borrowers’ Account or otherwise received by Administrative Agent, may be applied on account of the Obligations in accordance with the terms of this Agreement.
ARTICLE 8
EVENTS OF DEFAULT
Each of the following shall constitute an Event of Default hereunder and under the Loan:
Section 1.1Payments. Failure of Borrowers to pay any regularly scheduled installment of principal, interest or other amount due under the Loan Documents within five (5) days of (and including) the date when due, or failure of Borrowers to pay the Loan at the Maturity Date, whether by acceleration or otherwise.
Section 1.2Insurance. Borrowers’ failure to maintain insurance as required under Section 3.1 of this Agreement.
Section 1.3Prohibited Transfer. A Prohibited Transfer occurs in violation of this Agreement.
Section 1.4Covenants. Borrowers’ failure to perform, observe or comply with any of the agreements, covenants or provisions contained in this Agreement or in any of the other Loan Documents or Environmental Indemnity Agreement (other than those agreements, covenants and provisions referred to elsewhere in this Article 8), and the continuance of such failure for thirty (30) days after notice by Administrative Agent to Borrowers’ Agent; however, subject to any shorter period for curing any failure by Borrowers as specified in any of the other Loan Documents or Environmental Indemnity Agreement, Borrowers shall have an additional sixty (60) days to cure such failure if (a) such failure does not involve the failure to make payments on a monetary obligation; (b) such failure is susceptible of cure but cannot reasonably be cured within thirty (30) days; and (c) Borrowers are diligently undertaking to cure such default. The notice and cure provisions of this Section 8.4 do not apply to the other Events of Default described in this Article 8 or to Borrowers’ failure to perform, observe or comply with any of the agreements, covenants or provisions referenced elsewhere in this Article 8 (for which no notice and cure period shall apply).
Section 1.5Representations and Warranties. Any representation or warranty made in any Loan Document, the Environmental Indemnity Agreement or any Compliance Certificate proves to be untrue in any material respect when made or deemed made.
Section 1.6Other Encumbrances. Any material default by Borrowers under any material document or instrument, other than the Loan Documents, evidencing or creating a Lien on the Projects or any part thereof, is not cured within any applicable grace or cure period therein.
Section 1.7Involuntary Bankruptcy or Other Proceeding. Commencement of an involuntary case or other proceeding against Borrowers or any other Borrower Party (each, a “Bankruptcy Party”) which seeks liquidation, reorganization or other relief with respect to it or its debts or other liabilities under any bankruptcy, insolvency or other similar law now or
LOAN AGREEMENT – Page 79
CONA – Healthcare Trust, Inc.
92119388.8

hereafter in effect or seeks the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any of its property, and such involuntary case or other proceeding shall remain undismissed or unstayed for a period of ninety (90) days; or an order for relief against a Bankruptcy Party shall be entered in any such case under the Federal Bankruptcy Code.
Section 1.8Voluntary Petitions, etc. Commencement by a Bankruptcy Party of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its Debts or other liabilities under any bankruptcy, insolvency or other similar law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any of its property, or consent by a Bankruptcy Party to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or the making by a Bankruptcy Party of a general assignment for the benefit of creditors, or the failure by a Bankruptcy Party, or the admission by a Bankruptcy Party in writing of its inability, to pay its debts generally as they become due, or any action by a Bankruptcy Party to authorize or effect any of the foregoing.
Section 1.9Default Under Operators’ Agreements. The occurrence of a material default by any Borrower under any of the Operators’ Agreements, which remains uncured beyond any applicable grace or cure periods.
Section 1.10Certain Covenants. Any Borrower’s failure to (a) maintain its status as a Single Purpose Entity; (b) comply with the provisions of Section 7.13; (c) comply with any other provision of this Agreement or the other Loan Documents, if such failure is not susceptible of cure; (d) comply with Section 7.23; or (e) provide Administrative Agent with ten (10) Business Days subsequent written notice of changes of the state of any Borrower’s formation or any Borrower’s name.
Section 1.11Financial Information. Borrowers’ failure to deliver financial statements, each Compliance Certificate and the other reports when and as required by Article 6 and the continuance of such failure for ten (10) days after the required delivery date.
Section 1.12Default Under Guaranty. The occurrence of a default under the Recourse Guaranty Agreement and such default is not cured within any grace or cure periods provided therein.
Section 1.13Criminal Act. Any Borrower is convicted of a felony involving fraud, embezzlement or moral turpitude.
Section 1.14Environmental Indemnity Agreement. There shall have occurred any default under the Environmental Indemnity Agreement which remains uncured beyond any applicable grace or cure periods available under the Environmental Indemnity Agreement.
Section 1.15Required Repairs and Post Closing Requirements. The failure to complete the Required Repairs within the time periods set forth on Schedule 2.5(b) or satisfy the Post Closing Obligations within the time periods set forth on Schedule 11.36; provided, however, that Administrative Agent, in its sole discretion, may extend the time periods to complete Required Repairs upon receipt of evidence that Borrowers are diligently pursuing completion of such Required Repairs.
Section 1.16Change of Control. A Change of Control occurs.
Section 1.17Secured Hedge Agreement. The occurrence of a default by Borrower under a Secured Hedge Agreement which remains uncured beyond any applicable grace or cure periods provided therein.
LOAN AGREEMENT – Page 80
CONA – Healthcare Trust, Inc.
92119388.8

Section 1.18Deposit Account Control Agreement. The occurrence of a default by any Borrower under the Deposit Account Control Agreement which remains uncured beyond any applicable grace or cure periods provided therein.
Section 1.19Healthcare Investigations. The occurrence of a Healthcare Investigation affecting any Project, any Borrower, any Guarantor or any Operator that is reasonably likely to have a Material Adverse Effect as determined in Administrative Agent’s reasonable discretion.
ARTICLE 9
REMEDIES
Section 1.1Remedies - Insolvency Events. Upon the occurrence of any Event of Default described in Sections 8.7 or 8.8, all amounts due under the Loan Documents shall immediately and automatically become due and payable, all without written notice and without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or any other notice of default of any kind, all of which are hereby expressly waived by Borrowers; however, if the Bankruptcy Party under Sections 8.7 or 8.8 is other than Borrowers, then all amounts due under the Loan Documents shall become immediately due and payable at Administrative Agent’s election, in Administrative Agent’s sole discretion.
Section 1.2Remedies - Other Events. Except as set forth in Section 9.1 above, while any Event of Default exists, Administrative Agent may and at the direction of the Required Lenders shall (a) by written notice to Borrowers, declare the entire Loan to be immediately due and payable without presentment, demand, protest, notice of protest or dishonor, notice of intent to accelerate the maturity thereof, notice of acceleration of the maturity thereof, or other notice of default of any kind, all of which are hereby expressly waived by Borrowers, and (b) exercise all rights and remedies therefor under the Loan Documents (including any Deposit Account Control Agreement) and at law or in equity. Notwithstanding anything to the contrary contained in the Loan Documents or the Environmental Indemnity Agreement, the enforcement of the obligations of Borrowers and the other Borrower Parties under the Loan Documents and the Environmental Indemnity Agreement and the exercise of rights and remedies thereunder shall be undertaken solely by Administrative Agent in its capacity as agent for the Lenders.
Section 1.3Administrative Agent’s Right to Perform the Obligations. If Borrowers shall fail, refuse or neglect to make any payment or perform any act required by the Loan Documents or the Environmental Indemnity Agreement, then while any Event of Default exists, and without notice to or demand upon Borrowers and without waiving or releasing any other right, remedy or recourse Administrative Agent may have because of such Event of Default, Administrative Agent may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Borrowers, and shall have the right to enter upon the Projects for such purpose and to take all such action thereon and with respect to the Projects as it may deem necessary or appropriate. If Administrative Agent shall so elect to pay any sum due with reference to the Projects, Administrative Agent may do so in reliance on any bill, statement or assessment procured from the appropriate Governmental Authority or other issuer thereof without inquiring into the accuracy or validity thereof. Similarly, in making any payments to protect the security intended to be created by the Loan Documents, Administrative Agent shall not be bound to inquire into the validity of any apparent or threatened adverse title, lien, encumbrance, claim or charge before making an advance for the purpose of preventing or removing the same. Borrowers shall indemnify, defend and hold Administrative Agent harmless from and against any and all losses, liabilities, claims, damages, expenses, obligations, penalties, actions, judgments, suits, costs, or disbursements of any kind or nature whatsoever, including reasonable attorneys’ fees, actually incurred by reason of any acts performed by Administrative Agent pursuant to the provisions of this Section 9.3, including those arising from the joint,
LOAN AGREEMENT – Page 81
CONA – Healthcare Trust, Inc.
92119388.8

concurrent, or comparative negligence of Administrative Agent. All sums expended by Administrative Agent to which it shall be entitled to be indemnified, together with interest thereon at the Default Rate from the date of such payment or expenditure until paid, shall constitute additions to the Loan, shall be secured by the Loan Documents and shall be paid by Borrowers to Administrative Agent upon demand.
Section 1.4Deposit Account Control Agreement. During any period in which an Event of Default is in existence, Administrative Agent may exercise its rights under each Deposit Account Control Agreement to take exclusive control of the applicable account and apply the funds on deposit therein for payment of debt service, impounds, escrows, reserves and other amounts required to be paid to Administrative Agent or Lenders under the Loan Documents as the same become due and payable and, upon acceleration of the Loan, to the Indebtedness and the other Obligations.
ARTICLE 10
ADMINISTRATIVE AGENT
Section 1.1Appointment.
(a)Each Lender hereby appoints CONA (together with any successor Administrative Agent pursuant to Section 10.8) as Administrative Agent hereunder and authorizes Administrative Agent to (i) execute and deliver the Loan Documents and the Environmental Indemnity Agreement and accept delivery thereof on its behalf from Borrowers or any other Borrower Party, (ii) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Administrative Agent under such Loan Documents and the Environmental Indemnity Agreement, and (iii) exercise such powers as are reasonably incidental thereto.
(b)Without limiting the generality of clause (a) above, Administrative Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (i) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with the Loan Documents and the Environmental Indemnity Agreement (including in any proceeding described in Section 8.7 or Section 8.8 or any other bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with any Loan Document and the Environmental Indemnity Agreement to any Secured Party is hereby authorized to make such payment to Administrative Agent, (ii) file and prove claims and file other documents necessary or desirable to allow the claims of the Secured Parties with respect to any Obligation in any proceeding described in Section 8.7 or Section 8.8 or any other bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Secured Party), (iii) act as collateral agent for each Secured Party for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (iv) manage, supervise and otherwise deal with the Collateral, (v) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by the Loan Documents, (vi) except as may be otherwise specified in any Loan Document or the Environmental Indemnity Agreement, exercise all remedies given to Administrative Agent and the other Secured Parties with respect to the Collateral, whether under the Loan Documents or the Environmental Indemnity Agreement, applicable law or otherwise, (vii) execute any amendment, consent or waiver under the Loan Documents and the Environmental Indemnity Agreement on behalf of any Lender that has consented in writing to such amendment, consent or waiver to the extent such consent is required hereunder; provided, however, that Administrative Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Administrative Agent and the Lenders for purposes of the perfection of all Liens with respect to the Collateral, including any deposit account maintained by Borrowers or any other Borrower Party with, and cash and cash equivalents held
LOAN AGREEMENT – Page 82
CONA – Healthcare Trust, Inc.
92119388.8

by, such Lender, and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Administrative Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed and (viii) provide each Lender within ten (10) Business Days following receipt, copies of the reports and financial information received from Borrowers under Article 6 and notices of default delivered by or received by Administrative Agent under this Agreement.
(c)Under the Loan Documents and the Environmental Indemnity Agreement, Administrative Agent (i) is acting solely on behalf of the Lenders (except to the limited extent provided in Section 2.12(b) with respect to the Register), with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Administrative Agent”, the terms “agent”, “administrative agent” and “collateral agent” and similar terms in any Loan Document and the Environmental Indemnity Agreement to refer to Administrative Agent, which terms are used for title purposes only, (ii) is not assuming any obligation under any Loan Document or the Environmental Indemnity Agreement other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Secured Party and (iii) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document or the Environmental Indemnity Agreement, and each Lender hereby waives and agrees not to assert any claim against Administrative Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (i) through (iii) above.
(d)The relationship between Administrative Agent and each Lender is a contractual relationship only, and nothing herein shall be deemed to impose on Administrative Agent any obligations other than those for which express provision is made herein or in the other Loan Documents. Administrative Agent may employ agents and attorneys, and may delegate all or any part of its obligations hereunder, to third parties and shall not be responsible for the negligence or misconduct of any such agents, attorneys in fact or third parties selected by it in good faith. Administrative Agent may deem and treat the payee of a Note as the holder thereof for all purposes hereof unless and until a notice of the assignment or transfer thereof shall have been filed with Administrative Agent, any such assignment or transfer to be subject to the provisions of Section 11.3. The provisions of this Article 10 are solely for the benefit of Administrative Agent and the Lenders, and Borrowers shall not have any rights as a third-party beneficiary of any of the provisions hereof and Administrative Agent and the Lenders may modify, amend or waive such provisions of this Article 10 in their sole and absolute discretion.
Section 1.2Binding Effect.
(a)Each Lender agrees that as between Lenders and Administrative Agent, (i) any action taken by Administrative Agent or the Required Lenders (or, if expressly required hereby, a greater proportion of the Lenders) in accordance with the provisions of the Loan Documents or the Environmental Indemnity Agreement, (ii) any action taken by Administrative Agent in reliance upon the instructions of Required Lenders (or, where so required, such greater proportion) of Lenders) or without reliance on any Lenders to the extent neither this Agreement nor any of the other Loan Documents explicitly requires the approval of Lenders or Required Lenders, and (iii) the exercise by Administrative Agent or the Required Lenders (or, where so required, such greater proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Secured Parties.
(a)Borrowers may rely conclusively on any written consent, approval or waiver of Administrative Agent that it has the authority to act for and bind the Lenders pursuant to this Agreement or the other Loan Documents (excluding, if applicable, any Hedge Agreement provided by a Secured Hedge Provider).
LOAN AGREEMENT – Page 83
CONA – Healthcare Trust, Inc.
92119388.8

Section 1.3Use of Discretion.
(a)Administrative Agent shall not be required to exercise any discretion or take, or to omit to take, any action, including with respect to enforcement or collection of amounts owing hereunder after an Event of Default, except any action it is required to take or omit to take (i) under any Loan Document or the Environmental Indemnity Agreement, or (ii) pursuant to instructions from the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders).
(b)Notwithstanding clause (a) of this Section 10.3, Administrative Agent shall not be required to take, or to omit to take, any action (other than granting consents or approvals, receiving payments or any other matters explicitly set forth in this Agreement or the other Loan Documents and the Environmental Indemnity Agreement, in each case being in the sole discretion of Administrative Agent) (i) unless, upon demand, Administrative Agent receives an indemnification satisfactory to it from the Lenders (or, to the extent applicable and acceptable to Administrative Agent, any other Secured Party) against all Liabilities that, by reason of such action or omission, may be imposed on, incurred by or asserted against Administrative Agent or any Related Person thereof or (ii) that is, in the opinion of Administrative Agent or its counsel, contrary to any Loan Document or the Environmental Indemnity Agreement or applicable Requirement of Law.
Section 1.4Defaults.
(a)Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Potential Default or an Event of Default unless Administrative Agent has received notice from a Lender or any Borrower Party specifying such Potential Default or Event of Default and stating that such notice is a “Notice of Default.” In the event that Administrative Agent receives such a notice of the occurrence of a Potential Default or Event of Default, Administrative Agent shall give prompt notice thereof to the Lenders. Within ten (10) days of delivery of such notice of Potential Default or Event of Default from Administrative Agent to the Lenders (or such shorter period of time as Administrative Agent determines is necessary), Administrative Agent and the Lenders shall consult with each other to determine a proposed course of action. Administrative Agent shall (subject to Section 10.13) take such action with respect to such Potential Default or Event of Default as shall be directed by the Required Lenders, provided that, (A) unless and until Administrative Agent shall have received such directions, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, including decisions (1) to make Protective Advances that Administrative Agent determines are necessary to protect or maintain the Projects and (2) to foreclose on any of the Projects or exercise any other remedy, with respect to such Potential Default or Event of Default as it shall deem advisable in the interest of the Lenders except to the extent that this Agreement expressly requires that such action be taken, or not be taken, only with the consent or upon the authorization of all of the Lenders; provided, however, that no actions approved by the Required Lenders shall violate the Loan Documents or applicable Requirements of Law. Each of the Lenders acknowledges and agrees that no individual Lender may separately enforce or exercise any of the provisions of any of the Loan Documents or Environmental Indemnity Agreement (including the Notes) other than through Administrative Agent. Administrative Agent shall advise the Lenders of all material actions which Administrative Agent takes in accordance with the provisions of this Section 10.4(a) and shall continue to consult with the Lenders with respect to all of such actions. Notwithstanding the foregoing, if the Required Lenders shall at any time direct that a different or additional remedial action be taken from that already undertaken by Administrative Agent, including the commencement of foreclosure proceedings, such different or additional remedial action shall be taken in lieu of or in addition to, the prosecution of such action taken by Administrative Agent; provided that all actions already taken by Administrative Agent pursuant to this Section 10.4(a) shall be valid and
LOAN AGREEMENT – Page 84
CONA – Healthcare Trust, Inc.
92119388.8

binding on each Lender. All cash proceeds (other than cash proceeds subject to the provisions of Section 10.4(i)) received from any enforcement actions, including the cash proceeds of a foreclosure sale of any of the Projects, shall be applied, first, to the payment or reimbursement of Administrative Agent for expenses incurred in accordance with the provisions of Sections 10.4(b) and (c) and Section 10.13 and to the payment of any servicing fees to the extent not paid by Borrowers pursuant to Section 10.13, second, to the payment or reimbursement of the Lenders for expenses incurred in accordance with the provisions of Sections 10.4(b) and (c) and Section 10.13; third, to the payment or reimbursement of the Lenders for any advances made pursuant to Section 10.4(b) or (g); fourth, pari passu to the Lenders in accordance with their respective Pro Rata Share, unless an Unpaid Amount is owed pursuant to Section 10.15, in which event such Unpaid Amount shall be deducted from the portion of such proceeds of the Defaulting Lender and be applied to payment of such Unpaid Amount to the Special Advance Lender and to pay any indebtedness of Borrowers under any Secured Hedge Agreement provided by Administrative Agent or any Affiliate.
(b)All losses incurred in connection with the Loan (including with respect to interest (including interest at the Default Rate to the extent applicable) and other sums payable pursuant to the Notes), the enforcement thereof or the realization of the security therefor, shall be borne by the Lenders in accordance with their respective Pro Rata Share of the Loan. The Lenders shall promptly, upon request by Administrative Agent, remit to Administrative Agent their respective Pro Rata Share of (i) any expenses incurred or to be incurred by Administrative Agent in connection with any Potential Default or Event of Default to the extent any such expenses have not been paid by Borrowers or Guarantor, (ii) any advances or disbursements made or to be made to pay Taxes (including special assessments or payments in lieu of real estate taxes), maintenance costs, ground rent, insurance premiums or other items (including capital items) which Administrative Agent or Required Lenders determine are necessary to preserve the Lien (or priority of the Lien) of the Mortgage from any intervening lien, forfeiture, casualty, loss, waste or other impairment, diminution or reduction in value (including, without limitation, the completion of any applicable alterations or improvements which have theretofore been commenced or are deemed necessary for the leasing, marketing or maintenance of the Projects or to preserve, protect, sell, operate, manage, lease, improve, maintain, repair, defend or dispose of the Projects or any portion thereof), whether or not the amount necessary to be advanced for such purposes exceeds the amount of the Mortgage (all such advances, collectively, “Protective Advances”), (iii) any other expenses incurred in connection with the enforcement of the Mortgage, other Loan Documents or the Environmental Indemnity Agreement, and (iv) any expenses incurred in connection with the consummation of the Loan not paid or provided for by Borrowers. Protective Advances shall not exceed One Million Dollars ($1,000,000) annually unless approved by the Required Lenders in advance. Each Lender’s Pro Rata Share of any Protective Advance shall constitute obligatory advances of that Lender under this Agreement, shall be payable by each Lender on demand by Administrative Agent and secured by the Collateral, and if unpaid by any Lender as set forth below, its Pro Rata Share thereof shall bear interest at the rate applicable to such amount under the Loan or if no longer applicable, at the Base Rate.  Administrative Agent shall notify each Lender in writing of its Pro Rata Share of each Protective Advance.  Upon receipt of notice from Administrative Agent of its making of a Protective Advance, each Lender shall make the amount of such Lender’s Pro Rata Share of the Protective Advance available to Administrative Agent, in same day funds, to such account of Administrative Agent as Administrative Agent may designate, (i) on or before 3:00 p.m. (Administrative Agent’s time) on the day Administrative Agent provides Lenders with notice of the making of such Protective Advance if Administrative Agent provides such notice on or before 12:00 p.m. (Administrative Agent’s time), or (ii) on or before 12:00 p.m. on the Business Day immediately following the day Administrative Agent provides Lenders with notice of the making of such advance if Administrative Agent provides notice after 12:00 p.m. (Administrative Agent’s time).
LOAN AGREEMENT – Page 85
CONA – Healthcare Trust, Inc.
92119388.8

(c)If, at the direction of the Required Lenders or otherwise as provided in Section 10.4(a), any action(s) is brought to foreclose the Mortgage, such action shall (to the extent permitted under applicable Requirements of Law and the decisions of the court in which such action is brought) be an action brought by Administrative Agent on behalf and for the benefit of the Lenders, collectively, to foreclose all or a portion of the Mortgage and collect on the Notes. Counsel selected by Administrative Agent shall prosecute any such foreclosure on behalf of Administrative Agent and the Lenders and Administrative Agent and the Lenders shall consult and cooperate with each other in the prosecution thereof. If requested by Administrative Agent, each Lender shall join as a party in any such lawsuit or proceeding. All decisions concerning the appointment of a receiver, the conduct of such receivership, the conduct of such foreclosure action, the acceptance of a deed in lieu of foreclosure, the bid on behalf of Administrative Agent and the Lenders at the foreclosure sale of the Projects, the manner of taking and holding title to the Projects (other than as set forth in Section 10.4(d) below), the sale of the Projects after foreclosure pursuant to Section 10.4(e), and the commencement and conduct of any deficiency judgment proceeding shall be made by Administrative Agent subject to this Article 10. The costs and expenses of foreclosure to the extent not paid by Borrowers or Guarantor will be borne by the Lenders in accordance with their respective Pro Rata Share. If requested by Administrative Agent, each Lender shall join as a party in any such lawsuit or proceeding brought to foreclose the Mortgage and collect on the Notes.
(d)If the Projects (or any part thereof) is acquired by Administrative Agent or its nominee as a result of a foreclosure or the acceptance of a deed or assignment in lieu of foreclosure, or is retained in satisfaction of all or any part of the obligations, the title to the Projects shall be held as required by the Required Lenders and as acceptable to Administrative Agent provided title is held in an entity or structure which limits liability of the Lenders and is a “pass-through” entity or structure for income tax purposes, or, in the absence of such direction of the Required Lenders, at the sole option of Administrative Agent, be held in the name of Administrative Agent, or a nominee or subsidiary of Administrative Agent, as administrative agent, for the ratable benefit of the Lenders, or a limited liability company of which Administrative Agent (or a nominee or subsidiary of Administrative Agent, as administrative agent, for the ratable benefit of the Lenders) is the manager and the Lenders (or their permitted assignees) are the members in proportion to their Pro Rata Share, which shall be formed pursuant to a form of limited liability company agreement approved by Administrative Agent and the Required Lenders prior to the completion of such foreclosure, which agreement shall include provisions in all material respects similar to this Section 10.4 and Article 10 in relation to the duties, rights and immunities of Administrative Agent (or a nominee or subsidiary of Administrative Agent, in its capacity as the manager thereunder) and rights and obligations of the Lenders. In the event any Lender fails to execute and deliver such agreement in accordance with and after written request therefor from Administrative Agent, each such Lender hereby grants to Administrative Agent a power of attorney to execute and deliver such agreement on its behalf and to take on its behalf any other actions as may reasonably be required to form and qualify such company, which power of attorney is coupled with an interest and irrevocable.
(e)Administrative Agent shall prepare for the approval of the Required Lenders a recommended course of action for the Projects (a “Post-Foreclosure Plan”). Subject to its standard of care contained herein, Administrative Agent (or a nominee or subsidiary of Administrative Agent, as administrative agent, for the account of, and ratable benefit of, the Lenders) shall manage, operate, repair, administer, complete, construct, restore or otherwise deal with the Projects acquired, and shall administer all transactions relating thereto, substantially in accordance with the Post-Foreclosure Plan, including, without limitation, employing a management agent, leasing agent and other agents, contractors and employees, including agents for the sale of the Projects, and the collecting of rents and other sums from the Projects and paying the expenses of the Projects. Once approved by the Required Lenders, Administrative Agent shall use commercially reasonable efforts, consistent with its standard of care contained in
LOAN AGREEMENT – Page 86
CONA – Healthcare Trust, Inc.
92119388.8

this Article 10, to operate and maintain the Projects in accordance with the Post-Foreclosure Plan in all material respects (subject to the effect of force majeure events, fire, earthquake, floods, explosion, actions of the elements, other accidents or casualty, declared or undeclared war, riots, mob violence, acts of terrorism, inability to procure or a general shortage of labor, equipment, facilities, energy, materials or supplies in the open market, the effect of orders of Governmental Authorities, laws, rules, regulations or other cause beyond the reasonable control of Administrative Agent) and shall be authorized to make expenditures and pay expenses in accordance with the Post-Foreclosure Plan. It is understood and agreed that Administrative Agent is not warranting that the results contemplated by the Post-Foreclosure Plan shall be realized. If the Required Lenders shall fail to approve of the proposed Post-Foreclosure Plan, however, the following shall apply: (i) if the proposed Post-Foreclosure Plan is the initial Post-Foreclosure Plan, then Administrative Agent, on behalf of the Lenders, may approve an interim plan to govern the operations of the Projects until the Required Lenders approve the first plan; and, (ii) if the proposed Post-Foreclosure Plan is other than the plan referred to in the preceding clause (i), then the Projects shall be operated under the most recent Post-Foreclosure Plan until a new Post-Foreclosure Plan shall be approved by the Required Lenders, subject to adjustments as Administrative Agent shall deem appropriate to take into account emergency or serious maintenance situations at the Projects, any tenant improvement costs and leasing commissions for leases executed after approval of the most recently approved budget and any expenditures for the Projects required by applicable Requirements of Law, which, if not made, may result in the imposition of a fine or penalty or other sanction against the Lenders, Administrative Agent or entity that holds title to the Projects for the benefit of the Lenders. Administrative Agent shall not make any material changes to the approved Post-Foreclosure Plan without the consent of the Required Lenders.
(f)Upon demand therefor from time to time, each Lender shall contribute its Pro Rata Share of all costs and expenses incurred by Administrative Agent pursuant to the approved Post-Foreclosure Plan in connection with the construction, operation, management, maintenance, leasing and sale of the Projects. In addition, Administrative Agent shall render or cause to be rendered to each Lender, on a periodic basis (but in any event once per calendar quarter), an income and expense statement for the Projects, and each Lender shall promptly contribute its Pro Rata Share of any operating loss for the Projects, and such other expenses and operating reserves as Administrative Agent shall deem reasonably necessary pursuant to and in accordance with the approved Post-Foreclosure Plan.
(g)To the extent there is net operating income from the Projects, Administrative Agent shall, in accordance with the approved Post-Foreclosure Plan, determine the amount and timing of distributions to the Lenders in accordance with Section 10.4(i).
(h)The Lenders acknowledge and agree that if title to the Projects is obtained by Administrative Agent or its nominee or limited liability company as provided above, the Projects will not be held as a permanent investment but will be liquidated and the proceeds of such liquidation will be distributed in accordance with the Post-Foreclosure Plan as soon as practicable. Administrative Agent shall undertake to sell the Projects, at such price and upon such terms and conditions as the Required Lenders reasonably shall determine to be most advantageous to the Lenders. Any purchase money mortgage or deed of trust taken in connection with the disposition of the Projects in accordance with the immediately preceding sentence shall name Administrative Agent, as agent for the Lenders, as the beneficiary or mortgagee; provided, however, that purchase money financing shall not be provided in connection with the disposition of the Projects without the prior consent of each Lender. If purchase money financing is so provided, then, Administrative Agent and the Lenders shall enter into an agreement with respect to such purchase money mortgage or deed of trust defining the rights and obligations of Administrative Agent and the rights and obligations of the Lenders in the same Pro Rata Share as provided hereunder, which agreement shall be in all material respects
LOAN AGREEMENT – Page 87
CONA – Healthcare Trust, Inc.
92119388.8

similar to this Article insofar as the same is appropriate or applicable and shall contain such other terms and conditions as may be satisfactory to each of the Lenders.
(i)All cash proceeds received with respect to the Projects after so acquiring title to or taking possession of the Projects, including cash proceeds from the rental, operation and management of the Projects and the proceeds of a sale of the Projects, shall be applied, first, to the payment or reimbursement of Administrative Agent for expenses incurred in accordance with the provisions of this Article 10 or for any other sums then due to Administrative Agent hereunder; second, to the payment of operating expenses with respect to the Projects; third, to the establishment of reasonable reserves for the operation of the Projects, including, without limitation, to fund any capital improvement, leasing and other reserves; fourth, to the payment or reimbursement of the Lenders for any advances made pursuant to Section 10.4(c) or (f); fifth, in accordance with clauses first through fourth of Section 10.4(a); and sixth, pari passu to the Lenders in accordance with their respective Pro Rata Share on account of all sums due and unpaid under the Loan Documents, unless an Unpaid Amount is owed pursuant to Section 10.18, in which event such Unpaid Amount shall be deducted from the portion of such proceeds of the Defaulting Lender and be applied to payment of such Unpaid Amount to the Special Advance Lender.
Section 1.5Liability. None of Administrative Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document or the Environmental Indemnity Agreement, and each Lender and Borrowers (on their own behalf and on behalf of the other Borrower Parties) hereby waives and shall not assert any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of Administrative Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein. Without limiting the foregoing, Administrative Agent:
(a)shall have no duties or responsibilities except those expressly set forth in this Agreement and in the other Loan Documents and the Environmental Indemnity Agreement, and shall not by reason of this Agreement, any other Loan Document or the Environmental Indemnity Agreement, be a trustee for any Lender;
(b)shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Required Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of Administrative Agent, when acting on behalf of Administrative Agent);
(c)shall not be responsible for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document or the Environmental Indemnity Agreement;
(d)makes no warranty or representation, and shall not be responsible, to any Secured Party for any statement, document, information, representation or warranty made or furnished by or on behalf of any Related Person or any Borrower Party in connection with any Loan Document, the Environmental Indemnity Agreement or any transaction contemplated therein or any other document or information with respect to any Borrower Party, whether or not transmitted or (except for documents expressly required under any Loan Document or the Environmental Indemnity Agreement to be transmitted to the Lenders) omitted to be transmitted by Administrative Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Administrative Agent in connection with the Loan Documents or the Environmental Indemnity Agreement; and
LOAN AGREEMENT – Page 88
CONA – Healthcare Trust, Inc.
92119388.8

(e)shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document or the Environmental Indemnity Agreement, whether any condition set forth in any Loan Document or the Environmental Indemnity Agreement is satisfied or waived, as to the financial condition of any Borrower Party or as to the existence or continuation or possible occurrence or continuation of any Potential Default or Event of Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from Borrowers, any Lender describing such Potential Default or Event of Default clearly labeled “notice of default” (in which case Administrative Agent shall promptly give notice of such receipt to all Lenders) ;and, for each of the items set forth in clauses (a) through (e) above, each Lender and Borrowers (on behalf of themselves and each of the other Borrower Parties) hereby waives and agrees not to assert any right, claim or cause of action it might have against Administrative Agent based thereon.
Section 1.6Administrative Agent Individually. Administrative Agent and its Affiliates may make loans and other extensions of credit to, acquire stock and stock equivalents of, engage in any kind of business with each Borrower or any other Borrower Party or Affiliate thereof as though it were not acting as Administrative Agent and may receive separate fees and other payments therefor. To the extent Administrative Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the terms “Lender,” and “Required Lender,” and any similar terms shall, except where otherwise expressly provided in any Loan Document or the Environmental Indemnity Agreement, include, without limitation, Administrative Agent or such Affiliate, as the case may be, in its individual capacity as Lender or as one of the Required Lenders, respectively.
Section 1.7Lender Credit Decision. Each Lender acknowledges that it shall, independently and without reliance upon Administrative Agent, any other Lender or any of their Related Persons or upon any document solely or in part because such document was transmitted by Administrative Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of Borrowers and each other Borrower Party and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or the Environmental Indemnity Agreement or with respect to any transaction contemplated in any Loan Document or the Environmental Indemnity Agreement, in each case based on such documents and information as it shall deem appropriate. Except for documents expressly required by any Loan Document or the Environmental Indemnity Agreement to be transmitted by Administrative Agent to the Lenders, Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Borrower or any other Borrower Party or any Affiliate of any Borrower or any other Borrower Party that may come into the possession of Administrative Agent or any of its Related Persons.
Section 1.8Resignation of Administrative Agent.
(a)Administrative Agent may resign at any time by delivering written notice of such resignation to the Lenders and Borrowers, effective on the date set forth in such notice or, if no such date is set forth therein, upon the date such notice shall be effective. If Administrative Agent delivers any such notice, the Required Lenders shall have the right to appoint a successor Administrative Agent, subject to the reasonable approval of Borrower and provided that (i) no Event of Default shall have occurred and be continuing and (ii) Borrowers’ Agent shall be deemed to have consented to any such appointment unless it shall object thereto by written notice to Administrative Agent within ten (10) Business Days after receipt of notice of such successor. If, within 30 days after the retiring Administrative Agent having given notice of resignation, no successor Administrative Agent has been appointed by the Required Lenders that
LOAN AGREEMENT – Page 89
CONA – Healthcare Trust, Inc.
92119388.8

has accepted such appointment, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent from among the Lenders.
(b)Effective immediately upon its resignation, (i) the retiring Administrative Agent shall be discharged from its duties and obligations under the Loan Documents and the Environmental Indemnity Agreement, (ii) the Lenders shall assume and perform all of the duties of Administrative Agent until a successor Administrative Agent shall have accepted a valid appointment hereunder, (iii) the retiring Administrative Agent and its Related Persons shall no longer have the benefit of any provision of any Loan Document or the Environmental Indemnity Agreement other than with respect to any actions taken or omitted to be taken while such retiring Administrative Agent was, or because such Administrative Agent had been, validly acting as Administrative Agent under the Loan Documents and (iv) subject to its rights under Section 9.3, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents and the Environmental Indemnity Agreement. Effective immediately upon its acceptance of a valid appointment as Administrative Agent, a successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent under the Loan Documents and the Environmental Indemnity Agreement.
(c)Administrative Agent may be removed as Administrative Agent upon the request of all Lenders (other than Affiliates of Administrative Agent) upon the determination by a court of competent jurisdiction that Administrative Agent has committed actions constituting gross negligence or willful misconduct under this Agreement. The provisions of subsection (b) above shall apply upon such removal and Lenders shall appoint such successor Administrative Agent in consultation with Borrowers.
Section 1.9Additional Secured Parties. The benefit of the provisions of the Loan Documents and the Environmental Indemnity Agreement directly relating to the Collateral or any Lien granted thereunder shall extend to and be available to any Secured Party that is not a Lender as long as, by accepting such benefits, such Secured Party agrees, as among Administrative Agent and all other Secured Parties, that such Secured Party is bound by (and, if requested by Administrative Agent, shall confirm such agreement in a writing in form and substance acceptable to Administrative Agent) this Article 10, Section 11.7 (Right of Setoff; Sharing of Payments), Section 2.14(b) (Sharing of Payments, Etc.) and Section 11.35 (Non-Public Information; Disclosure) and the decisions and actions of Administrative Agent and the Required Lenders (or, where expressly required by the terms of this Agreement, a greater proportion of the Lenders) to the same extent a Lender is bound; provided, however, that, notwithstanding the foregoing, (a) such Secured Party shall be bound by Section 10.12 only to the extent of Liabilities, costs and expenses with respect to or otherwise relating to the Collateral held for the benefit of such Secured Party, in which case the obligations of such Secured Party thereunder shall not be limited by any concept of Pro Rata Share or similar concept, (b) except as set forth specifically herein, each of Administrative Agent and each Lender shall be entitled to act at its sole discretion, without regard to the interest of such Secured Party, regardless of whether any Obligation to such Secured Party thereafter remains outstanding, is deprived of the benefit of the Collateral, becomes unsecured or is otherwise affected or put in jeopardy thereby, and without any duty or liability to such Secured Party or any such Obligation and (c) except as set forth specifically herein, such Secured Party shall not have any right to be notified of, consent to, direct, require or be heard with respect to, any action taken or omitted in respect of the Collateral or under any Loan Document or the Environmental Indemnity Agreement.
Section 1.10Reliance by Administrative Agent. Administrative Agent shall be entitled to rely and act upon any certification, notice or other communication (including any thereof by telephone, facsimile, telegram or cable) reasonably believed by it to be genuine and
LOAN AGREEMENT – Page 90
CONA – Healthcare Trust, Inc.
92119388.8

correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by Administrative Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document or the Environmental Indemnity Agreement, Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders, and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders.
Section 1.11Rights as a Lender. With respect to CONA’s Loan Commitment, if any, and the advances of the Loan made by it, CONA (and any successor permitted by the terms of this Agreement acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as Administrative Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include Administrative Agent in its individual capacity. CONA (and any successor permitted by the terms of this Agreement acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) lend money to, make investments in and generally engage in any kind of lending, trust or other business with Borrowers (and any of their Affiliates) as if it were not acting as Administrative Agent, and CONA and its Affiliates may accept fees and other consideration from Borrowers for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.
Section 1.12Standard of Care; Indemnification. In performing its duties under the Loan Documents and the Environmental Indemnity Agreement, Administrative Agent will exercise the same degree of care as Administrative Agent normally exercises in connection with similar loans held for its own account, but Administrative Agent shall have no further responsibility to any Lender except as expressly provided herein and except for its own gross negligence or willful misconduct which resulted in actual loss to such Lender, and, except to such extent, Administrative Agent shall have no responsibility to any Lender for the failure by Administrative Agent to comply with any of Administrative Agent’s obligations to Borrowers under the Loan Documents, the Environmental Indemnity Agreement or otherwise. The Lenders agree to indemnify Administrative Agent (to the extent not reimbursed under Sections 11.5 or 11.11, but without limiting the obligations of Borrowers under Sections 11.5 or 11.11) ratably in accordance with each Lender’s Pro Rata Share, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever that may be imposed on, incurred by or asserted against Administrative Agent (including by any Lender) arising out of or by reason of any investigation in or in any way relating to or arising out of this Agreement or any other Loan Document, the Environmental Indemnity Agreement or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (including the costs and expenses that Borrowers are obligated to pay under Section 11.11, but excluding, unless an Event of Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or of any such other documents, provided that no Lender shall be liable for any of the foregoing to the extent they arise from Administrative Agent’s breach of its standard of care set forth in the first sentence of this Section.
Section 1.13Failure to Act. Except for actions expressly required of Administrative Agent hereunder and under the other Loan Documents and the Environmental Indemnity Agreement, Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder and thereunder unless it shall receive further assurances to its satisfaction from the Lenders of their indemnification obligations under Section 10.12 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action.
LOAN AGREEMENT – Page 91
CONA – Healthcare Trust, Inc.
92119388.8

Section 1.14The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF ANY MATERIALS OR INFORMATION PROVIDED BY OR ON BEHALF OF BORROWERS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM ANY MATERIALS OR INFORMATION PROVIDED BY OR ON BEHALF OF BORROWERS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH ANY MATERIALS OR INFORMATION PROVIDED BY OR ON BEHALF OF BORROWERS OR THE PLATFORM. In no event shall Administrative Agent or any of its Related Persons (collectively, the “Agent Parties”) have any liability to Borrowers, any Lender, or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of Borrowers’ or Administrative Agent’s transmission of any materials or information provided by or on behalf of Borrowers through the internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to Borrowers, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
Section 1.15Liability of Administrative Agent. Administrative Agent shall not have any liabilities or responsibilities to Borrowers on account of the failure of any Lender (other than Administrative Agent in its capacity as a Lender) to perform its obligations hereunder or to any Lender on account of the failure of Borrowers to perform their obligations hereunder, under any other Loan Document or under the Environmental Indemnity Agreement.
Section 1.16USA Patriot Act Notice; Compliance. In order for Administrative Agent to comply with the USA Patriot Act of 2001 (Public Law 107-56), prior to any Lender that is organized under the laws of a jurisdiction outside of the United States of America becoming a party hereto, Administrative Agent may request, and such Lender shall provide to Administrative Agent, its name, address, tax identification number and/or such other identification information as shall be necessary for Administrative Agent to comply with federal law.
Section 1.17No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA PATRIOT Act or the regulations thereunder, including the regulations contained in 31 CFR 1020.220 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with Borrowers or any other loan parties, their Affiliates or their agents, the Loan Documents, the Environmental Indemnity Agreement or the transactions hereunder or contemplated hereby: (i) any identity verification procedures, (ii) any recordkeeping, (iii) comparisons with government lists, (iv) customer notices, or (v) other procedures required under the CIP Regulations or such other Anti-Terrorism Law.
Section 1.18Defaulting Lenders.
(a)Generally. A Lender shall be a “Defaulting Lender” hereunder if it (a) shall for any reason fail to (i) make any advance of the Loan required pursuant to the terms of
LOAN AGREEMENT – Page 92
CONA – Healthcare Trust, Inc.
92119388.8

this Agreement or (ii) pay its Pro Rata Share of any advance pursuant to Sections 10.8(b), 10.8(c) or 10.8(f) or any Protective Advance, or otherwise made or requested by Administrative Agent to be made in connection with the exercise by Administrative Agent of any of its remedies hereunder, or of any indemnification payment required pursuant to Section 10.12, and such failure shall continue for a period of two (2) Business Days following the delivery of written notice thereof by Administrative Agent to such Lender; (b) shall assign or transfer its interest hereunder or in or to its Loan or Commitment in violation of Section 11.3; (c) shall exercise any rights of set-off in violation of Section 11.7; (d) has notified Borrowers or Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund its Pro Rata Share of the Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied); (e) has failed, within three (3) Business Days after written request by Administrative Agent or Borrowers, to confirm in writing to Administrative Agent and Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (e) upon receipt of such written confirmation by Administrative Agent and Borrowers); or (f) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any debtor relief law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Administrative Agent that a Lender is a Defaulting Lender under one or more of clauses (a) through (f) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice of such determination to the Borrowers and each Lender. If for any reason a Lender fails to make timely payment to Administrative Agent of any amount required to be paid to Administrative Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which Administrative Agent or Borrowers may have under the immediately preceding provisions or otherwise, Administrative Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by Administrative Agent in respect of a Defaulting Lender’s Pro Rata Share of the Loan shall not be paid to such Defaulting Lender and shall be held uninvested by Administrative Agent and either applied against the purchase price of such Pro Rata Share of the Loan under the following Section 10.18(b) or paid to such Defaulting Lender upon the Defaulting Lender’s curing of its default.
(b)Purchase or Cancellation of Defaulting Lender’s Commitment. Any Lender who is not a Defaulting Lender shall have the right, but not the obligation, in its sole discretion, to acquire by assignment all of a Defaulting Lender’s Commitments. Any Lender desiring to exercise such right shall give written notice thereof to Administrative Agent and Borrowers no sooner than two (2) Business Days and not later than five (5) Business Days after
LOAN AGREEMENT – Page 93
CONA – Healthcare Trust, Inc.
92119388.8

such Defaulting Lender became a Defaulting Lender. If more than one Lender exercises such right, each such Lender shall have the right to acquire an amount of such Defaulting Lender’s Commitments in proportion to the respective Commitments of the Lenders exercising such right. If after such fifth (5th) Business Day, the Lenders have not elected to acquire all of the Commitments of such Defaulting Lender, then Borrowers may (but shall not be obligated to), by giving written notice thereof to Administrative Agent, such Defaulting Lender and the other Lenders, demand that such Defaulting Lender assign its Commitments to an assignee subject to and in accordance with the provisions of Section 11.3 for the purchase price provided for below. Upon any such assignment, the Defaulting Lender’s interest in the Loan and its rights hereunder (but not its liability in respect thereof or under the Loan Documents to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Assumption and, notwithstanding Section 11.3, shall pay to Administrative Agent an assignment fee in the amount of $10,000. The purchase price for the Commitments of a Defaulting Lender shall be equal to the amount of the principal balance of the Loan outstanding and owed by Borrowers to the Defaulting Lender plus interest thereon, accrued fees and all other amounts payable to such Defaulting Lender hereunder and under the other Loan Documents. Prior to payment of such purchase price to a Defaulting Lender, Administrative Agent shall apply against such purchase price any amounts retained by Administrative Agent pursuant to the last sentence of the immediately preceding Section 10.18(a).
(c)Optional Advance by Lender of Defaulting Lender’s Pro Rata Share. If a Defaulting Lender shall for any reason fail to (i) make any respective advance of the Loan required pursuant to the terms of this Agreement or (ii) pay its Pro Rata Share of a Protective Advance, any of the other Lenders may, but shall not be obligated to, make all or a portion of the Defaulting Lender’s advance under the Loan or Pro Rata Share of such Protective Advance, provided that such Lender gives the Defaulting Lender and Administrative Agent prior notice of its intention to do so. The right to make such advances in respect of the Defaulting Lender shall be exercisable first by the Lender holding the greatest Pro Rata Share and thereafter to each of the Lenders in descending order of their respective Pro Rata Share of the Loan or in such other manner as the Required Lenders (excluding the Defaulting Lender) may agree on. Any Lender making all or any portion of the Defaulting Lender’s Pro Rata Share of the applicable Loan or advance in accordance with the foregoing terms and conditions shall be referred to as a “Special Advance Lender”.
(d)Special Advance Lender. In any case where a Lender becomes a Special Advance Lender, the Special Advance Lender shall be deemed to have purchased, and the Defaulting Lender shall be deemed to have sold, a senior participation in the Defaulting Lender’s interest in the Loan to the extent of the amount so advanced or disbursed (the “Advanced Amount”) bearing interest (including interest at the Default Rate, if applicable). It is expressly understood and agreed that each of the respective obligations under this Agreement and the other Loan Documents, including making advances under the Loan, losses incurred in connection with the Loan, costs and expenses of enforcement, advancing to preserve the Lien of the Mortgage or to preserve and protect the Projects, shall be without regard to any adjustment in the Pro Rata Share occasioned by the acts of a Defaulting Lender. The Special Advance Lender shall be entitled to an amount (the “Unpaid Amount”) equal to the applicable Advanced Amount, plus any unpaid interest due and owing with respect thereto, less any repayments thereof made by the Defaulting Lender immediately upon demand. The Defaulting Lender shall have the right to repurchase the senior participation in its interest in the Loan from the Special Advance Lender, pro rata if there is more than one Special Advance Lender, at any time by the payment of the Unpaid Amount.
LOAN AGREEMENT – Page 94
CONA – Healthcare Trust, Inc.
92119388.8

(e)Notice Requirements. A Special Advance Lender shall (i) give notice to the Defaulting Lender, Administrative Agent and each of the other Lenders (provided that failure to deliver said notice to any party other than the Defaulting Lender shall not constitute a default under this Agreement) of the Advanced Amount and the percentage of the Special Advance Lender’s senior participation in the Defaulting Lender’s interest in the Loan and (ii) in the event of the repayment of any of the Unpaid Amount by the Defaulting Lender, give notice to the Defaulting Lender and Administrative Agent of the fact that the Unpaid Amount has been repaid (in whole or in part), the amount of such repayment and, if applicable, the revised percentage of the Special Advance Lender’s senior participation. Provided that Administrative Agent has received notice of such participation, Administrative Agent shall have the same obligations to distribute interest, principal and other sums received by Administrative Agent with respect to a Special Advance Lender’s senior participation as Administrative Agent has with respect to the distribution of interest, principal and other sums under this Agreement; and at the time of making any distributions to the Lenders, shall make payments to the Special Advance Lender with respect to a Special Advance Lender’s senior participation in the Defaulting Lender’s interest in the Loan out of the Defaulting Lender’s share of any such distributions.
(f)Special Advance Lender’s Rights to Sums Paid to Defaulting Lender. A Defaulting Lender shall immediately pay to a Special Advance Lender all sums of any kind paid to or received by the Defaulting Lender from Borrowers, whether pursuant to the terms of this Agreement or the other Loan Documents or in connection with the realization of the security therefor until the Unpaid Amount is fully repaid. Notwithstanding the fact that the Defaulting Lender may temporarily hold such sums, the Defaulting Lender shall be deemed to hold same as a trustee for the benefit of the Special Advance Lender, it being the express intention of the Lenders that the Special Advance Lender shall have an ownership interest in such sums to the extent of the Unpaid Amount.
(g)Defaulting Lender’s Indemnification of Administrative Agent and Lenders. Each Defaulting Lender shall indemnify, defend and hold Administrative Agent and each of the other Lenders harmless from and against any and all losses, damages, liabilities or expenses (including reasonable attorneys’ fees and expenses and interest at the Default Rate) which they may sustain or incur by reason of the Defaulting Lender’s failure or refusal to abide by its obligations under this Agreement or the other Loan Documents. Administrative Agent shall, after payment of any amounts due to any Special Advance Lender pursuant to the terms of Section 10.18(c) above, set-off against any payments due to such Defaulting Lender for the claims of Administrative Agent and the other Lenders pursuant to this indemnity.
(h)Subordination of Rights of Defaulting Lender. Notwithstanding any provision hereof to the contrary, until such time as a Defaulting Lender has funded its Pro Rata Share of any advance described in Sections 10.18(b), 10.18(c), 10.18(g) or 10.12 or prior Loan disbursement which was previously a Non-Pro Rata Advance (including through the funding thereof on its behalf by a Special Advance Lender), or all other Lenders have received payment in full (whether by repayment or prepayment) of the amounts due in respect of such Non-Pro Rata Advance, all of the indebtedness and obligations owing to such Defaulting Lender hereunder shall be subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal, interest and fees in respect of all Non-Pro Rata Advances in which the Defaulting Lender has not funded its Pro Rata Share (including through the funding thereof on its behalf by a Special Advance Lender) (such principal, interest and fees being referred to as “Senior Loans”). All amounts paid by Borrowers and otherwise due to be applied to the indebtedness and obligations owing to the Defaulting Lender pursuant to the terms hereof shall be distributed by Administrative Agent to the other Lenders in accordance with their respective Pro Rata Share of the Loan (recalculated for purposes hereof to exclude the Defaulting Lender’s Pro Rata Share of the Loan), until all Senior Loans have been paid in full. This provision governs only the relationship among Administrative Agent, each Defaulting Lender,
LOAN AGREEMENT – Page 95
CONA – Healthcare Trust, Inc.
92119388.8

and the other Lenders; nothing hereunder shall limit the obligations of Borrowers under this Agreement. The provisions of this paragraph shall apply and be effective regardless of whether a Potential Default or Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of Borrowers as to their desired application of payments or (iii) the suspension of such Defaulting Lender’s right to vote on matters which are subject to the consent or approval of Required Lenders or all Lenders. The failure of any Defaulting Lender to timely receive any amounts otherwise payable to such Defaulting Lender under this Agreement or the other Loan Documents on account of the provisions of this paragraph shall not constitute a Potential Default or Event of Default.
(i)Removal of Rights. A Defaulting Lender shall have no voting rights or rights to grant any consent or approval whatsoever under this Agreement or any other Loan Documents (including, without limitation, under Section 11.2 of this Agreement) and shall not be considered in the calculation of “Required Lenders” so long as it is a Defaulting Lender. This Section shall remain effective with respect to a Defaulting Lender until such time as the Defaulting Lender shall no longer be in default of any of its obligations under this Agreement by curing such default with the consent of the non-Defaulting Lenders.  Such Defaulting Lender nonetheless shall be bound by any amendment to or waiver of any provision of, or any consent, approval or other action granted, taken or omitted to be taken by Administrative Agent and/or the non-Defaulting Lenders under any Loan Document which is made subsequent to that Lender’s becoming a Defaulting Lender and prior to such cure or waiver.
Section 1.19Limitations. No Secured Party that is party to a Hedge Agreement that obtains the benefits of Section 2.6(a) or any Collateral with respect to Hedge Obligations, as applicable, by virtue of the provisions hereof or of any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article 10 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to Hedge Agreements unless the Administrative Agent has received written notice of such Hedge Agreements, as applicable, together with such supporting documentation as the Administrative Agent may request, from the applicable Secured Party.
ARTICLE 11
MISCELLANEOUS
Section 1.1Notices.
(a)Notices; Physical Addresses. Any notice required or permitted to be given under this Agreement shall be in writing and either shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or sent by overnight air courier service, or personally delivered to a representative of the receiving party, or sent by facsimile or email (provided an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 11.1). All such communications shall be mailed, sent or delivered, addressed to the party for whom it is intended at its address set forth below.
LOAN AGREEMENT – Page 96
CONA – Healthcare Trust, Inc.
92119388.8

To Borrowers:	c/o AR Global 97 John Clarke Road, Suite 2 Middletown, Rhode Island 02842 Attention: Michael Anderson Email: Manderson@ar-global.com

With a copy to:	Arnold & Porter 601 Massachusetts Avenue, NW Washington, DC 20001 Attention: Amy Rifkind Email: Amy. Rifkind@arnoldporter.com
If to Administrative Agent:
Capital One, National Association
77 West Wacker Drive, 10th Floor
Chicago, Illinois 60601
Attention: Tiffany Holznecht
Facsimile: (855) 299-3238
Email: Tiffany.Holznecht@capitalone.com
Reference: Healthcare Trust, Inc.

With a copy to:
Capital One, National Association
77 West Wacker Drive, 10th Floor
Chicago, Illinois 60601
Attention: Jeffrey M. Muchmore, Credit Executive
Facsimile: (855) 332-1699
Email: Jeffrey.muchmore@capitalone.com
Reference: Healthcare Trust, Inc.____________________

And a copy to:
Capital One, National Association
5804 Trailridge Drive
Austin, Texas 78731
Attention: Diana Pennington, Senior Director, Associate General Counsel
Facsimile: (855) 438-1132
Email: diana.pennington@capitalone.com
Reference: Healthcare Trust, Inc.____________

If to a Lender:	To the address set forth on Exhibit C attached hereto

Any notice or request so addressed and sent by United States registered or certified mail or overnight courier shall be deemed to be given on the earliest of (1) when actually delivered, (2) on the first Business Day after deposit with an overnight air courier service, or (3) on the third Business Day after deposit in the United States mail, postage prepaid, in each case to the address of the intended addressee (except as otherwise provided in the Mortgage). Any notice or request so delivered in person shall be deemed to be given when receipted for by, or actually received by Administrative Agent, a Lender, or Borrowers, as the case may be. If given by email or facsimile, a notice or request shall be deemed given and received when the email or facsimile is transmitted to the party’s facsimile number or email address specified above and confirmation of complete receipt is received by the transmitting party during normal business hours or on the next Business Day if not confirmed during normal business hours, and an identical notice is also sent simultaneously by mail, overnight courier, or personal delivery as otherwise provided in this Section 11.1. Any party may designate a change of address by written notice to the other by giving at least ten (10) days prior written notice of such change of address.
LOAN AGREEMENT – Page 97
CONA – Healthcare Trust, Inc.
92119388.8

(b)Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender if such Lender has notified Administrative Agent that it is incapable of receiving notices by electronic communication. Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
(c)Unless otherwise agreed to by Borrower and Administrative Agent, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
Section 1.2Amendments and Waivers.
(a)No amendment or waiver of any provision of any Loan Document or the Environmental Indemnity Agreement and no consent to any departure by Borrowers or any other Borrower Party therefrom shall be effective unless the same shall be in writing and signed (i) in the case of an amendment, consent or waiver to cure any ambiguity, omission, defect or inconsistency or granting a new Lien for the benefit of the Secured Parties or extending an existing Lien over additional property, by Administrative Agent and Borrowers, (ii) in the case of any other waiver or consent, by the Required Lenders (or by Administrative Agent with the written consent of the Required Lenders) and (ii) in the case of any other amendment, by the Required Lenders (or by Administrative Agent with the consent of the Required Lenders) and Borrowers; provided, however, that no amendment, consent or waiver described in clause (ii) or (iii) above shall be effective, unless in writing and signed by each Lender (or by Administrative Agent with the consent of the Lenders), in addition to any other Person the signature of which is otherwise required pursuant to any Loan Document or the Environmental Indemnity Agreement, and such amendment, consent or waiver does any of the following:
(i)waives any condition precedent to the effectiveness of this Agreement, except any condition referring to any other provision of any Loan Document or the Environmental Indemnity Agreement;
(ii)increases the Loan Commitment of any Lender or subjects any Lender to any additional obligation or otherwise increases the principal amount of the Loan;
(iii)reduces (including through release, forgiveness, assignment or otherwise) (i) the principal amount of, the interest rate on, or any obligation of Borrowers to repay (whether or not on a fixed date), any outstanding amount under the Loan owing to Lenders or (ii) any fee or accrued interest payable to any Lender; provided, however, that this clause (C) does not apply to (x) any change to any provision increasing any interest rate or fee during the continuance of an Event of Default or to any payment of any such increase or (y) any modification to any financial covenant set forth in Article 7 or the Recourse Guaranty Agreement or in any definition set forth therein or principally used therein;
LOAN AGREEMENT – Page 98
CONA – Healthcare Trust, Inc.
92119388.8

(iv)waives or postpones any scheduled maturity date or other scheduled date fixed for the payment, in whole or in part, of principal of or interest on the Loan (including any agreement to forbear that would have the same effect) or fee owing to such Lender or for the reduction of such Lender’s Loan Commitment; provided, however, that this clause (iv) does not apply to any change to mandatory prepayments, including those required under this Agreement, or to the application of any payment, including as set forth in Section 2.6;
(v)releases all or substantially all of the Collateral or any Guarantor from its guaranty of any Obligation of Borrowers;
(vi)reduces or increases the proportion of Lenders required for the Lenders (or any subset thereof) to take any action hereunder or change the definition of the terms “Required Lenders,” “Pro Rata Share,” or “Pro Rata Outstandings”; or
(vii)amends Section 2.14(b) (Sharing of Payments, Etc.) or this Section 11.2;
(b)Anything herein to the contrary notwithstanding, (A) any waiver of any payment applied pursuant to Section 2.6 (Application of Payments) to, and any modification of the application of any such payment to the Loan shall require the consent of the Required Lenders, (B) no amendment, waiver or consent shall affect the rights or duties under any Loan Document or the Environmental Indemnity Agreement of, or any payment to, Administrative Agent (or otherwise modify any provision of Article 10 or the application thereof), and (C) (1) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (x) the Loan Commitment or of such Lender may not be increased or extended without the consent of such Lender, (y) the outstanding balance of such Lender’s Pro Rata Share of the Loan may not be forgiven without the consent of such Lender, and (z) the interest rate on the Loan cannot be reduced unless the Defaulting Lender is treated the same as all other Lenders; (2) each Lender is entitled to vote as such Lender sees fit on any bankruptcy or insolvency reorganization plan that affects the Loan; (3) each Lender acknowledges that the provisions of Section 1126(c) of the Federal Bankruptcy Code supersedes the unanimous consent provisions set forth herein; and (4) the Required Lenders may consent to allow Borrowers to use cash collateral in the context of a bankruptcy or insolvency proceeding.
(c)Each waiver or consent under any Loan Document (including the Recourse Guaranty Agreement) or t he Environmental Indemnity Agreement shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Borrowers or any other Borrower Party shall entitle such Person to any notice or demand in the same, similar or other circumstances. No failure on the part of any Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. To the extent the consent of any Lender is required with respect to any amendment or waiver of any Loan Document or the Environmental Indemnity Agreement under the terms of this Section 11.2, each Lender will respond to any such request in a commercially reasonable manner and timeframe.
(d)Intentionally omitted.
(e)Unless also consented to in writing by such Secured Hedge Provider or, in the case of a Secured Hedge Agreement provided or arranged by CONA or an Affiliate of CONA, CONA, no such amendment, waiver or consent with respect to this Agreement or any
LOAN AGREEMENT – Page 99
CONA – Healthcare Trust, Inc.
92119388.8

other Loan Document or the Environmental Indemnity Agreement shall (i) alter the ratable treatment of Obligations arising under Secured Hedge Agreements such that such Obligations become junior in right of payment to principal on the Loan or (ii) result in Obligations owing to any Secured Hedge Provider becoming unsecured (other than releases of Liens applicable to all Lenders and otherwise permitted in accordance with the terms hereof), in each case in a manner adverse to such Secured Hedge Provider.
Section 1.3Assignments and Participations; Binding Effect.
(a)Binding Effect. Subject to the provisions of this Section 11.3, this Agreement shall be binding upon and inure to the benefit of Administrative Agent, the Lenders and Borrowers and their respective successors and permitted assigns, provided that neither Borrowers nor any other Borrower Party shall, without the prior written consent of Administrative Agent and Lenders, assign any of its rights, duties or obligations hereunder to any other Person.
(b)Assignments by the Lenders. Each Lender (other than a Defaulting Lender) may sell, transfer, negotiate or assign all or a portion of its rights and obligations hereunder (including all or a portion of its Loan Commitment and its rights and obligations with respect to the Loan) to (i) any existing Lender (other than a Defaulting Lender), (ii) any Affiliate or Approved Fund of any existing Lender (so long as such Person would not, upon acceptance of such rights and obligations hereunder, constitute a Defaulting Lender) or (iii) any other Person (other than Borrowers, Guarantor or an Affiliate thereof) acceptable (which acceptance shall not be unreasonably withheld or delayed) to Administrative Agent (each such transferee, assignee or purchaser herein called a “Lender Transferee”); provided, however, that the aggregate outstanding principal amount (determined as of the effective date of the applicable Assignment) of the Loan subject to any such sale shall be in a minimum amount of $3,000,000, unless such sale is made to an existing Lender or an Affiliate or Approved Fund of any existing Lender, is of the assignor’s (together with its Affiliates and Approved Funds) entire interest in the Loan or is made with the prior consent of Administrative Agent. A Defaulting Lender may not sell, transfer, negotiate or assign all or a portion of its rights and obligations hereunder except with Administrative Agent’s consent or at Administrative Agent’s direction in accordance with Section 2.18(c) hereof unless the circumstance which caused such Lender to become a Defaulting Lender will be fully cured in connection with such sale, transfer, negotiation or assignment. A Defaulting Lender (or Person that would constitute a Defaulting Lender upon acceptance of rights and obligations hereunder) may not be the recipient of the sale, transfer, negotiation or assignment of any rights or obligations hereunder except with the consent of Administrative Agent and Required Lenders.
(c)Assignment Procedures. The parties to each transfer or sale made in reliance on clause (b) above shall execute and deliver to Administrative Agent an Assignment and Assumption via an electronic settlement system designated by Administrative Agent (or if previously agreed with Administrative Agent, via a manual execution and delivery of the Assignment and Assumption) evidencing such transfer or sale, together with any existing Note subject to such transfer or sale (or any affidavit of loss therefor acceptable to Administrative Agent), any tax forms or other forms required to be delivered by Administrative Agent, and payment of an assignment fee in the amount of $5,000, provided that (1) if a transfer or sale by a Lender is made to an Affiliate or an Approved Fund of such assigning Lender, then no assignment fee shall be due in connection with such transfer or sale, and (2) if a transfer or sale by a Lender is made to an assignee that is not an Affiliate or Approved Fund of such assignor Lender, and concurrently to one or more Affiliates or Approved Funds of such assignee, then only one assignment fee of $5,000 (unless waived by Administrative Agent), shall be due in connection with such transfer or sale. Upon receipt of all the foregoing, and conditioned upon such receipt and, if such assignment is made in accordance with Section 11.3(b)(iii), upon
LOAN AGREEMENT – Page 100
CONA – Healthcare Trust, Inc.
92119388.8

Administrative Agent consenting to such Assignment and Assumption, from and after the effective date specified in such Assignment and Assumption, Administrative Agent shall record or cause to be recorded in the Register the information contained in such Assignment and Assumption.
(d)Participations. A Lender may sell or agree to sell to one or more other Persons (each a “Participant”) a participation in all or any part of the Pro Rata Share of the Loan held by it, or in its Loan Commitment, provided that such Participant shall not have any rights or obligations under this Agreement or any Note or any other Loan Document (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender and the applicable Participant) and Borrowers and Guarantor shall continue to deal solely and directly with Administrative Agent and the Lenders (and not such Participants) All amounts payable by Borrowers to any Lender under Section 2.6 in respect of its Pro Rata Share and its Loan Commitment shall be determined as if such Lender had not sold or agreed to sell any participations in the Loan and its Loan Commitment, and as if such Lender were funding its Pro Rata Share of the Loan (if applicable) and its Loan Commitment in the same way that it is funding its Pro Rata Share of the Loan and its Loan Commitment in which no participations have been sold.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in clauses (i) through (vi) of Section 11.2(a) that affects such Participant.
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loan or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)Effect of Assignment. Subject to the recording of an Assignment and Assumption by Administrative Agent in the Register pursuant to Section 2.12(b), (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents and the Environmental Indemnity Agreement have been assigned to such assignee pursuant to such Assignment and Assumption, shall have the rights and obligations of a Lender, (ii) any applicable Note shall be transferred to such assignee through such entry and (iii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Assumption, relinquish its rights (except for those surviving the termination of the Loan Commitments and the payment in full of the Obligations) and be released from its obligations under the Loan Documents and the Environmental Indemnity Agreement, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Assumption covering
LOAN AGREEMENT – Page 101
CONA – Healthcare Trust, Inc.
92119388.8

all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents and the Environmental Indemnity Agreement, such Lender shall cease to be a party hereto except that each Lender agrees to remain bound by Article 10, Section 11.7 (Right of Setoff; Sharing of Payments) and Section 11.35 (Non-Public Information; Confidentiality).
(f)Certain Pledges. In addition to the assignments and participations permitted under the foregoing provisions of this Section 11.3 (but without being subject thereto):
(i)Any Lender may (without notice to Borrowers, Administrative Agent or any other Lender and without payment of any fee) assign and pledge all or any portion of its Pro Rata Share of the Loan and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any operating circular issued by such Federal Reserve Bank, and such Pro Rata Share of the Loan and Note shall be fully transferable as provided therein. No such assignment shall release the assigning Lender from its obligations hereunder.
(ii)Any Lender may pledge its Pro Rata Share of the Loan and its Note to any Person that has provided a credit facility or source of liquidity to such Lender. No such pledge shall release the assigning Lender from its obligations hereunder. Any subsequent assignment upon the exercise of pledge remedies shall be subject to the terms of Section 11.3(b).
(g)Provision of Information to Assignees and Participants. Subject to the provisions of Section 11.35, a Lender may furnish any information concerning Borrowers or any of their Affiliates in the possession of such Lender from time to time to Lender Transferees and Participants (including prospective Lender Transferees and Participants).
(h)No Assignments to Borrower or Affiliates. Anything in this Section 11.3 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to Borrower or any of its Affiliates without the prior written consent of each Lender.
(i)Provision of Information to Assignees and Participants. A Lender may furnish any information concerning Borrowers or any of their Affiliates in the possession of such Lender from time to time to assignees and Participants (including prospective assignees and Participants) subject to the obligation to keep all such information, other than publicly available information, confidential.
(j)No Assignments to Borrowers or Affiliates. Anything in this Section 11.3 to the contrary notwithstanding, no Lender may assign or participate any interest in any Loan held by it hereunder to Borrowers or any of its Affiliates without the prior written consent of each Lender.
Section 1.4Renewal, Extension or Rearrangement. Subject to Section 11.9, all provisions of the Loan Documents shall apply with equal effect to each and all promissory notes and amendments thereof hereinafter executed which in whole or in part represent a renewal, extension, increase or rearrangement of the Loan.
Section 1.5Indemnities.
(a)Borrowers shall protect, defend, indemnify and save harmless Administrative Agent and each Lender and its respective shareholders, directors, officers, employees and agents (each, an “Indemnified Person”) from and against all Liabilities imposed upon or incurred by or asserted against any Indemnified Person, whether brought by a third party
LOAN AGREEMENT – Page 102
CONA – Healthcare Trust, Inc.
92119388.8

or any Borrower Party, by reason of (i) credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith; (ii) ownership of the Mortgage, the Projects or any interest therein or receipt of any rents and the exercise of rights and remedies thereunder; (iii) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Projects or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (iv) any use, nonuse or condition in, on or about the Projects or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (v) performance of any labor or services or the furnishing of any materials or other property in respect of the Projects or any part thereof; (vi) the failure of any Person to file timely with the Internal Revenue Service an accurate Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Transactions, which may be required in connection with this Agreement, or to supply a copy thereof in a timely fashion to the recipient of the proceeds of the transaction in connection with which this Agreement is made; (vii) any securities filing of, or with respect to, Borrowers, any other Borrower Party or the Projects; (viii) any actual or prospective investigation, litigation or other proceeding, whether or not brought by any such Indemnified Person or any of its Related Persons, any holders of securities or creditors, whether or not any such Indemnified Person, Related Person, holder or creditor is a party thereto, and whether or not based on any securities or commercial law or regulation or any other Requirements of Law or theory thereof, including common law, equity, contract, tort or otherwise; (ix) all sums paid by Administrative Agent pursuant to Section 9.3, or (x) any other act, event or transaction related, contemplated in or attendant to any of the foregoing (collectively, the “Indemnified Matters” and, each, an “Indemnified Matter”); provided, however, that Borrowers shall have no liability under this Section 11.5 to any Indemnified Person with respect to any Indemnified Matter, and no Indemnified Person shall have any liability with respect to any Indemnified Matter other than to the extent such liability has resulted from the gross negligence or willful misconduct of such Indemnified Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order or any dispute solely between or among Indemnified Persons. Furthermore, each Borrower (on its own behalf and on behalf of each other Borrower Party) waives and agrees not to assert against any Indemnified Person any right of contribution with respect to any Liabilities that may be imposed on, incurred by or asserted against any Related Person.
(b)Any indemnification or other protection provided to any Indemnified Person pursuant to any Loan Document and the Environmental Indemnity Agreement and all representations and warranties made in any Loan Document and the Environmental Indemnity Agreement shall (i) survive the termination of the Loan Commitment and the payment in full of other Obligations and (ii) inure to the benefit of any Person that at any time held a right thereunder (as an Indemnified Person) and, thereafter, its successors and permitted assigns to the extent the same is an Indemnified Person.
(c)Without limiting the terms of Section 11.26 hereof, in no event shall any Indemnified Person be liable on any theory of liability for any special, indirect, consequential or punitive damages (including any loss of profits, business or anticipated savings). Borrowers (on their own behalf and on behalf of the other Borrower Parties) hereby waive, release and agree not to sue upon any such claim for any special, indirect, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.
Section 1.6Debtor-Creditor Relationship. The relationship between the Lenders and Administrative Agent, on the one hand, and Borrowers, on the other hand, is solely that of debtor and creditor. No Secured Party has any fiduciary relationship or duty to any Borrower Party arising out of or in connection with, and there is no agency, tenancy or joint venture relationship between the Secured Parties and Borrowers and any other Borrower Party by virtue
LOAN AGREEMENT – Page 103
CONA – Healthcare Trust, Inc.
92119388.8

of, any Loan Document, the Environmental Indemnity Agreement or any transaction contemplated therein.
Section 1.7Right of Setoff; Sharing of Payments. Each of Administrative Agent, each Lender, and each Affiliate (including each branch office thereof) of any of them is hereby authorized, without notice or demand (each of which is hereby waived by Borrowers), at any time and from time to time during the continuance of any Event of Default and to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (whether general or special, time or demand, provisional or final) at any time held and other indebtedness, claims or other obligations at any time owing by Administrative Agent, such Lender, or any of their respective Affiliates to or for the credit or the account of Borrowers against any Obligation of any Borrower Party now or hereafter existing, whether or not any demand was made under any Loan Document or the Environmental Indemnity Agreement with respect to such Obligation and even though such Obligation may be unmatured. Each of Administrative Agent and each Lender agrees promptly to notify Borrowers and Administrative Agent after any such setoff and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights under this Section 11.7 are in addition to any other rights and remedies (including other rights of setoff) that Administrative Agent, the Lenders, and their Affiliates and other Secured Parties may have.
If any Lender, directly or through an affiliate or branch office thereof, obtains any payment of any Obligation of Borrowers or any other Borrower Party (whether voluntary, involuntary or through the exercise of any right of setoff or the receipt of any Collateral or “proceeds” (as defined under the applicable UCC) of Collateral) other than pursuant to Section 2.8 (Capital Adequacy; Increased Costs; Illegality) and Section 2.9 (Interest Rate Protection), and such payment exceeds the amount such Lender would have been entitled to receive if all payments had gone to, and been distributed by, Administrative Agent in accordance with the provisions of the Loan Documents, such Lender shall purchase for cash from other Secured Parties such participations in their Obligations as necessary for such Lender to share such excess payment with such Secured Parties to ensure such payment is applied as though it had been received by Administrative Agent and applied in accordance with this Agreement (or, if such application would then be at the discretion of Borrowers, applied to repay the Obligations in accordance herewith); provided, however, that (i) if such payment is rescinded or otherwise recovered from such Lender in whole or in part, such purchase shall be rescinded and the purchase price therefor shall be returned to such Lender without interest and (ii) such Lender shall, to the fullest extent permitted by applicable Requirements of Law, be able to exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation.
Section 1.8Marshaling; Payments Set Aside. No Secured Party shall be under any obligation to marshal any property in favor of any Borrower Party or any other party or against or in payment of any Obligation. To the extent that any Secured Party receives a payment from any Borrower Party, from the proceeds of the Collateral, from the exercise of its rights of setoff, any enforcement action or otherwise, and such payment is subsequently, in whole or in part, invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights and remedies therefor, shall be revived and continued in full force and effect as if such payment had not occurred.
Section 1.9Limitation on Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, all agreements between Borrowers, Administrative Agent and Lenders with respect to the Loan are hereby expressly limited so that in no event, whether by reason of acceleration of maturity or otherwise, shall the amount paid or
LOAN AGREEMENT – Page 104
CONA – Healthcare Trust, Inc.
92119388.8

agreed to be paid to Administrative Agent and any Lender or charged by Administrative Agent or any Lender for the use, forbearance or detention of the money to be lent hereunder or otherwise, exceed the maximum amount allowed by law. If the Loan would be usurious under applicable law (including the laws of the State of New York and the laws of the United States of America), then, notwithstanding anything to the contrary in the Loan Documents: (a) the aggregate of all consideration which constitutes interest under applicable law that is contracted for, taken, reserved, charged or received under the Loan Documents and the Environmental Indemnity Agreement shall under no circumstances exceed the maximum amount of interest allowed by applicable law, and any excess shall be credited on the Note by the holder thereof or, if the Note has been paid in full, refunded to Borrowers; and (b) if maturity is accelerated by reason of an election by Administrative Agent permitted by the express terms of the Loan Documents, or in the event of any prepayment, then any consideration which constitutes interest may never include more than the maximum amount allowed by applicable law. In such case, excess interest, if any, provided for in the Loan Documents and the Environmental Indemnity Agreement or otherwise, to the extent permitted by applicable law, shall be amortized, prorated, allocated and spread from the date of advance until payment in full so that the actual rate of interest is uniform through the term hereof. If such amortization, proration, allocation and spreading is not permitted under applicable law, then such excess interest shall be canceled automatically as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited on the Note or, if the Note has been paid in full, refunded to Borrowers. The terms and provisions of this Section 11.9 shall control and supersede every other provision of the Loan Documents and the Environmental Indemnity Agreement. The Loan Documents and the Environmental Indemnity Agreement are contracts made under and shall be construed in accordance with and governed by the laws of the State of New York, except that if at any time the laws of the United States of America permit Administrative Agent or the Lenders to contract for, take, reserve, charge or receive a higher rate of interest than is allowed by the laws of the State of New York (whether such federal laws directly so provide or refer to the law of any state), then such federal laws shall to such extent govern as to the rate of interest which Administrative Agent or the Lenders may contract for, take, reserve, charge or receive under the Loan Documents and the Environmental Indemnity Agreement.
Section 1.10Invalid Provisions. If any provision of any Loan Document or the Environmental Indemnity Agreement is held to be illegal, invalid or unenforceable, such provision shall be fully severable; the Environmental Indemnity Agreement and the Loan Documents shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof; the remaining provisions thereof shall remain in full effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance therefrom; and in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of such Environmental Indemnity Agreement or such Loan Document a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to be legal, valid and enforceable.
Section 1.11Reimbursement of Expenses.
(a)Any action taken by any Borrower Party under or with respect to any Loan Document or the Environmental Indemnity Agreement, even if required under any Loan Document or the Environmental Indemnity Agreement or at the request of any Secured Party, shall be at the expense of such Borrower Party, and no Secured Party shall be required under any Loan Document or the Environmental Indemnity Agreement to reimburse any Borrower Party therefor except as expressly provided herein or therein. In addition, Borrowers agree to pay or reimburse upon demand (a) Administrative Agent for all reasonable out-of-pocket costs and expenses incurred by it or any of its Related Persons in connection with the investigation, development, preparation, negotiation, syndication, execution, interpretation or administration of, any modification of any term of or termination of, any Loan Document or the Environmental
LOAN AGREEMENT – Page 105
CONA – Healthcare Trust, Inc.
92119388.8

Indemnity Agreement, any commitment or proposal letter therefor, any other document prepared in connection therewith or the consummation and administration of any transaction contemplated therein (including periodic audits in connection therewith and environmental audits and assessments), in each case including the reasonable fees, charges and disbursements of legal counsel to Administrative Agent or such Related Persons, fees, costs and expenses incurred in connection with Intralinks® or any other Platform and allocated to the Loan by Administrative Agent in its sole discretion and fees, charges and disbursements of the auditors, appraisers, printers and other of their Related Persons retained by or on behalf of any of them or any of their Related Persons, charges for wire transfers and check processing charges, charges for security delivery fees, charges for overnight delivery, recording fees, treasury, management and other service fees and overdraft charges, (b) Administrative Agent and each Lender for all reasonable costs and expenses incurred by them or any of their Related Persons in connection with internal audit reviews, field examinations, financial investigation, and Collateral examinations, including, without limitation, any tax service company (which shall be reimbursed, in addition to the out-of-pocket costs and expenses of such examiners, at the per diem rate per individual charged by Administrative Agent for its examiners), (c) each of Administrative Agent, its Related Persons, and each Lender for all costs and expenses incurred in connection with (i) any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work-out”, (ii) the enforcement or preservation of any right or remedy with respect to any Obligation, the Collateral or under any Loan Document or the Environmental Indemnity Agreement, or any other related right or remedy or (iii) the commencement, defense, conduct of, intervention in, or the taking of any other action with respect to, any proceeding (including any bankruptcy or insolvency proceeding) related to any Borrower Party, any Loan Document, the Environmental Indemnity Agreement, any Obligation or related transaction (or the response to and preparation for any subpoena or request for document production relating thereto), including reasonable fees and disbursements of counsel, (d) costs incurred in connection with settlement of condemnation and casualty awards, premiums for title insurance and endorsements thereto, and (e) fees and costs for Uniform Commercial Code and litigation searches and background checks customarily undertaken by Administrative Agent.
(b)Borrowers shall also pay to Administrative Agent on each Payment Date during the term of the Loan, in addition to all other amounts due under the Loan Documents, the sum of One Hundred Fifty Dollars ($150), per Project which Administrative Agent shall apply against the cost and expenses incurred in connection with the annual on-site audit and inspection of the Projects.
Section 1.12Approvals; Third Parties; Conditions. All approval rights retained or exercised by Administrative Agent or Lenders with respect to Leases, contracts, plans, studies and other matters are solely to facilitate Administrative Agent’s and the Lenders’ credit underwriting, and shall not be deemed or construed as a determination that Administrative Agent or Lenders have passed on the adequacy thereof for any other purpose and may not be relied upon by Borrowers or any other Person. This Agreement is for the sole and exclusive use of Administrative Agent (and its successors and permitted assigns), Lenders (and their successors and permitted assigns and participants), and Borrowers and may not be enforced, nor relied upon, by any Person other than Administrative Agent (and its successors and permitted assigns), Lenders (and their successors and permitted assigns and participants), and Borrowers. All conditions of the obligations of Administrative Agent and the Lenders hereunder, including the obligation to make advances, are imposed solely and exclusively for the benefit of Administrative Agent and Lenders, their successors and assigns, and no other Person shall have standing to require satisfaction of such conditions or be entitled to assume that any Lender will refuse to make advances in the absence of strict compliance with any or all of such conditions, and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by any Lender at any time in such Lender’s sole discretion.
LOAN AGREEMENT – Page 106
CONA – Healthcare Trust, Inc.
92119388.8

Section 1.13Administrative Agent and Lenders Not in Control; No Partnership. None of the covenants or other provisions contained in this Agreement shall, or shall be deemed to, give Administrative Agent or Lenders the right or power to exercise control over the affairs or management of Borrowers, the power of Administrative Agent and Lenders being limited to the rights to exercise the remedies referred to in the Environmental Indemnity Agreement or the Loan Documents. No covenant or provision of the Environmental Indemnity Agreement or the Loan Documents is intended, nor shall it be deemed or construed to, and Administrative Agent, Lenders and Borrowers disclaim any intention to, create a partnership, joint venture, agency or common interest in profits or income among Administrative Agent and the Lenders or any of them, on the one hand, and Borrowers, on the other hand, or to create an equity interest in any Project in Administrative Agent or any Lender. None of Administrative Agent nor any Lender undertakes or assumes any responsibility or duty to Borrowers or to any other Person with respect to the Projects or the Loan, except as expressly provided in the Environmental Indemnity Agreement and the Loan Documents; and notwithstanding any other provision of the Environmental Indemnity Agreement or the Loan Documents: (a) none of Administrative Agent or any Lender are, and shall not be construed as, a partner, joint venturer, alter ego, manager, controlling person or other business associate or participant of any kind of Borrowers or Borrowers’ stockholders, members, or partners and Administrative Agent and Lenders do not intend to ever assume such status; (b) Administrative Agent and Lenders shall in no event be liable for any Debts, expenses or losses incurred or sustained by Borrowers; and (c) Administrative Agent and Lenders shall not be deemed responsible for or a participant in any acts, omissions or decisions of Borrowers or Borrowers’ stockholders, members, or partners. Administrative Agent and Lenders and Borrowers disclaim any intention to create any partnership, joint venture, agency or common interest in profits or income among Administrative Agent and Lenders or any of them, on the one hand, and Borrowers, on the other hand, or to create an equity interest in the Projects in Administrative Agent or Lenders, or any sharing of liabilities, losses, costs or expenses.
Section 1.14Contest of Certain Claims. Borrowers may contest the validity of Taxes or any mechanic’s or materialman’s or other lien asserted against the Projects so long as (a) Borrowers notify Administrative Agent that it intends to contest such Taxes or liens, as applicable, (b) Borrowers provide Administrative Agent with an indemnity, bond or other security reasonably satisfactory to Administrative Agent assuring the discharge of Borrowers’ obligations for such Taxes or liens, as applicable, including interest and penalties, (c) Borrowers are diligently contesting the same by appropriate legal proceedings in good faith and at its own expense and concludes such contest prior to the tenth (10th) day preceding the earlier to occur of the Maturity Date or the date on which any Project is scheduled to be sold for non-payment, and (d) Borrowers promptly upon final determination thereof pays the amount of any such Taxes or liens, as applicable, together with all costs, interest and penalties which may be payable in connection therewith. Notwithstanding the foregoing, Borrowers shall immediately upon request of Administrative Agent pay any such Taxes or liens, as applicable, notwithstanding such contest if, in the opinion of Administrative Agent, the Projects or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, canceled or lost.
Section 1.15Time of the Essence. Time is of the essence with respect to this Agreement.
Section 1.16Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Administrative Agent, the Lenders, and Borrowers and their respective permitted successors and assigns, provided that neither Borrowers nor any other Borrower Party shall, without the prior written consent of the Lenders, assign any of its rights, duties or obligations hereunder.
Section 1.17Waivers.
LOAN AGREEMENT – Page 107
CONA – Healthcare Trust, Inc.
92119388.8

(a)No course of dealing on the part of Administrative Agent or the Lenders or their respective officers, employees, consultants or agents, nor any failure or delay by Administrative Agent or any Lender with respect to exercising any right, power or privilege of Administrative Agent or the Lenders under the Environmental Indemnity Agreement and any of the Loan Documents, shall operate as a waiver thereof.
(b)Borrowers hereby waive any right under the UCC or any other applicable law to receive notice and/or copies of any filed or recorded financing statements, amendments thereto, continuations thereof or termination statements and releases and excuses Administrative Agent and each Lender from any obligation under the UCC or any other applicable law to provide notice or a copy of any such filed or recorded documents.
Section 1.18Cumulative Rights; Joint and Several Liability. Rights and remedies of Administrative Agent (on behalf of the Lenders) under the Environmental Indemnity Agreement and the Loan Documents shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy. If more than one person or entity has executed this Agreement as “Borrower,” the obligations of all such persons or entities hereunder shall be joint and several.
Section 1.19Joint and Several Liability of Borrowers.
(a)Each of the Borrowers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.
(b)Each Borrower hereby agrees such Borrower is, and each such Borrower’s successors and assigns are, jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Administrative Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all of the Indebtedness and all other Obligations of Borrowers, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of Borrowers without preferences or distinction among them. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 11.19 shall not be discharged until payment and performance, in full, of the Obligations has occurred, and that its obligations under this Section 11.19 shall be absolute and unconditional.
(c)If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations hereunder as and when due or to perform any of such Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.
(d)Subject to Section 12.1 hereof, the guaranty obligations of each Borrower under the provisions of this Section 11.19 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever (except the defense of payment), including the following:
(i)the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document, the Environmental Indemnity Agreement, or any other agreement, document or instrument to which any other Borrower is or may become a party;
LOAN AGREEMENT – Page 108
CONA – Healthcare Trust, Inc.
92119388.8

(ii)the absence of any action to enforce this Agreement (including this Section 11.19) or any other Loan Document or the waiver or consent by Administrative Agent and Lenders with respect to any of the provisions thereof;
(iii)the existence, value or condition of, or failure to perfect any lien or any security for the Obligations or any action, or the absence of any action, by Administrative Agent and Lenders in respect thereof (including the release of any such security);
(iv)the insolvency of any other Borrower;
(v)the institution of any proceeding under the Federal Bankruptcy Code, or any similar proceeding, by or against a Borrower or Administrative Agent’s election in any such proceeding of the application of Section 1111(b)(2) of the Federal Bankruptcy Code;
(vi)any borrowing or grant of a security interest by any Borrower as debtor-in-possession, under Section 364 of the Federal Bankruptcy Code;
(vii)the disallowance, under Section 502 of the Federal Bankruptcy Code, of all or any portion of Administrative Agent’s claim(s) for repayment of any of the Obligations; or
(viii)any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor other than the payment and performance, in full, of the Obligations.
Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guaranteed hereunder.
(e)Except as otherwise expressly provided herein, each Borrower hereby waives notice of acceptance of its joint and several liability, notice of occurrence of any Potential Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Agreement), or of any demand for any payment under this Agreement (except to the extent demand is expressly required to be given pursuant to the terms of this Agreement), notice of any action at any time taken or omitted by Administrative Agent or any Lender under or in respect of any of the Obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Agreement. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Administrative Agent or Lenders in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or any failure to act on the part of Administrative Agent or any Lender, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with Requirements of Laws or regulations thereunder which might, but for the provisions of this Section 11.19, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this Section 11.19, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the obligations of such Borrower under this Section 11.19 shall not be discharged except by performance and then
LOAN AGREEMENT – Page 109
CONA – Healthcare Trust, Inc.
92119388.8

only to the extent of such performance. The obligations of each Borrower under this Section 11.19 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any Borrower, Administrative Agent or any Lender. The joint and several liability of Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower, Administrative Agent or any Lender.
(f)Notwithstanding anything to the contrary in this Agreement or in any other Loan Document or the Environmental Indemnity Agreement, and except as set forth in Section 11.19(j), each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Obligations are indefeasibly paid in full in cash. Each Borrower acknowledges and agrees that this subordination is intended to benefit Administrative Agent and Lenders and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Section 11.19, and that Administrative Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 11.19.
(g)If Administrative Agent or any Lender may, under Requirements of Law, proceed to realize its benefits under any of the Loan Documents or the Environmental Indemnity Agreement giving Administrative Agent or such Lender a lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Administrative Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 11.19. If, in the exercise of any of its rights and remedies, Administrative Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable Requirements of Law pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by Administrative Agent or such Lender and waives any claim based upon such action, even if such action by Administrative Agent or such Lender shall result in a full or partial loss of any rights of subrogation that each Borrower might otherwise have had but for such action by Administrative Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of Administrative Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. In the event Administrative Agent or any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Administrative Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Administrative Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Administrative Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 11.19, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Administrative Agent or any Lenders might otherwise be entitled but for such bidding at any such sale.
(h)The provisions of this Section 11.19 are made for the benefit of Administrative Agent, the Lenders and their respective successors and assigns, and may be enforced by any such Person from time to time against any of Borrowers as often as occasion therefor may arise and without requirement on the part of Administrative Agent or any Lender first to marshal any of its claims or to exercise any of its rights against any of the other
LOAN AGREEMENT – Page 110
CONA – Healthcare Trust, Inc.
92119388.8

Borrowers or to exhaust any remedies available to it against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations or to elect any other remedy. The provisions of this Section 11.19 shall remain in effect until all the Obligations hereunder shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Lenders upon the insolvency, bankruptcy or reorganization of any of Borrowers, or otherwise, the provisions of this Section 11.19 will forthwith be reinstated and in effect as though such payment had not been made.
(i)Each Borrower’s liability under this Section 11.19 shall be limited to an amount not to exceed as of any date of determination the greater of the following:
(i)the amount of the Loan allocated to the Project owned by each Borrower as set forth on Schedule 11.19 hereto (with respect to the applicable Project, the “Allocated Loan Amount”); and
(ii)the amount that could be claimed by Administrative Agent and any Lender from such Borrower under this Section 11.19 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law after taking into account, among other things, such Borrower’s right of contribution and indemnification from each other Borrower under Section 11.19(j) below.
(j)Contribution with Respect to Guaranty Obligations:
(i)To the extent that any Borrower (the “Overpaying Borrower”) incurs (i) any payment in excess of its Allocated Loan Amount, or (ii) a loss of its Collateral due to the foreclosure (or other realization by Lenders) of, or the delivery of deeds in lieu of foreclosure relating to it Collateral, and the value of such Collateral exceeded its Allocated Loan Amount (the “Overpayment Amount”), then such Overpaying Borrower shall be entitled, after indefeasible payment in full and the satisfaction of all Obligations to Lenders under this Agreement, to contribution from each of the benefited Borrowers, on a pro rata basis, for the amounts so paid, advanced or benefited, in an amount equal to the difference between the Overpayment Amount and such benefited Borrower’s then current Allocated Loan Amount. Any such contribution payments shall be made within ten (10) Business Days after demand therefor.
(ii)This Section 11.19(j) is intended only to define the relative rights of Borrowers and nothing set forth in this Section 11.19(j) is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Agreement, including Section 11.19(a) above. Nothing contained in this Section 11.19(j) shall limit the liability of any Borrower to pay all or any part of the Loan made directly or indirectly to that Borrower and accrued interest, fees and expenses with respect thereto for which such Borrower shall be primarily liable.
(iii)The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrowers to which such contribution and indemnification is owing.
LOAN AGREEMENT – Page 111
CONA – Healthcare Trust, Inc.
92119388.8

(iv)The rights of the indemnifying Borrowers against other Borrowers under this Section 11.19(j) shall be exercisable only upon the full and indefeasible payment of the Obligations.
(k)The liability of Borrowers under this Section 11.19 is in addition to and shall be cumulative with all liabilities of each Borrower to Administrative Agent and Lenders under this Agreement, the other Loan Documents and the Environmental Indemnity Agreement to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrowers, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
(l)Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Borrower to honor all of its obligations in respect of Swap Obligations under any Secured Hedge Agreement (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 11.19(l) for the maximum amount of such liability than can be hereby incurred without rendering its obligations under this Section 11.19(l), voidable under applicable Requirements of Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 11.19(l) shall remain in full force and effect until the guarantees in respect of Swap Obligations under each Secured Hedge Agreement have been discharged, or otherwise released or terminated in accordance with the terms of this Agreement. Each Qualified ECP Guarantor intends that this Section 11.19(l) constitute, and this Section 11.19(l) shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Borrower for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
Section 1.20Singular and Plural. Words used in this Agreement, the other Loan Documents and the Environmental Indemnity Agreement, in the singular, where the context so permits, shall be deemed to include the plural and vice versa. The definitions of words in the singular in this Agreement, the other Loan Documents, and the Environmental Indemnity Agreement shall apply to such words when used in the plural where the context so permits and vice versa.
Section 1.21Exhibits and Schedules. The exhibits and schedules attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein.
Section 1.22Titles of Articles, Sections and Subsections. All titles or headings to articles, sections, subsections or other divisions of this Agreement, the other Loan Documents, and the Environmental Indemnity Agreement or the exhibits hereto and thereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections or other divisions, such other content being controlling as to the agreement between the parties hereto.
Section 1.23Promotional Material.
(a)Non-Public Information. Each of Administrative Agent and each Lender acknowledges and agrees that it may receive material non-public information (“MNPI”) hereunder concerning the Borrower Parties and their Affiliates and agrees to use such information in compliance with all relevant policies, procedures and applicable Requirements of Laws (including United States federal and state security laws and regulations).
(b)Confidential Information. Each of Administrative Agent and each Lender severally agrees to maintain the confidentiality of information obtained by it pursuant to any
LOAN AGREEMENT – Page 112
CONA – Healthcare Trust, Inc.
92119388.8

Loan Document, except that such information may be disclosed (i) with the Borrower Representative’s consent, (ii) to Related Persons of such Lender, or Administrative Agent, as the case may be, that are advised of the confidential nature of such information and are instructed to keep such information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 11.23 or (B) available to such Lender, or Administrative Agent or any of their Related Persons, as the case may be, from a source (other than any Borrower Party) not known by them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by applicable Requirements of Law or other legal process or requested or demanded by any Governmental Authority, provided that the applicable Borrower Party shall be given prior written notice thereof to the extent permitted by applicable Requirements of Law or no Governmental Authority has requested otherwise, (v) to the extent necessary or customary for inclusion in league table measurements, (vi) (A) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information that does not identify Borrower Parties, (vii) to current or prospective assignees, financing sources to any Lender, SPVs (including the investors or prospective investors therein) or participants, direct or contractual counterparties to any Hedge Agreements and to their respective Related Persons, in each case to the extent such assignees, investors, participants, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 11.23 (and such Person may disclose information to their respective Related Persons in accordance with clause (ii) above), (viii) to any other party hereto, and (ix) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any litigation or other proceeding to which such Lender, or Administrative Agent or any of their Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by Borrower Parties or their Related Persons referring to a Lender, or Administrative Agent or any of their Related Persons. In the event of any conflict between the terms of this Section 11.23 and those of any other contractual obligation entered into with any Borrower Party (whether or not a Loan Document), the terms of this Section 11.23 shall govern. This Section 11.23(b) shall survive the termination of this Agreement for a period of 12 months.
(c)Tombstones. Each Borrower Party consents to the publication by Administrative Agent or any lead arranger named on the cover hereto of advertising material relating to the financing transactions contemplated by this Agreement using any Borrower Party’s name, product photographs, logo or trademark. Administrative Agent or such lead arranger shall provide a draft of any additional advertising material to Borrower Representative for review and comment prior to the publication thereof.
(d)Press Release and Related Matters. No Borrower Party shall, and no Borrower Party shall permit any of its Affiliates to, issue any press release or other public disclosure (other than any document filed with any Governmental Authority relating to a public offering of securities of any Borrower Party) using the name, logo or otherwise referring to Administrative Agent or of any of its Affiliates, the Loan Documents or any transaction contemplated therein to which Administrative Agent is party without the prior consent of Administrative Agent (such consent not to be unreasonably withheld or delayed) except to the extent required to do so under applicable Requirements of Law and then, only after delivering a copy thereof to Administrative Agent. Neither Administrative Agent nor any Lender shall issue any press release or other public disclosure with respect to the Loan Documents or any transaction contemplated therein using the name, logo or otherwise referring to any Borrower Party or any terms and conditions with respect to the Loan Documents without the prior consent of Borrower Representative except to the extent required to do so under applicable Requirements of Law.
LOAN AGREEMENT – Page 113
CONA – Healthcare Trust, Inc.
92119388.8

(e)Distribution of Materials to Lenders. The Borrower Parties acknowledge and agree that the Loan Documents and all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, the Borrower Parties hereunder (collectively, the “Borrower Materials”) may be disseminated by, or on behalf of, Administrative Agent, and made available, to Lenders by posting such Borrower Materials on an E-System. The Borrower Parties authorize Administrative Agent to download copies of their logos from its website and post copies thereof on an E-System reasonably selected by Administrative Agent.
Section 1.24Survival. All of the indemnities hereunder, under the indemnification provisions of the other Loan Documents and under the Environmental Indemnity Agreement (and only the representations, warranties and covenants related to such indemnities), shall survive the repayment in full of the Loan and the release of the liens evidencing or securing the Loan, and shall survive the transfer (by sale, foreclosure, conveyance in lieu of foreclosure or otherwise) of any or all right, title and interest in and to the Projects to any party, whether or not an Affiliate of Borrowers, in accordance with the provisions of any such Loan Documents.
Section 1.25WAIVER OF JURY TRIAL. TO THE MAXIMUM EXTENT PERMITTED BY LAW, BORROWERS, ADMINISTRATIVE AGENT, AND EACH LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR THE ENVIRONMENTAL INDEMNITY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTION OF ANY PARTY OR ANY EXERCISE BY ANY PARTY OF THEIR RESPECTIVE RIGHTS UNDER THE LOAN DOCUMENTS AND THE ENVIRONMENTAL INDEMNITY AGREEMENT OR IN ANY WAY RELATING TO THE LOAN OR THE PROJECTS (INCLUDING ANY ACTION TO RESCIND OR CANCEL THIS AGREEMENT, AND ANY CLAIM OR DEFENSE ASSERTING THAT THIS AGREEMENT WAS FRAUDULENTLY INDUCED OR IS OTHERWISE VOID OR VOIDABLE). THIS WAIVER IS A MATERIAL INDUCEMENT FOR ADMINISTRATIVE AGENT AND EACH LENDER TO ENTER INTO THIS AGREEMENT.
Section 1.26Waiver of Punitive or Consequential Damages. None of Administrative Agent, any Lender, nor Borrowers shall be responsible or liable to the other or to any other Person for any punitive, exemplary or consequential damages which may be alleged as a result of the Loan or the transaction contemplated hereby, including any breach or other default by any party hereto. Borrowers represent and warrant to Administrative Agent and each Lender that as of the Closing Date neither Borrowers nor any other Borrower Party has any claims against Administrative Agent or any Lender in connection with the Loan.
Section 1.27Governing Law. UNLESS OTHERWISE NOTED THEREIN TO THE CONTRARY, THE LOAN DOCUMENTS AND THE ENVIRONMENTAL INDEMNITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO NEW YORK’S PRINCIPLES OF CONFLICTS OF LAW) AND APPLICABLE UNITED STATES FEDERAL LAW, EXCEPT FOR THOSE PROVISIONS IN THE LOAN DOCUMENTS AND THE ENVIRONMENTAL INDEMNITY AGREEMENT PERTAINING TO THE CREATION, PERFECTION, PRIORITY OR VALIDITY OF OR EXECUTION ON LIENS OR SECURITY INTERESTS ON PROPERTY LOCATED IN THE STATE WHERE THE PROJECTS ARE LOCATED, WHICH PROVISIONS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE PROJECTS ARE LOCATED AND APPLICABLE UNITED STATES FEDERAL LAW.
LOAN AGREEMENT – Page 114
CONA – Healthcare Trust, Inc.
92119388.8

Section 1.28Entire Agreement. This Agreement, the other Loan Documents and the Environmental Indemnity Agreement embody the entire agreement and understanding between Administrative Agent, each Lender and Borrowers and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Loan Documents and the Environmental Indemnity Agreement may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
Section 1.29Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.
Section 1.30Consents and Approvals. To the extent that Administrative Agent, Lenders and/or Required Lenders provide any consent or approval as provided for in this Agreement, such consent shall be limited to the specific matter approved and shall NOT be construed to (a) relieve Borrowers from compliance with all of the other terms and obligations of this Agreement, or (b) constitute a consent to any further similar action (as to which a prospective consent or approval shall be required and may not necessarily be granted), or (c) constitute a consent to any other obligation to which any Lender may be a party.
Section 1.31Effectiveness of Electronic Signatures . This Agreement and any consent, waiver, amendment, supplement or other modification hereto, may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Agreement, each of the other Loan Documents and the Environmental Indemnity Agreement may be delivered by facsimile transmission, by electronic mail, or by other electronic transmission, in portable document format (.pdf), facsimile format, or other electronic format, all with the same force and effect as if the same was a fully executed and delivered original counterpart. Each party (a) agrees that it will be bound by its own Electronic Signature, (b) accepts the Electronic Signature of each other party, and (c) agrees that such Electronic Signatures shall be the legal equivalent of manual signatures. Administrative Agent may, at its option, create one or more copies of this Agreement, any other Loan Document and the Environmental Indemnity Agreement in an electronic form (“Electronic Copy”), which shall be deemed created in the ordinary course of Administrative Agent’s business, and destroy the original paper document. Administrative Agent may also require that any such documents and signatures be confirmed by a manually signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any permitted facsimile, portable document format (.pdf), electronic record or Electronic Signature. The words “execution,” “executed,” “signed,” “signature,” and words of like import in this paragraph shall be deemed to include Electronic Signatures and the use and keeping of records in electronic form, each of which shall have the same legal effect, validity and enforceability as manually executed signatures and the use of paper records and paper-based recordkeeping systems, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, state laws based on the Uniform Electronic Transactions Act, the New York State Electronic Signatures and Records Act, the New York Electronic Signatures and Record Act, or any other similar state laws.
Section 1.32Venue. EACH PARTY HERETO HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO ADMINISTRATIVE AGENT’S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY HERETO EXPRESSLY SUBMITS AND CONSENTS TO
LOAN AGREEMENT – Page 115
CONA – Healthcare Trust, Inc.
92119388.8

THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. BORROWERS HEREBY WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON BORROWERS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO BORROWERS, AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE DEEMED COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.
Section 1.33Important Information Regarding Procedures for Requesting Credit. Each of Administrative Agent and Lenders hereby notifies the Borrower Parties that in order to comply with the Patriot Act, each Lender may be required to obtain, verify and record information that identifies Borrowers and each Guarantor, which information includes the name, address, tax identification number and other information regarding Borrowers and each Guarantor that will allow such Lender to identify Borrowers and each Guarantor in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to each Lender.
Section 1.34Method of Payment. All amounts payable under this Agreement and the other Loan Documents must be paid by Borrowers in accordance with Section 2.6(c). Payments in the form of cash, money order, third party payment, cashier’s check, a check drawn on a foreign bank or non-bank financial institution, or any form of payment other than those provided in the preceding sentence will not be accepted.
Section 1.35Reserved.
Section 1.36Post Closing Obligations of Borrowers. Notwithstanding the fact that Borrowers have not satisfied certain of the conditions to the advance of the Loan proceeds as of the Closing Date, Lenders have agreed to advance the proceeds of the Loan to Borrowers, subject to the satisfaction of the other conditions to funding contained herein and each of the requirements set forth in Schedule 11.36 attached hereto (the “Post-Closing Obligations”). Borrowers shall provide evidence reasonably satisfactory to Administrative Agent of the completion of the Post-Closing Obligations, all of which shall be performed in a manner reasonably satisfactory to Administrative Agent.
Section 1.37Joinder Borrower; Joinder Project; Construction. Following the Closing Date, Borrowers, Administrative Agent and Lenders anticipate joining the owner(s) of each Joinder Project(s) (each a “Joinder Borrower”) as an additional Borrower hereunder in accordance with the Joinder set forth at Exhibit F (“Joinder”). Unless and until such time as a Joinder Borrower is joined as an additional Borrower hereunder, all references to the Projects shall not include the Joinder Project(s); all references to the Land shall not include the Joinder Project(s); and all references to Borrowers shall not include the Joinder Borrower(s). In the event that the Joinder Project and Joinder Borrower(s) are not joined hereunder, all references to “Borrowers” hereunder shall mean the Borrower(s) joined hereunder only and all references to “Borrowers” in this Agreement, each of the other Loan Documents and in the Environmental Indemnity Agreement shall be construed in such manner. Following the joinder of a Joinder Borrower, “Borrowers” as used herein shall include the Joinder Borrower, and “Projects” as used herein shall include the Joinder Project.
Section 1.38Component Notes. Administrative Agent, without in any way limiting Administrative Agent’s other rights hereunder, in its sole and absolute discretion and at Administrative Agent’s sole cost and expense and, so long as no Event of Default shall be continuing hereunder, at no cost or expense to Borrowers or any Borrower Party (including without limitation to Administrative Agent’s attorneys’ fees for review of any documentation, all of which shall be at the sole cost and expense of Administrative Agent), shall have the right at
LOAN AGREEMENT – Page 116
CONA – Healthcare Trust, Inc.
92119388.8

any time to require Borrowers to execute and deliver “component” notes (including senior and junior notes) in replacement of the Notes as evidence of the Loan, which notes may be paid in such order of priority as may be designated by Administrative Agent, provided that (i) the aggregate principal amount of such “component” notes shall equal the outstanding principal balance of the Loan immediately prior to the creation of such “component” notes, plus any committed but unfunded Loan proceeds (ii) the weighted average interest rate of all such “component” notes shall on the date created equal the interest rate which was applicable to the Loan immediately prior to the creation of such “component” notes, (iii) the debt service on all such “component” notes shall on the date created equal the debt service which was due under the Loan immediately prior to the creation of such component notes and (iv) the other terms and provisions of each of the “component” notes shall be identical in substance and substantially similar in form to the Loan Documents. Borrowers, at their cost and expense, shall cooperate with all reasonable requests of Administrative Agent in order to establish the “component” notes and shall execute and deliver such documents as shall reasonably be required by Administrative Agent in connection therewith, all in form and substance reasonably satisfactory to Administrative Agent, including, without limitation, the severance of security documents if requested. In the event Borrowers fail to execute and deliver such documents to Administrative Agent within ten (10) Business Days following such request by Administrative Agent, Borrowers hereby absolutely and irrevocably appoint Administrative Agent as their true and lawful attorney, coupled with an interest, in their name and stead to make and execute all documents necessary or desirable to effect such transactions, Borrowers ratifying all that such attorney shall do by virtue thereof.
Section 1.39Intentionally Omitted.
Section 1.40Waivers. No waiver of any provision of the Loan Documents or Environmental Indemnity Agreement shall be effective unless in writing and signed by the party against whom enforcement is sought, provided that a written waiver signed by Administrative Agent on behalf of the Lenders shall be deemed to have been signed by the Lenders.
Section 1.41Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedge Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent
LOAN AGREEMENT – Page 117
CONA – Healthcare Trust, Inc.
92119388.8

than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)As used in this Section 12.43, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
Section 1.42Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)the effects of any Bail-in Action on any such liability, including, if applicable:
(i)a reduction in full or in part or cancellation of any such liability;
(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
LOAN AGREEMENT – Page 118
CONA – Healthcare Trust, Inc.
92119388.8

(iii)the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
ARTICLE 12
LIMITATIONS ON LIABILITY
Section 1.1Limitation on Liability.
(a)Subject to the qualifications below, neither Administrative Agent nor any Lender shall enforce the liability and obligation of Borrowers to perform and observe the Obligations by any action or proceeding wherein a money judgment shall be sought against Borrowers, except that Administrative Agent and Lenders may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Administrative Agent and Lenders to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in any Project, or any other Collateral given to Administrative Agent and Lenders pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrowers only to the extent of Borrowers’ interest in the Projects and in any other collateral given to Administrative Agent and Lenders to secure the Obligations, and Administrative Agent and each Lender, as applicable, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, shall not sue for, seek or demand any deficiency judgment against Borrowers in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgage or the other Loan Documents.
(b)The provisions of this Section 12.1 shall not, however, (i) constitute a waiver, release or impairment of any Obligation evidenced or secured by any of the Loan Documents; (ii) impair the right of Administrative Agent or any Lender to name any Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (iii) affect the validity or enforceability of any guaranty made in connection with the Loan or any of the rights and remedies of Administrative Agent or any Lender thereunder; (iv) impair the right of Administrative Agent or any Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignment of Leases and Rents; (vi) constitute a prohibition against Administrative Agent or any Lender to commence any appropriate action or proceeding in order for Administrative Agent or any Lender to exercise its remedies against the Collateral; or (vii) constitute a waiver of the right of Administrative Agent or any Lender to enforce the liability and obligation of Borrowers, by money judgment or otherwise, to the extent of any Liability which may be imposed upon, incurred by or awarded against Administrative Agent or any Lender or any Affiliate thereof as a result of, arising out of or in connection with (and Borrowers shall be personally liable and shall indemnify Administrative Agent and such Lender for) the following:
(i)[Reserved]
(ii)commission of a criminal act by any Borrower Party, Guarantor or any Affiliate or agent of any Borrower Party or Guarantor (which agent is under the Control of such Borrower Party or such Guarantor) which results in the exercise by any Person of Forfeiture Rights with respect to the Projects;
(iii)the failure by any Borrower Party or Affiliated Manager to apply any insurance proceeds and condemnation awards in accordance with the terms of the Loan Documents;
LOAN AGREEMENT – Page 119
CONA – Healthcare Trust, Inc.
92119388.8

(iv)any intentional material misrepresentation by any Borrower or any other Borrower Party made in or in connection with the Loan Documents or the Loan;
(v)misappropriation by any Borrower or any Affiliated Manager (including without limitation, failure to turn over to Administrative Agent on demand following the occurrence and during the continuation of an Event of Default, funds derived from the Projects after a written request therefor from Administrative Agent, or to apply funds from the Project to customary operating expenses of the Projects;
(vi)Borrowers’ or Affiliated Manager’s collection of rents more than one month in advance or entering into, modifying or canceling Leases in violation of this Agreement or any of the other Loan Documents;
(vii)any Borrower, Guarantor or any Affiliate of any of them contesting, directly or indirectly (collectively, a “Contest”) in bad faith, any foreclosure action or sale commenced by Administrative Agent or any Lender or with any other enforcement of Administrative Agent’s or any Lender’s rights, powers or remedies under any of the Loan Documents, the Environmental Indemnity Agreement (whether by making any motion, bringing any counterclaim, claiming any defense, seeking any injunction or other restraint, commencing any action seeking to consolidate any such foreclosure or other enforcement with any other action, or otherwise) (any of the foregoing, an “Enforcement Action”);
(viii)Borrowers’ or Affiliated Manager’s failure to turn over to Administrative Agent all Security Deposits upon Administrative Agent’s demand following an Event of Default, except to the extent any such Security Deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of such Event of Default;
(ix)Borrowers’ failure to maintain insurance as required by this Agreement, in each case (1) to the extent that Borrowers failed to apply cash flow from the Projects to do so, and (2) there are not sufficient funds available to Administrative Agent in the Insurance Impound to pay for such insurance;
(x)Borrowers’ failure to pay any Taxes or assessments affecting the Projects (prior to delinquency) in each case (1) to the extent that Borrowers failed to apply cash flow from the Projects to do so, and (2) the funds deposited by or on behalf of Borrowers in the Tax Impound are not sufficient to pay such Taxes or assessments, provided that no Borrower Party has taken action to restrict Administrative Agent from applying such sums for the purpose of paying such items;
(xi)damage or destruction to the Projects caused by the intentional acts or omissions of any Borrower Party;
(xii)Borrowers’ failure to perform their obligations under the Environmental Indemnity Agreement;
(xiii)any physical waste of the Projects (excluding alterations made in good faith, casualty, condemnation and ordinary wear and tear);
LOAN AGREEMENT – Page 120
CONA – Healthcare Trust, Inc.
92119388.8

(xiv)the removal or disposal by Borrowers of any material personal property from the Projects in which Administrative Agent or the Lenders have a security interest in violation of the terms and conditions of the Loan Documents unless (A) the property removed is replaced by property of the same utility and of the same or greater value or (B) such removal takes place in the ordinary course of operation of the applicable Project and does not constitute material physical waste;
(xv)the payment of any distributions to any Borrower or any Guarantor or any of their Affiliates that are expressly prohibited by this Agreement in violation of Section 7.11;
(xvi)any fees paid by any Borrower to Guarantor or any of their Affiliates after the occurrence and during the continuation of an Event of Default under the Loan Documents;
(xvii)either or both (A) the modification or termination of a Lease without Administrative Agent’s prior written consent (to the extent such consent is required pursuant to the terms of the Loan Documents) or (B) any Borrower’s consent (to the extent Borrower has the ability or right to consent) to an assignment or surrender of a Lease without Administrative Agent’s prior written consent (to the extent such consent is required pursuant to the terms of the Loan Documents);
(xviii)any Borrower’s failure to pay amounts owed any Lender under a Secured Hedge Agreement;
(xix)any of the following without the prior written consent of Administrative Agent and the Required Lenders: (x) the modification of any Consent Required Provision of a Major Lease, (y) the termination or acceptance of a surrender of the Major Lease, or (z) if landlord’s consent is required pursuant to the terms of a Major Lease, the consent to or acceptance by any Borrower of an assignment or sublease of a Major Lease; or
(xx)the commission of a fraud by any Borrower or any other Borrower Party in connection with the Loan.
(c)Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, all of the Obligations shall be fully recourse to Borrowers and Borrowers shall be personally liable therefor in the event of:
(i)any Transfer of any Project or any part thereof or any legal or beneficial interest therein, any Transfer of an interest in any Restricted Party in breach of any of the covenants in this Agreement or the Mortgage, or any Transfer resulting from the adoption of a “plan of division” or the filing of a “certificate of division”;
(ii)any Borrower’s failure to comply with the covenants in Section 5.17 hereof and such failure results in the actual or substantive consolidation in whole or in part of such Borrower’s assets with the assets of another Person in any bankruptcy or insolvency proceeding;
(iii)any Borrower Party files a voluntary petition under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law;
LOAN AGREEMENT – Page 121
CONA – Healthcare Trust, Inc.
92119388.8

(iv)a Person, an Affiliate, officer, director, or representative which Controls any Borrower Party files, or joins in the filing of, an involuntary petition against any Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law, or solicits or causes to be solicited petitioning creditors for any involuntary petition against any Borrower from any Person;
(v)any Borrower Party files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law or solicits or causes to be solicited petitioning creditors for any involuntary petition from any Person;
(vi)a Person, any Affiliate, officer, director, or representative which Controls Borrowers consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrowers or any portion of the Collateral; or
(vii)any Borrower Party makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due.
Borrowers also shall be personally liable to Administrative Agent and the Lenders for any and all reasonable attorneys’ fees and expenses and court costs incurred by Administrative Agent and the Lenders in enforcing this Section 12.1 or otherwise incurred by Administrative Agent or any Lender in connection with any of the foregoing matters, regardless whether such matters are legal or equitable in nature or arise under tort or contract law. The limitation on the personal liability of Borrowers in this Section 12.1 shall not modify, diminish or discharge the personal liability of Guarantor under any Guaranty. Nothing herein shall be deemed to be a waiver of any right which Administrative Agent or any Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the Federal Bankruptcy Code, as such sections may be amended, or corresponding or superseding sections of the Bankruptcy Amendments and Federal Judgeship Act of 1984, to file a claim for the full amount due to Administrative Agent and the Lenders under the Loan Documents or to require that all collateral shall continue to secure the amounts due under the Loan Documents.
Section 1.2Limitation on Liability of Administrative Agent’s and Lender’s Officers, Employees, etc. Any obligation or liability whatsoever of Administrative Agent or any Lender which may arise at any time under this Agreement, any other Loan Document, or the Environmental Indemnity Agreement shall be satisfied, if at all, out of Administrative Agent’s or such Lender’s assets only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, the property of any of Administrative Agent’s or such Lender’s shareholders, directors, officers, employees or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise. None of Administrative Agent and its Related Persons shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document or the Environmental Indemnity Agreement in its capacity as Administrative Agent (or Related Person of Administrative Agent), and Borrowers (on their own behalf and on behalf of the other Borrower Parties) hereby waive and shall not assert any right, claim or cause of action based thereon, except to the extent of liabilities resulting solely from the gross negligence or willful misconduct of Administrative Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein.

LOAN AGREEMENT – Page 122
CONA – Healthcare Trust, Inc.
92119388.8

EXECUTED as of the date first written above.

[SIGNATURE PAGES FOLLOW]
LOAN AGREEMENT – Page 123
CONA – Healthcare Trust, Inc.
92119388.8

SIGNATURE PAGE OF ADMINISTRATIVE AGENT AND LENDER
TO LOAN AGREEMENT

CAPITAL ONE, NATIONAL ASSOCIATION
By: /s/ Tiffany Holznecht
Name: Tiffany Holznecht
Title: Duly Authorized Signatory

LOAN AGREEMENT – Signature Page
CONA – Healthcare Trust, Inc.
92119388.8

SIGNATURE PAGE OF BORROWERS TO LOAN AGREEMENT

ARHC AHJACOH01, LLC
ARHC OSFWAIL01, LLC
ARHC OSFGDIL01, LLC
ARHC PRPEOAZ02, LLC,
each a Delaware limited liability company

By:  /s/ Michael R. Anderson___________________________________________
Name:  Michael R. Anderson
Title:    Authorized Signatory for Each Entity Listed
             Above
LOAN AGREEMENT – Signature Page
CONA – Healthcare Trust, Inc.
92119388.8